UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

BANKUNITED, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BankUnited

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

BankUnited
3801

BANKUNITED AT-A-GLANCE

FINANCIAL HIGHLIGHTS

December 31, 2025

$35.0 BILLION TOTAL ASSETS

$29.4 BILLION TOTAL DEPOSITS

55 BANKING CENTERS

STRONG CAPITAL POSITION

14.1% Total Risk-Based Capital Ratio

12.3% Common Equity Tier-1 Capital Ratio

8.9% Tier-1 Leverage Ratio

OUR VISION

We are the leading regional Commercial and Small Business bank, with a distinctive value proposition based on strong service-oriented relationships, robust digital enabled customer experiences, and operational excellence with an entrepreneurial work environment that empowers employees to deliver their best.

Key Highlights

- $29.4 B in total deposits
- $24.3 B in total loans
- Ranked among the **World's Most Trustworthy Companies** (Banking) *Newsweek, September 2025*

#1 South Florida's fastest growing banks by deposits, *South Florida Business Journal*, April 2025

5 Star BauerFinancial Rating ★★★★★

OUR VALUES

Strength. Stability. Trust

- Solid Credit Quality supported by strong national rating
- Stable Performance through disciplined growth

2026 Proxy Statement

April 10, 2026

Dear Fellow Shareholders:

We invite you to join us at the 2026 Annual Meeting of Shareholders of BankUnited, Inc. which will be held virtually on Thursday, May 21, 2026 at 9:00 a.m., Eastern Time. You will be able to attend the Annual Meeting as well as vote and submit questions during the meeting by visiting: www.virtualshareholdermeeting.com/BKU2026.

Only holders of common stock registered on the Company’s books as owners of shares at the close of business on March 24, 2026, are entitled to vote at the Annual Meeting. You will be required to enter your control number found on your proxy card or notice to enter the meeting.

At the Annual Meeting, shareholders will vote on a number of important matters. Your vote is important. Please take the time to carefully read each of the proposals described in the attached Proxy Statement. Whether or not you plan to attend the virtual meeting, we urge you to vote and submit your proxy so that as many shares as possible may be represented at the meeting. Your proxy is revocable and will not affect your right to vote at the virtual meeting if you choose to attend.

Thank you for your continued support and investment in BankUnited, Inc.

Sincerely,

Rajinder P. Singh Chairman, President and Chief Executive Officer

BankUnited, Inc.
14817 Oak Lane
Miami Lakes, FL 33016

NOTICE OF 2026 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

Time and Date	9:00 a.m., Eastern Time, on May 21, 2026

Virtual Meeting Details
Shareholders will be able to listen, vote, and submit questions from any location that has Internet connectivity. Shareholders may participate by logging in at: www.virtualshareholdermeeting.com/BKU2026. Please see the instructions on page 94 of the Proxy Statement.

Items of Business
Proposal No. 1: To elect nine director nominees identified in the attached Proxy Statement to the Board of Directors to serve until the next annual meeting of shareholders and until that person's successor is duly elected and qualified, or until that person's earlier death, resignation or removal.

Proposal No. 2: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.

Proposal No. 3: To hold an advisory vote to approve the compensation of our named executive officers.

Proposal No. 4: To approve the BankUnited, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan.

To transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date
You are entitled to vote at the Annual Meeting and at any adjournments or postponements thereof if you were a shareholder of record at the close of business on March 24, 2026 (the "Record Date"). On the Record Date, BankUnited, Inc. had 73,720,001 shares of common stock issued and outstanding.

Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the attached Proxy Statement and submit your proxy or voting instructions as soon as possible. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting, if available. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 21, 2026. BankUnited, Inc.'s Proxy Statement and 2025 Annual Report to Shareholders are available at:
https://ir.bankunited.com.

By Order of the Board of Directors,

April 10, 2026	Jacqueline Bravo
Miami Lakes, Florida	Corporate Secretary

2026 Proxy Statement | i

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS & OTHER BUSINESS OF SHAREHOLDERS	93
QUESTIONS & ANSWERS ABOUT THE PROXY MATERIALS & THE ANNUAL MEETING	94
NON-GAAP FINANCIAL MEASURES	101
APPENDIX A - BANKUNITED, INC. AMENDED AND RESTATED 2023 OMNIBUS EQUITY INCENTIVE PLAN	102

2026 Proxy Statement | ii

GLOSSARY OF DEFINED TERMS

The following acronyms and terms may be used throughout this Proxy Statement.

ALCO	Asset Liability Committee
AML	Anti-Money Laundering
APY	Annual Percentage Yield
AI	Artificial intelligence
AIP	Annual Incentive Plan
ASC	Accounting Standards Codification
The Bank	BankUnited, National Association
BSA	Bank Secrecy Act
CAGR	Compound Annual Growth Rate
CAP	Compensation Actually Paid
CEO	Chief Executive Officer
CET1	Common Equity Tier 1 capital
CFO	Chief Financial Officer
CISO	Chief Information Security Officer
COVID-19	Coronavirus disease of 2019
CRE	Commercial real estate loans, including non-owner occupied commercial real estate and construction and land
C&I	Commercial and Industrial loans, including owner-occupied commercial real estate
ERM	Enterprise Risk Management
EPS	Earnings per common share
ERMC	Enterprise Risk Management Committee
Exchange Act	The Securities Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
FDIC	Federal Deposit Insurance Corporation
FinTech	Financial Technology
FV	Fair Value
FY	Fiscal Year
GAAP	U.S. generally accepted accounting principles
IRS	Internal Revenue Service
KRX	KBW Nasdaq Regional Banking Index
LTIP	Long-term Incentive Plan
MWL	Mortgage warehouse lending
M&A	Mergers & acquisitions
NCG Committee	Nominating and Corporate Governance Committee
NEOs	Named Executive Officers
NIDDA	Non-interest bearing demand deposits
NIM	Net interest margin
NPA	Non-performing asset

2026 Proxy Statement | iii

NYSE	New York Stock Exchange
PCAOB	Public Company Accounting Oversight Board
PEO	Principal Executive Officer
PSU	Performance Share Unit
ROAA	Return on Average Assets
ROAE	Return on Average Equity
RSA	Restricted Share Award
RSU	Restricted Share Unit
SBA	U.S. Small Business Administration
SEC	Securities and Exchange Commission
TSR	Total Shareholder Return
2023 Plan	BankUnited, Inc.'s Amended and Restated 2023 Omnibus Equity Incentive Plan
401(k) Plan	BankUnited 401(k) Plan

2026 Proxy Statement | iv

14817 Oak Lane
Miami Lakes, FL 33016

PROXY STATEMENT

The Board of Directors (the "Board of Directors" or "Board") of BankUnited, Inc. (the "Company," "we," "us" or "our") is soliciting your proxy to vote at the 2026 Annual Meeting of Shareholders to be held virtually on Thursday, May 21, 2026, at 9:00 a.m., Eastern Time, and at any adjournment or postponement of that meeting (the "Annual Meeting"). The Annual Meeting will be a virtual meeting and shareholders are invited to attend by logging into: www.virtualshareholdermeeting.com/BKU2026. This Proxy Statement and the accompanying proxy card, the Notice of Annual Meeting of Shareholders and the 2025 Annual Report to Shareholders (the "Annual Report") were first mailed on or about April 10, 2026, to shareholders of record as of March 24, 2026 (the "Record Date").

Questions and answers about the proxy materials and this year's virtual Annual Meeting can be found starting on page 94.

2026 Proxy Statement | v

BankUnited, Inc.
PROPOSALS TO BE VOTED ON BY BANKUNITED, INC. SHAREHOLDERS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors Elected Annually

Our Board of Directors currently has nine members. The size of the Board may be fixed from time to time exclusively by our Board of Directors as provided in our Certificate of Incorporation. BankUnited, Inc.'s directors are elected each year by the shareholders at the Company's annual meeting of shareholders. We do not have a staggered or classified board. Directors of BankUnited, Inc. have historically also served as directors of its wholly-owned subsidiary BankUnited, N.A. (the "Bank").

The Board has nominated all of the current nine Directors for re-election at the 2026 Annual Meeting. Each elected director's term will last until the 2027 annual meeting of shareholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal.

Each director will be elected by a majority of the votes cast, either in person or by properly authorized proxy, in the election of directors at the Annual Meeting.

Under our Amended and Restated By-Laws, at any meeting of the shareholders at which directors are to be elected and a quorum is present (other than a contested election), each director nominee receiving a majority of the votes cast at the meeting will be elected as a director. A majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Abstentions and broker non-votes will have no effect on the election of directors.

If a nominee for director who is an incumbent director is not elected and no successor has been elected at the meeting, then the director will be required under our Amended and Restated By-Laws to promptly tender his or her resignation as a director. Our Nominating and Corporate Governance (NCG) Committee would then make a recommendation to the full Board as to whether to accept or reject the resignation.

If the resignation is not accepted by the Board, then the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or until his or her earlier death, resignation or removal. If the director’s resignation is accepted by the Board, then the Board may fill the vacancy.

However, if the number of nominees exceeds the number of positions available for the election of directors (which we refer to as a contested election), then the directors will be elected by a plurality of the votes cast at any meeting of the shareholders at which directors are to be elected and a quorum is present.

Board Nominations & Director Criteria

Our Board, through the NCG Committee, identifies and recommends candidates for Board membership. In identifying and evaluating director candidates, the NCG Committee follows the selection principles set forth in our Corporate Governance Guidelines, which are publicly accessible on our website and which include requirements related to director independence and qualifications. Candidates are selected based on thorough consideration and a wide range of criteria which may include:

2026 Proxy Statement | 1

BankUnited, Inc.
•Character, integrity and commitment to high ethical standards
•Reputation and prominence in his or her business, professional activities or community
•Relevant business or industry experience and acumen including a reputation for addressing important issues that the Company may face
•Special skills or particular technical expertise that may enhance or complement the mix of existing directors such as financial literacy for potential audit committee members
•Strong demonstrated leadership qualities
•Educational background
•Community involvement and leadership
•Previous or concurrent board experience
•Time commitment and willingness to fully participate in the Board's affairs
We strive to nominate a slate of candidates who exhibit diversity of backgrounds, perspectives, viewpoints, experience, skills and knowledge. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company's Annual Meeting of Shareholders.

Information Regarding the Nominees for Election to the Board of Directors

Our directors have a wide range of skills, experience and professional qualifications. In addition to demonstrated leadership ability, our board members bring diverse experience in public and private companies, banking and financial services, the public sector and non-profit organizations. The tables below provide an overview of our board members profiles and qualifications.

Nominee	Age[1]	Gender	Independent	Director Since	Primary Professional Background	Board Committees
Rajinder P. Singh, Chairman, President and CEO	55	Male	No	2013	Banking	None
Tere Blanca	65	Female	Yes	2013	Commercial Real Estate	Compensation Committee
John N. DiGiacomo	64	Male	Yes	2018	Banking/Accounting	Audit Committee
Michael J. Dowling	76	Male	Yes	2013	Healthcare	Compensation Committee (Chair)
Douglas J. Pauls	67	Male	Yes	2014	Banking/Accounting	Risk Committee (Chair) NCG Committee
William S. Rubenstein	70	Male	Yes	2017	Legal	Risk Committee Compensation Committee
Germaine Smith Baugh, Ed.D.	53	Female	Yes	2023	Non-Profit	NCG Committee
Sanjiv Sobti, Ph.D.	64	Male	Yes	2014	Finance & Capital Markets	Audit Committee (Chair) Risk Committee
Lynne Wines	71	Female	Yes	2015	Banking	NCG Committee (Chair) Audit Committee
¹ Age as of the date of the Annual Meeting

2026 Proxy Statement | 2

BankUnited, Inc.
Key Statistics about our Director Nominees

¹ By ethnicity/nationality

The chart below summarizes the key skills, experiences and areas of expertise each of our director nominees possesses that were most relevant to the decision to nominate him or her to serve on the Board. Each nominee's biography describes these qualifications and relevant experience in more detail.

Skills and Experience	Blanca	DiGiacomo	Dowling	Pauls	Rubenstein	Singh	Smith Baugh	Sobti	Wines
Accounting/Financial Reporting	✓	✓	✓	✓	✓	✓	✓	✓	✓
Banking and Financial Services		✓		✓	✓	✓		✓	✓
C-Suite/Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Experience		✓		✓		✓		✓	✓
Non-Profit Experience	✓	✓	✓		✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓
M&A/Capital Markets/Public Finance		✓	✓	✓	✓	✓		✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓
Human Capital Management/Succession Planning	✓	✓	✓	✓		✓	✓		✓
Legal/Compliance/Regulatory Affairs		✓	✓	✓	✓	✓	✓	✓	✓
Technology/Digital Innovation/Cybersecurity	✓	✓		✓		✓		✓
Government			✓				✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓
Real Estate	✓	✓		✓		✓	✓	✓	✓

Biographical Information

Below is information on our director nominees, including their experience, qualifications, and the key skills considered by the NCG Committee in recommending them for election. The Committee believes this group reflects strong integrity, sound judgment, deep business expertise, and diverse perspectives that collectively support effective Board oversight.

2026 Proxy Statement | 3

BankUnited, Inc.

RAJINDER P. SINGH	CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER
Age: 55 Director Since: July 2013
Professional Experience:
Mr. Singh is our Chairman, President and Chief Executive Officer and one of the founding organizers of our Company. He has served in various leadership roles since May 2009 and was appointed President and Chief Executive Officer in January 2017 and Chairman of the Board of Directors in January 2019. Mr. Singh previously served as Chief Operating Officer from October 2010 to January 2017 and as Head of Mortgage Banking and Corporate Development from 2009 to 2010. Earlier in his career, Mr. Singh held senior executive leadership positions at Invesco’s WL Ross & Co., Capital One Financial Corp., North Fork Bancorporation and FleetBoston Financial Corporation.

Board Memberships and Other Leadership Roles:
Mr. Singh serves on the Board of Directors of the Federal Reserve Bank of Atlanta and the Mid Size Bank Coalition of America. He served as Chairman of the Mid Size Bank Coalition of America in 2023 and as a member of the Federal Reserve’s Federal Advisory Council from 2020 through 2022, representing the Atlanta Region.

Board Qualifications:
•Extensive banking and leadership experience

• Regulatory, risk management and corporate governance expertise

• Strategic planning experience

Education:
•B.S., Chemical Engineering, Indian Institute of Technology

• M.B.A., Carnegie Mellon University

TERE BLANCA
Age: 65 Director Since: September 2013 Committees: Compensation Committee
Professional Experience:
Ms. Blanca is the Founder, Chairman, and Chief Executive Officer of Blanca Commercial Real Estate, Inc., a commercial real estate services firm formed in 2009 and operating in Florida. Prior to founding Blanca Commercial Real Estate in 2009, Ms. Blanca served as Senior Managing Director for Cushman & Wakefield of Florida, Inc. and as Senior Vice President at Codina Realty Services, Inc. and ONCOR International.

Board Memberships and Other Leadership Roles:
Ms. Blanca serves on the Board of Governors of the Greater Miami Chamber of Commerce and previously served on the boards of The Miami Foundation and Miami Dade College Foundation, as well as as past Chair of City Year Miami and Miami‑Dade County’s official economic development agency, The Beacon Council. She also serves as Chair of the Advisory Board of the Urban Land Institute Southeast Florida and Caribbean District Council.

Board Qualifications:
•Executive leadership experience

•Commercial real estate market expertise and business community relationships

Education:
•B.B.A., International Marketing and Finance; M.B.A., University of Miami

Honors:
•“Top 100 Power Leaders,” “Ultimate CEO,” and “Most Influential Business Women” by the South Florida Business Journal

• “Power Leader of the Year” and “Office Broker of the Year” by the Greater Miami Chamber of Commerce

2026 Proxy Statement | 4

BankUnited, Inc.

JOHN N. DIGIACOMO
Age: 64 Director Since: August 2018 Committees: Audit Committee
Professional Experience:
Mr. DiGiacomo joined our Board in August 2018. From 1994 to 2007, he served as Chief Financial Officer of North Fork Bank until the company’s merger with Capital One Financial Corporation. From 1990 to 1994, he served as Senior Vice President and Corporate Controller of North Fork Bank, and from 1988 to 1990 as Vice President of Financial Planning of North Fork Bancorporation, Inc. Mr. DiGiacomo previously served as Vice President and Director of Finance of Long Island Mortgage from 1986 to 1988 and began his career at KPMG LLP.

Board Qualifications:
•Banking and executive leadership experience

•Deep understanding of accounting, financial reporting, regulations, compliance, and corporate governance

Education:
•B.A., Accounting, St. John’s University

MICHAEL J. DOWLING
Age: 76 Director Since: May 2013 Committees: Compensation Committee (Chair)
Professional Experience:
Mr. Dowling is currently serving as Chief Executive Officer Emeritus of Northwell Health, New York State’s largest health care provider and private employer. He joined Northwell Health in 1995 and served as President and Chief Executive Officer from 2002 through October 2025, having previously served as Executive Vice President and Chief Operating Officer. Prior to joining Northwell Health, Mr. Dowling was a Senior Vice President at Empire Blue Cross/Blue Shield and served in New York State government for 12 years, including as Deputy Secretary to former Governor Mario M. Cuomo and Commissioner of the New York State Department of Social Services.

Board Memberships and Other Leadership Roles:
Mr. Dowling is a member of the Institute of Medicine of the National Academies of Science and has served on the boards of national and regional healthcare organizations, including the National Center for Healthcare Leadership, the Greater New York Hospital Association and the Healthcare Association of New York State.

Board Qualifications:
•Executive leadership experience

•Health care industry and public policy experience

Education:
•B.A., Philosophy and Economics, University College Cork

•M.S.W., Fordham University

•Honorary doctorate degrees from Queen’s University Belfast, University College Dublin, Fordham University and Hofstra University

2026 Proxy Statement | 5

BankUnited, Inc.

DOUGLAS J. PAULS	LEAD INDEPENDENT DIRECTOR
Age: 67 Director Since: May 2014 Committees: Risk Committee (Chair) Nominating and Corporate Governance Committee
Professional Experience:
Mr. Pauls served as the Company’s Chief Financial Officer from 2009 to February 2013 and as Senior Advisor until December 2013. From 2008 to 2009, he served as Executive Vice President of Finance for TD Bank, N.A. following its acquisition of Commerce Bancorp. Prior to that, he held senior finance leadership roles at Commerce Bancorp, including Chief Financial Officer from 2002 until its acquisition by TD Bank. Earlier in his career, Mr. Pauls was a senior manager in the audit department of Ernst & Young.

Board Memberships and Other Leadership Roles:
Mr. Pauls has served on the Board of Directors of Essent Group Ltd. (NYSE: ESNT) since 2013, where he currently serves as Chairman of the Audit Committee, a member of the Compensation Committee and Nominating, Governance and Corporate Responsibility Committee. He has also served on the Board of Directors of Global Atlantic Financial Group LLC, including on several board committees. Mr. Pauls also serves on the Board of Trustees of Dickinson College.

Board Qualifications:
•Extensive banking experience, including his previous service as our CFO

• Deep understanding of financial statements, the financial and banking regulatory framework, and corporate governance

Education:
•B.A., Economics, Dickinson College

WILLIAM S. RUBENSTEIN
Age: 70 Director Since: August 2017 Committees: Risk Committee Compensation Committee
Professional Experience:
Mr. Rubenstein is a retired partner of the New York law firm of Skadden, Arps, Slate, Meagher & Flom LLP, where he served from September 1981 through December 2014 and became a partner in April 1989. Preceding his retirement, Mr. Rubenstein served as co‑head of the firm’s Financial Institutions Group. For more than ten years prior to his retirement from Skadden, he also served as a trustee of the firm’s pension plan and as a member of the firm’s retirement committee, overseeing the investment of the firm’s pension and retirement plan assets. From 2003 to 2013, Mr. Rubenstein served as a trustee of the Stella and Charles Guttman Foundation, a New York not‑for‑profit organization dedicated to improving educational opportunities and the delivery of health and social services for people in low‑income communities.

Board Qualifications:
•Extensive experience as legal counsel representing financial institutions and their Boards of Directors

• Deep understanding of financial reporting, banking regulatory and corporate governance matters

Education:
• B.A., Fairleigh Dickinson University

• J.D., Benjamin N. Cardozo School of Law

2026 Proxy Statement | 6

BankUnited, Inc.

GERMAINE SMITH BAUGH, Ed. D.
Age: 53 Director Since: May 2023 Committees: Nominating and Corporate Governance Committee
Professional Experience:
Dr. Smith Baugh is the President and Chief Executive Officer of the Urban League of Broward County, a nationally affiliated not-for-profit organization, and has served in this role since 2002. In this capacity, she is responsible for the organization’s strategic direction, operations and financial administration, and oversees programs focused on economic development, workforce readiness and access to capital. Under her leadership, the Urban League has expanded its programming to include an Entrepreneurship Center and a Small Business Loan Fund, which is designated as a Certified Development Financial Institution (CDFI) by the U.S. Department of the Treasury and provides lending support to minority owned businesses across South Florida.

Board Memberships and Other Leadership Roles:
Dr. Smith Baugh has served on the boards and advisory councils of nonprofit and community based organizations focused on economic development, workforce readiness and access to capital, including organizations operating at the regional, state and national levels.

Board Qualifications:
•Executive leadership and corporate governance experience

•Active involvement within the business, political, and charitable communities

Education:
•B.A., Business Communication; M.S.W., Florida State University

• Ed. D., Organizational Leadership, Nova Southeastern University

• Graduate of Leadership Florida Class XXXIV

SANJIV SOBTI, Ph.D.
Age: 64 Director Since: May 2014 Committees: Audit Committee (Chair) Risk Committee
Professional Experience:
Dr. Sobti has extensive experience in senior leadership roles at preeminent Wall Street firms and in the financial services industry. In 2007, he formed an independent consulting group and currently serves as a Venture Partner for Altai Ventures Fund II, a FinTech venture capital fund, and as a Venture Partner for Key1Capital, a Tel Aviv based generalist venture capital fund. From 2008 to 2021, Dr. Sobti served as a senior advisor to Credit Suisse. From 2001 through 2008, he was a Senior Managing Director of Bear, Stearns & Co. Inc., where he was appointed to the President’s Advisory Council and Fairness Opinion Committee, and from 1999 to 2001 served as a Managing Director at J.P. Morgan & Co.

Board Memberships and Other Leadership Roles:
Dr. Sobti is co-chair of the International Advisory Board of the University of Pennsylvania’s Center for the Advanced Study of India. He previously served as Chairman of the Board of Directors of FIRE Capital Fund Management from 2006 to 2011.

Board Qualifications:
•Extensive experience in the financial and capital markets industry

• Expertise in valuation analyses and capital markets transactions

• Experience evaluating financial services businesses and complex financial instruments

Education:
•B.A., St. Stephen’s College, University of Delhi

•M.B.A.; Ph.D., The Wharton School, University of Pennsylvania

2026 Proxy Statement | 7

BankUnited, Inc.

LYNNE WINES
Age: 71 Director Since: August 2015 Committees: Nominating and Corporate Governance Committee (Chair) Audit Committee
Professional Experience:
Ms. Wines served as President and Chief Executive Officer of First Southern Bank of Florida from July 2011 to May 2014, when the bank was acquired by CenterState. From January 2008 to June 2010, she served as President and Chief Operating Officer of CNL Bank, a statewide commercial bank. Ms. Wines previously served as President and Chief Executive Officer of Commercial Banking South Florida for Colonial Bank, N.A. from 2005 to 2007, and as President and Chief Executive Officer of Union Bank of Florida from 1999 until its acquisition by Colonial Bank, N.A. From 1986 to 1999, Ms. Wines held senior finance and operating leadership roles at Union Bank of Florida, including Controller, Chief Financial Officer and Chief Operating Officer.

Board Memberships and Other Leadership Roles:
Ms. Wines has served on the Board of Directors of the Florida Bankers Association, including a four‑year term. Her professional affiliations include Leadership Florida, the International Women’s Forum and Women’s Corporate Directors, and she previously served as a member of Broward Workshop.

Ms. Wines has held senior civic and not-for-profit leadership roles, including serving as Commissioner of the Housing Authority of the City of Fort Lauderdale, Chairperson of United Way of Broward County, Chair of 211 Broward, Board Member of the Broward County Continuum of Care, and Senior Director of the Broward Business Council on Homelessness from 2018 to 2020.

Board Qualifications:
•Extensive experience in banking and not-for-profit organizations

•Deep understanding of financial statements, the financial/banking regulatory framework and corporate governance

Education:
•B.S., Nova Southeastern University

•M.P.A., Public Administration Service Leadership, New York University

•Honorary Doctorate, Nova Southeastern University

•Harvard University Advanced Leadership Fellow

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE FOREGOING NINE NOMINEES TO THE BOARD OF DIRECTORS.

2026 Proxy Statement | 8

BankUnited, Inc.

BOARD OF DIRECTORS & CORPORATE GOVERNANCE

Highlights
•Only independent directors serve on the Audit, Risk, Compensation, and Nominating and Corporate Governance committees of the Board
•Directors and named executive officers (“NEOs”) are required to hold Company stock
•Board and Board committee performance evaluations are completed annually
•We consider diversity of skills, backgrounds, and perspectives, including diversity with respect to gender, ethnicity and areas of expertise, in Board composition
•Our directors bring diverse skills and experience aligned with the Company's strategy, supporting effective Board oversight
•The Board and its committees have access to independent experts and advisors
•The Compensation Committee utilizes the services of an independent compensation consultant
•Ongoing risk oversight is performed by the Risk Committee

Our Board of Directors

The Board of Directors provides oversight and strategic direction for the Company and monitors the performance of executive management, while day-to-day operations are managed by the executive team. The Board’s mission is to maximize long-term shareholder value by setting key policies and risk appetite, evaluating senior leadership, and overseeing strategy execution and risk management.

Director Independence

The NYSE listing standards require a majority of the Board directors to be independent. The Board must affirmatively determine the independence of a director, which requires that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The NYSE listing standards specify the criteria for determining whether directors are independent and contain guidelines for directors and their immediate family members with respect to employment or affiliation with the Company or its independent registered public accounting firm. The Board has adopted the Directors Independence Standards, which are incorporated into the Corporate Governance Guidelines, and which are aligned with NYSE listing standards.

Our Board is committed to ensuring the independence of directors and undertakes an annual review of director independence. This determination generally occurs at the time the Board approves director nominations for inclusion in the Company's proxy statement, or when a director joins the Board between annual meetings. Guided by the NYSE listing standards and the Company's Directors Independence Standards, the NCG Committee evaluates several criteria in determining whether a director is independent.

In April 2026, the Board affirmatively determined that all of the current directors and the director nominees, except for Mr. Singh, are independent of the Company and its management pursuant to the Company's Director Independence Standards and the NYSE listing standards. Mr. Singh is our Chairman, President and CEO and is not considered 'independent' under the independence standards. The following directors and director nominees are

2026 Proxy Statement | 9

BankUnited, Inc.
considered 'independent': Tere Blanca, John N. DiGiacomo, Michael J. Dowling, Douglas J. Pauls, William S. Rubenstein, Germaine Smith Baugh, Sanjiv Sobti and Lynne Wines. In making the determination that Mr. Rubenstein is independent of the Company and its management, the Board considered that Mr. Rubenstein is a retired partner of the law firm Skadden, Arps, Slate, Meagher and Flom, LLP. Skadden may, in the ordinary course of business, provide certain legal services to us and our affiliates, for which it has received, or may receive customary compensation, fees and expense reimbursement. In determining Dr. Smith Baugh's independence from the Company and its management, the Board considered that Dr. Smith Baugh is the President and CEO of the Urban League of Broward County, a 501(c)(3) nonprofit organization in the State of Florida. BankUnited, N.A. has, in the ordinary course of business, made certain contributions to the Urban League of Broward County and its affiliated community development funds, none of which require reporting under the NYSE listing standards or were deemed material by the Board.

Board Leadership Structure

The Board of Directors has oversight over the Company's business and affairs to ensure that these are managed to meet our stated goals and objectives and that the long-term interests of our shareholders are served. The Board regularly reviews and assesses the effectiveness of the Company's leadership structure in the context of the Company's specific circumstances, culture, strategic objectives and challenges.

The Board does not have a fixed policy regarding the separation of the offices of Chairman and CEO because it believes that it should maintain flexibility to select the Chairman and determine the Board leadership structure, from time to time, based on criteria that it deems to be in the best interests of the Company and its shareholders.

Our current board leadership structure provides for a combined role of the Chairman of the Board and CEO, along with a Lead Independent Director and the independence of all other directors. The independent directors believe that Mr. Singh's knowledge and background with the Company, his deep industry experience and his demonstrated leadership capability benefits our shareholders and employees and that a combined role of Chairman and CEO will best allow us to execute our strategic initiatives and business plan at this time.

Lead Independent Director

The Board of Directors has appointed Mr. Pauls to serve as our Lead Independent Director. Mr. Pauls brings extensive banking and risk management experience to our Board, is an independent voice on important issues facing the Company and ensures that those issues are fully considered by the Board.

In his role as Lead Independent Director, Mr. Pauls' duties include, but are not limited to:
•Presiding over regularly scheduled executive sessions with the independent directors
•Serving as a liaison between the Board and senior management
•Assisting the Board of Directors, the NCG Committee and executive management to ensure compliance with the Corporate Governance Guidelines
•Assisting the NCG Committee and the CEO in the identification and evaluation of director candidates
•Communicating, as appropriate, with our primary bank regulators

2026 Proxy Statement | 10

BankUnited, Inc.
•Participating with management in shareholder engagement meetings and sharing feedback with the full Board (see "Shareholder Engagement & Value Creation" for information on our shareholder engagement program)
Our Corporate Governance Guidelines provide for additional independent oversight of our operations, risks, business strategy and compensation practices. Consistent with our Corporate Governance Guidelines, the Board currently consists of independent directors, except for Mr. Singh. The Audit Committee, Risk Committee, Compensation Committee and NCG Committee are each composed solely of independent directors. Independent directors, therefore, oversee essential, risk-sensitive matters such as the quality and integrity of our financial statements; the compensation of our NEOs, including the CEO; the nomination of directors; and the evaluation of the Board, its committees, and its members.

Our Corporate Governance Guidelines also require that the non-employee directors meet regularly in executive session without the presence of management, which provides an opportunity for the independent directors to freely express their views on important issues.

The Board believes it has effectively balanced the need for strategic leadership by the Company's Chairman and CEO with the oversight and objectivity of the independent directors and has created an effective and appropriate leadership structure that is conducive to the risk oversight process. The Board recognizes that, depending on the circumstances, other leadership structures might be appropriate and in the best interests of the Company. Accordingly, the Board has the discretion to modify the Company's leadership structure if it believes doing so would be in the best interests of the Company.

Board & Board Committee Performance Evaluations

The Board of Directors and each Board committee perform an annual evaluation to assess performance, identify areas for improvement and provide feedback to enhance Board effectiveness.

Board Annual Self-Evaluation

The Board conducts an annual self-evaluation, which is in the format of an open-ended questionnaire. The NCG Committee provides guidelines and direction in updating the questionnaire to align with industry and peer practices, and to ensure that it has appropriate scope and provides for feedback from the directors. The responses of the self-evaluations are discussed with the full Board. Specific results or feedback may be shared with management as appropriate to assist with addressing identified areas for enhancement. Director feedback from the annual self-evaluations has contributed to enhancements of materials provided to the Board and contributed to the format and content of Board training and education.

Committee Annual Self-Evaluations

Each committee of the Board has established a self-evaluation process similar to that described above. Responses by the committee members in the self-evaluation questionnaires are provided to the respective committee Chairs, and discussed with committee members, as well as with the full Board. In addition to the annual written self-evaluations, the directors are encouraged to provide feedback to the committee Chairs at any time during the year.

2026 Proxy Statement | 11

BankUnited, Inc.

Director Continuing Education

Our Board of Directors strongly believes that director education is essential to the ability of our directors to fulfill their oversight roles. The NCG Committee provides directors with information regarding available external director development and training programs and encourages director participation in such programs. The Board encourages directors to participate in continuing director education programs on their own in addition to education sessions provided at meetings or special educational sessions of the Board or its committees by both internal and external subject matter experts. Topics on which our Board receives regular education include regulatory compliance, BSA/AML, cybersecurity, third-party risk, and emerging topics such as artificial intelligence.

Board of Directors Meetings & Attendance

In 2025, the Board of Directors held seven meetings and also acted by written consent seven times. Each director attended 75% or more of the meetings of the Board of Directors and of Board committees on which they served during 2025. Directors are expected to attend all meetings of shareholders. All directors attended the 2025 annual meeting.

Executive Sessions

The rules of the NYSE require the non-employee directors of the Company to regularly meet in executive session without management. In 2025, non-employee directors of the Company met in executive session four times. The Company's Corporate Governance Guidelines state that an independent non-employee director shall be chosen to preside at each executive session. Mr. Pauls, the Lead Independent Director, currently serves as the Presiding Director. For information regarding how to communicate with non-employee directors as a group and one or more individual members of the Board, refer to the "Communications with the Board of Directors" section.

2026 Proxy Statement | 12

BankUnited, Inc.

Committees of the Board of Directors

The Board has established four committees to facilitate its oversight responsibilities; an Audit Committee, a Risk Committee, a Compensation Committee and a Nominating and Corporate Governance (NCG) Committee. The Board committees regularly report to the Board on their activities. Each committee operates under a written charter, which is publicly are available on our website at https://ir.bankunited.com.

Audit Committee	12 meetings held in 2025
The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee meets at least four times annually, with one regular in-person meeting each quarter. The Audit Committee may meet privately in executive session at such times as the Committee may determine with management, the Chief Audit Executive, the independent auditors and the regulatory examiners as appropriate.

Committee Members	Primary Functions
•Sanjiv Sobti, Ph.D. (Chair) •John N. DiGiacomo •Lynne Wines
•Oversees the integrity of the Company's financial statements and the financial reporting process, including internal control over financial reporting and disclosure, compliance programs and material tax matters.

•Oversees the appointment, qualifications, performance, compensation and independence of the Independent Registered Public Accounting Firm.

•Reviews the performance of the Company's internal audit function, including: reviewing the audit plans and findings of the Independent Registered Public Accounting Firm and the internal audit team.

Independence/Qualifications
•The Board has determined that each member of the Audit Committee is independent and financially literate in accordance with NYSE listing standards and qualifies as an "audit committee financial expert" as per SEC requirements.

•All of the Audit Committee members meet the independence requirements of the Company's Directors Independence Standards, the NYSE listing standard, including the requirements specific to members of audit committees, and SEC independence requirements for audit committees.

Risk Committee	4 meetings held in 2025
The Risk Committee meets at least four times annually, with one regular in-person meeting each quarter. The Risk Committee also meets privately in executive session at such times as the Committee may determine, and periodically meets with the Chief Risk Officer, the Credit Review executive or other members of management.
Committee Members	Primary Functions
•Douglas J. Pauls (Chair) •William S. Rubenstein •Sanjiv Sobti, Ph.D.
•Oversees the Company's administration of the ERM framework, including the design and adoption of key policies and programs; the establishment of processes, practices and controls aimed at the identification, measurement, managing and reporting of risk; and related activities in furtherance of these objectives.

•Approves the ERM Framework, the Company's Risk Appetite Statement (which sets forth the Risk Dimensions, as per below), and significant corporate policies that address risk.

•Oversees the risk assessment, monitoring, and management of the Company's Risk Dimensions: Financial Risks (Credit Risk; Liquidity Risk; Market Risk) and Non-Financial Risks (Operational Risk; Strategic Risk; BSA/AML Risk; Compliance Risk).

Independence/Qualifications
•The Board has determined that all of the Risk Committee members meet (i) the independence requirements of the NYSE listing standards and the Company’s Directors Independence Standards and (ii) the risk expertise requirements for directors of a risk committee by the Board of Governors of the Federal Reserve System.

2026 Proxy Statement | 13

BankUnited, Inc.

Compensation Committee	7 meetings held in 2025
The Compensation Committee meets at least four times annually, with one regular in-person meeting each quarter.
Committee Members	Function
•Michael J. Dowling (Chair) •Tere Blanca •William S. Rubenstein
•Provides oversight of the Company's compensation programs and employee benefit plans, including the BankUnited, Inc. Equity Incentive Plans, to ensure that the Company's compensation and benefit plans are properly aligned with the Company's strategic and financial objectives and do not incentivize inappropriate risk taking.

•Determines and approves compensation, performance criteria and goals and objectives relevant to the incentive awards of the CEO and other named executive officers; further evaluates the performance of these officers.

•Periodically reviews and makes recommendations to the Board as to the form and amount of compensation for directors (including retainers, committee and committee chair fees, equity-based awards and other items, as appropriate).

•Reviews and approves on an annual basis, or more frequently, if necessary, the Company’s compensation and incentive-related policies (including the Compensation Recovery Policy).

Independence/Qualifications
•The Board has determined that all of the Compensation Committee members meet the Company’s Directors Independence Standards and the listing standards of the NYSE, including the requirements specific to members of compensation committees.

Nominating and Corporate Governance (NCG ) Committee 4 meetings held in 2025
The Nominating and Corporate Governance Committee meets at least four times annually, with one regular in-person meeting each quarter.
Committee Members	Functions
•Lynne Wines (Chair) •Douglas J. Pauls •Germaine Smith Baugh, Ed.D.
•Makes recommendations to the Board regarding candidates for directorships and the size and composition of the Board and its committees.

•Reviews the director candidates’ qualifications, including business experience, education, and other factors as it deems appropriate.

•Considers and makes recommendations to the Board with respect to any resignation tendered by a director and candidates to fill such vacancy.

•Oversees CEO succession planning and working with the CEO, oversees the Company's succession plans for other key executives.

•Reviews and assesses the Company's Corporate Governance Guidelines, policies and programs related to corporate governance.

Independence/Qualifications
•The Board has determined that all of the NCG Committee members meet the Company’s Independence Director Standards and the listing standards of the NYSE.

Compensation Committee Interlocks & Insider Participation

In 2025, our Compensation Committee consisted of Mr. Dowling (Chair), Ms. Blanca and Mr. Rubenstein. None of the Committee members have been officers or employees of the Company at any time in the last fiscal year nor have had relationships with our Company that require disclosure under Item 404 of Regulation S-K.

2026 Proxy Statement | 14

BankUnited, Inc.
None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

CEO & Senior Management Succession Planning

The NCG Committee has primary responsibility for succession planning with respect to the Company's CEO, as well as oversight of succession planning for the Company's other NEOs and key executive management positions. The NCG Committee reviews succession plans for the CEO regularly, but no less frequently than annually, considering both emergency interim scenarios and longer‑term succession planning.

The NCG Committee works with the CEO to review succession planning and leadership development for other NEOs and engages in periodic discussions regarding succession planning. As part of longer-term leadership planning, the NCG Committee reviews and discusses the CEO's assessment on executive officer performance and leadership development and, as appropriate, increases the focus and depth of these discussions. The Lead Independent Director is a member of the NCG committee, and other board members are invited to these meetings and frequently attend. Following each regular quarterly meeting, the Chair of the NCG Committee reports to the full Board and, as relevant, leads discussions with the full Board regarding succession planning. Through this process, members of the Compensation Committee remain informed about succession planning, and, if a transition of an NEO is imminent, the Compensation Committee will be involved, as appropriate, in determining and ultimately approving the compensation of the successor.

The Company promotes Board familiarity with the Company's next generation of executive leadership. Business line and departmental leaders are routinely invited to make presentations to the full Board and to the Audit and Risk Committees related to their areas of oversight. Through these interactions, the Board gains regular exposure to the Company’s next generation of executive leadership.

Risk Management & Oversight

Our Board of Directors oversees our "three lines of defense" risk management framework, including the Company-wide approach to risk management, carried out by management. Our Board determines the appropriate levels of risk for the Company generally, assesses the specific risks faced by us and reviews the steps taken by management to manage those risks. While the full Board maintains the ultimate oversight responsibility for risk management, the Board committees oversee risk in specific areas.

Risk Governance Key Documents

The Company's Risk Appetite Statement sets forth guidelines for the aggregate levels of acceptable risk across multiple dimensions and forms the basis of the Company's enterprise risk management framework. It further defines the boundaries for the type and amount of risk that may be undertaken by the Company in pursuing business objectives and initiatives. The Company's Enterprise Risk Management (ERM) Framework establishes enterprise-wide governance and risk management requirements for monitoring the following categories of risk: credit risk, market risk, liquidity risk, strategic risk, operational risk, compliance risk, and BSA/AML risk. The Risk Appetite Statement and the ERM Framework are reviewed and approved by the Risk Committee of the Board and presented to the entire Board for annual ratification.

2026 Proxy Statement | 15

BankUnited, Inc.
Board Committees and Risk Oversight

The Risk Committee plays a key role in the Board of Directors' exercise of its risk oversight function. The Risk Committee assists the Board in overseeing the ERM Framework, including the Risk Appetite Statement, risk tolerances and limits, and risk management infrastructure. The Risk Committee oversees the risk assessment process to assist the Board and management in identifying emerging risks that could potentially impact the Company's strategic objectives and business plan. The Risk Committee reviews regular reporting related to risk management and governance.

The Audit Committee supports the Board's risk management oversight responsibilities through its oversight of the Company's financial reporting risks and the guidelines, policies and processes for managing such risks, including internal controls over financial reporting. The Audit Committee conducts its risk oversight in a variety of ways, including reviewing management's assessment of the Company's internal control over financial reporting, and reviewing and approving the Company's significant accounting policies. Additionally, the Company's independent registered public accounting firm regularly discusses risks and related mitigation measures that may come to their attention during its regular reviews and audits of the Company's financial statements with the Audit Committee. To ensure candid and complete reporting, the Audit Committee regularly meets in separate executive sessions with the Company's Chief Audit Executive and the Company's independent registered public accounting firm.

The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and practices, as well as the incentives created by the compensation awards it administers. The Compensation Committee reviews our incentive plans to ensure that they appropriately balance risk and reward and do not encourage inappropriate risk taking.

The NCG Committee assists the Board in establishing and maintaining effective corporate governance policies and practices. The NCG Committee also assists with matters related to Board composition, leadership, independence, and structure and with respect to management succession planning. The NCG Committee oversees Director orientation and continuing education, which may cover current and emerging risks.

Risk Management Execution

The Board plays a pivotal role in providing guidance and governance related to the execution of the processes and controls. The Board has designated the Risk Committee with oversight responsibilities over the Company’s execution of the ERM Framework and the overall governance structure that supports it. At the Bank level, the Enterprise Risk Management Committee (“ERMC”), composed of executive and senior members of management, provides general oversight, guidance and monitoring related to design, administration and implementation of the policies, processes and controls intended to carry out the purposes of the framework and ensure compliance with applicable laws and regulations.

The Board has delegated certain risk management functions to specific management committees at the Bank level. In addition to the ERMC, which is the main governing committee, the Bank management committees include: Credit Risk Management Committee; Asset-Liability Committee; Operational Risk Management Committee; Financial Crimes Compliance Committee; Ethics Committee; Compliance Committee; and Corporate Disclosure Committee. The primary role of these committees is to oversee the operational implementation of our business strategies and objectives and ensure alignment with the Board's stated risk appetite.

2026 Proxy Statement | 16

BankUnited, Inc.

Shareholder Engagement & Value Creation

We engage with our shareholders on a year‑round basis and value the feedback and perspectives we receive, which help inform the Company’s strategic priorities. The Board of Directors recognizes the importance of maintaining constructive, transparent relationships with our investors and encourages open dialogue with shareholders, potential investors, proxy advisory firms and investment analysts.

Management actively participates in the investor community through quarterly earnings releases and calls, investor presentations, press releases regarding interim developments, and participation in investor conferences and non‑deal roadshows. Our CEO and CFO regularly engage with existing and prospective shareholders through in‑person and virtual meetings throughout the year.

2025 Engagement Highlights

•Participation by the Company’s CEO and CFO in seven investor engagement events, including four investor conferences and one non‑deal roadshow, as well as in‑person meetings with two of the Company’s largest shareholders

•Targeted shareholder outreach conducted by management, including the CFO and the Company’s Lead Independent Director, with 15 of the Company’s top shareholders, representing approximately 62% of the Company’s outstanding shares, resulting in five virtual meetings

•Investor interactions representing approximately 37% of the Company’s outstanding shares, reflecting broad‑based investor engagement through conferences and non‑deal roadshows, as well as targeted shareholder outreach conducted in advance of the annual meeting and proxy season

Targeted Shareholder Outreach, Feedback, and Company Response

In addition to ongoing engagement, we conduct targeted shareholder outreach, particularly in advance of the annual meeting and proxy season. Members of management, including the CFO, meet with shareholders virtually to discuss matters relevant to the upcoming proxy, including corporate governance, executive compensation, and related topics.

In 2025, we conducted outreach to 15 of our top shareholders, representing approximately 62% of our outstanding shares, resulting in five virtual meetings. The Company's CFO and Lead Independent Director, who also serves on the NCG committee and as Chair of the Risk committee, participated in these meetings, reflecting the Board’s commitment to direct shareholder engagement.

During these outreach discussions, shareholders provided feedback on executive compensation design and pay‑for‑performance alignment, updates to the 2023 Omnibus Equity Incentive Plan, and the Company’s corporate governance practices and Board oversight. Shareholders expressed support for the Company’s executive compensation program and did not recommend any significant changes. Shareholders also emphasized the importance of continued transparency in executive compensation disclosures, particularly with respect to performance metric selection and rationale underlying compensation decision‑making.

In addition, shareholders provided feedback regarding the Company's AI governance, recommending enhanced disclosure around the Board’s oversight of AI, related risk management practices and governance frameworks.

2026 Proxy Statement | 17

BankUnited, Inc.
Shareholders also expressed positive views regarding the Company’s Board leadership, composition and governance approach.

In response to this feedback, the Company has continued to enhance disclosures in this Proxy Statement regarding the performance metrics used in executive compensation and the rationale for selecting those metrics, and has added disclosure regarding the Board’s oversight of emerging risks, including artificial intelligence.

Delivering Shareholder Value

Creating long‑term shareholder value remains a core focus of the Company’s strategy. The Board and management are committed to disciplined capital deployment, including returning capital to shareholders through dividends and share repurchases, while maintaining strong capital and liquidity positions.

In July 2025, the Board authorized a $100 million share repurchase program, followed by the authorization of an additional $200 million share repurchase program in January 2026. Repurchases under these programs have been executed in a disciplined manner, consistent with market conditions, the Company's capital position and amount of retained earnings, regulatory requirements and other considerations.

The Company has also demonstrated a consistent commitment to returning capital to shareholders through dividends, with annual dividend growth since 2022. Most recently, the Board approved an increase in the quarterly dividend to $0.33 per share, with the first quarterly dividend at this level payable in April 2026.

The table below illustrates the value created for shareholders through dividends and share repurchases since the Company’s inception, reflecting more than $2.6 billion returned to shareholders over time.

2026 Proxy Statement | 18

BankUnited, Inc.

¹ Cumulative capital returns (Common equity + Dividends + Share repurchases | $ in millions

Communications with the Board of Directors

Any interested parties desiring to communicate with the Board of Directors or any of the independent directors regarding the Company may directly contact such directors by delivering such correspondence to such directors (or the entire Board) in care of the Company's Corporate Secretary at BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

The Audit Committee of the Board has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control over financial reporting and auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by writing in care of the Chairman, Audit Committee, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

Corporate Governance Guidelines, Code of Conduct & Code of Ethics

Our Board has adopted the Corporate Governance Guidelines, which set forth a flexible framework within which our Board, assisted by Board committees, directs the affairs of the Company. The Corporate Governance Guidelines address, among other things, the composition and functions of the Board, director independence, compensation of directors, management succession and review, Board committees and selection of new directors. The Board has also adopted a Code of Conduct, which is applicable to all directors, officers, employees, agents (including consultants and contractors) and temporary personnel of the Company, and a Code of Ethics for Principal Executive and Senior Financial Officers, which contains provisions specifically applicable to our principal executive officer, principal financial officer, principal accounting officer and controller (or persons performing similar functions).

At the Bank management level, we have established an Ethics Committee to oversee and assist in maintaining a culture of ethical responsibility. The Ethics Committee reports periodically to the Audit Committee of the Board.

2026 Proxy Statement | 19

BankUnited, Inc.
We have a 24-hour ethics hotline which can be used to report suspected violations of the Code of Conduct, accounting, audit or internal accounting control matters. The Company encourages any employee to report such conduct openly, if desired, or anonymously, without fear of retaliation.

The Corporate Governance Guidelines, the Code of Conduct and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our website at https://ir.bankunited.com.

Insider Trading Policy

The Board has adopted an Insider Trading Policy that governs the purchase, sale and other dispositions of our securities by our directors, officers, associates, and employees, affiliates, advisors and consultants, including certain family members and related parties. Our Insider Trading Policy, among other things:
•prohibits trading in our securities by persons covered by the policy when in possession of material non-public information regarding the Company, or other companies with which we do business, as applicable;
•establishes “black-out periods” during which certain individuals are prohibited from transacting in our securities, as well as pre-clearance procedures for certain individuals, including NEOs and directors, before engaging in certain transactions;
•prohibits persons covered by the policy from engaging in certain transactions designed to offset decreases in the market value of our securities;
•prohibits the Company itself from engaging in transactions in the Company’s securities while in possession of material nonpublic information, except as permitted by law.
We believe our Insider Trading Policy, and applicable processes, are reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards.

Governance, Risk & Human Capital Oversight

The Board of Directors has delegated to the Risk Committee oversight of certain climate-related risks. The NCG Committee and the Compensation Committee may also be involved with oversight of certain human capital matters.

Environmental Sustainability

Governance and Risk Oversight

We recognize that climate‑related risks may present financial and operational considerations for the Company over time. Oversight of climate‑related risks is embedded within the Company’s enterprise risk management framework. The Risk Committee of the Board oversees the execution of the Company’s enterprise risk governance framework and considers existing and emerging risks, including climate‑related risks, as part of its regular oversight activities. Management continues to monitor developments related to climate risk and evaluates how such risks may be incorporated into governance, strategy, and risk management processes, as appropriate.

2026 Proxy Statement | 20

BankUnited, Inc.
Climate‑Related Risks

Climate change has the potential to affect the Company’s business through both physical risks, such as the increased frequency or severity of weather events, and transition risks arising from changes in regulation, technology, market conditions, or customer preferences. The Company currently relies primarily on qualitative assessments to understand potential climate‑related impacts and inform decision‑making and will continue to refine these assessments as industry practices and methodologies evolve.

Sustainable Finance Activities

We maintain a sustainability finance practice within our Corporate Banking division. As of December 31, 2025, the Company’s loan portfolio included approximately $823 million of loans in categories such as renewable energy, energy efficiency, clean transportation, sustainable water, environmental remediation, emissions reduction, climate adaptation, and the financing of energy‑efficient or LEED‑certified properties. In addition, our securities portfolio included approximately $306 million in bonds designated by issuers as green, social, or sustainability bonds.

Information Security, Cybersecurity Risk & Artificial Intelligence Oversight

Our Board, through its Risk Committee, oversees the management of cybersecurity risk, and ratifies on an annual basis our information security policies and programs, which include the Cybersecurity Framework. The CISO has primary operational responsibility for establishing, maintaining and overseeing the Company's cybersecurity program. The CISO reports to our Chief Risk Officer. The Risk Committee receives regular reporting from the CISO on cybersecurity risks and the execution of the cybersecurity program. At the Bank management committee level, the ERMC provides oversight over the governance framework for our information security and cybersecurity programs, and the Operational Risk Management Committee provides oversight over the operational execution of the programs. For more detailed information about our cybersecurity risk management and strategy and our cybersecurity program, see Item 1C “Cybersecurity” of our 2025 Form 10-K that was filed with the SEC on February 26, 2026.

In 2025, Clarium Managed Services, LLC, an independent third-party cybersecurity firm, completed a 2025 Cyber Security Risk Assessment that resulted in a score of 5 on a scale of 0 to 5, with a high score indicating the maturity of the cybersecurity posture. The assessment concluded that the Company maintains a mature and robust cybersecurity posture with low overall risk. The Company has not identified any material cybersecurity incidents during the past three fiscal years.

Our Board also engages in oversight related to the Company’s adoption of AI and management of related risks. In July 2025, the Company established an AI and Data Advisory Group comprised of key stakeholders from business lines and information technology functions. This group supports AI governance, enablement, and data and AI risk management to promote responsible innovation and enhance enterprise‑wide data awareness. Management provides regular updates to the Risk Committee regarding the Company’s use of AI models, AI initiatives, and related risk management practices. The CISO also provides periodic updates to the Risk Committee on AI‑related matters, and the Audit Committee receives updates on AI initiatives as they relate to matters within its oversight responsibilities.

2026 Proxy Statement | 21

BankUnited, Inc.
Board members received AI-focused training in 2025 and have access to a range of educational resources, including courses addressing AI-related topics. The Company is also proactive about offering continued director education programs with a focus on AI.

Corporate Responsibility & Culture

We are dedicated to serving the communities in which we live and work, and believe these efforts strengthen rapport with all our stakeholders, from the customers we serve to our employees and shareholders.

Our culture is reinforced through iCARE™, an enterprise‑wide initiative focused on community involvement, mentorship, and employee engagement. The program is supported by a fourteen member iCARE™ Council and thirty iCARE™ Ambassadors who drive employee engagement and participation across the organization. In 2025, BankUnited employees contributed 4,409 volunteer hours, supporting more than 250 community organizations, and the Company provided approximately $3.5 million in grants, sponsorships, and community contributions. The Company also supports education and workforce development through partnerships with universities and community organizations, including its longstanding collaboration with Florida International University and its exclusive partnership in the ATOM Pink Tank program.

Additional information on our iCARE™ initiatives can be found in our annual iCARE™ Report and Social Impact Report, which are available on our Investor Relations website at https://ir.bankunited.com.

Human Capital Resources

Our employees are central to BankUnited’s long‑term success, and our human capital strategy focuses on attracting, developing, and retaining a skilled and engaged workforce. As of December 31, 2025, BankUnited employed 1,785 full‑time and 18 part‑time employees, with an average tenure of approximately 6.5 years. The Company provides competitive compensation and benefits, including health and wellness programs, retirement and savings benefits, flexible work arrangements, and paid leave programs.

We prioritize employee engagement, development, and well‑being through enterprise‑wide training and leadership programs, mentoring opportunities, and a comprehensive wellness program that supports physical, mental, and financial health. In the Company’s most recent employee engagement survey, 87% of employees participated, with 82% responding favorably to engagement‑related questions. We are proud of the results and will continue to invest in our people.

Retention of key personnel is a priority and is supported by a culture that promotes engagement, professional growth, and opportunity, along with competitive compensation and benefits programs. A significant portion of senior management compensation is delivered through long‑term equity awards that generally vest over a three‑ to four‑year period, aligning the interests of key employees with those of the Company’s shareholders and further supporting retention.

Our commitment to employee development and wellness has been recognized through multiple awards, including the 2025 Training Apex Award and the 2026 Training MVP Award from Training Magazine, as well as recognition for our wellness programs, including being named “The Nation’s Best and Brightest in Wellness” by the National Association of Business Resources and “Healthiest Employer in South Florida” by the Florida Department of Health and Worksite Wellness Committee in 2025.

2026 Proxy Statement | 22

BankUnited, Inc.
More information about human capital resources, including employee demographics, can be found in the section entitled "Human Capital Resources" in our Form 10-K that was filed with the SEC on February 26, 2026.

Director Compensation

We use a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on our Board. In setting director compensation, we consider various factors, including the amount of time that directors expend in fulfilling their duties, as well as the skill level we require of members of our Board. Directors who are also our employees do not receive any compensation from us for any period of service on our Board, or Board committees, that is concurrent with service as an employee. Directors do not receive fees for attending Board or committee meetings. Non-employee directors are reimbursed for reasonable expenses incurred in connection with Board-related activities.

Our Compensation Committee periodically reviews and recommends updates to the director compensation program for Board approval. In connection with this review, the Compensation Committee considers inputs from its independent compensation consultant, Pay Governance LLC. No changes were made to the form or amount of director compensation for 2025.

Cash-Based Compensation

For service in 2025, each non-employee director received an annual cash retainer of $70,000 for their service on our Board. The Chairs of the Audit Committee and the Risk Committee each received an additional annual retainer of $60,000, while non-Chair committee members of both committees received an additional annual retainer of $25,000. Additionally, the Chairs of the Compensation Committee and the NCG Committee each received an additional annual retainer of $25,000. Cash retainers were paid in quarterly installments.

The following table shows compensation paid, earned or awarded to each of the non-employee directors of our Board for 2025:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Total ($)
Tere Blanca	70,000	70,031	140,031
John N. DiGiacomo	95,000	70,031	165,031
Michael J. Dowling	95,000	70,031	165,031
Douglas J. Pauls	130,000	105,046	235,046
William S. Rubenstein	95,000	70,031	165,031
Germaine Smith Baugh, Ed.D.	70,000	70,031	140,031
Sanjiv Sobti, Ph.D.	155,000	70,031	225,031
Lynne Wines	120,000	70,031	190,031
1 The amounts in this column represent the value of restricted share awards granted to each non-employee director, as described under "Stock-Based Compensation" and determined in accordance with FASB ASC Topic 718. The grant date fair value is based on the closing price of our stock on the NYSE on the grant date. The closing stock price on May 22, 2025, the date of grant, was $34.43 per share. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 12 to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2025. For additional information on the aggregate number of restricted share awards held by each non-employee director, see the description under "Stock-Based Compensation."

2026 Proxy Statement | 23

BankUnited, Inc.
Stock-Based Compensation

On May 22, 2025, our Board approved a grant of 2,034 restricted shares (grant date fair value of $70,031) to each non-employee director elected at the 2025 annual meeting to serve a term ending at the 2026 annual meeting. Mr. Pauls received an additional grant of 1,017 restricted shares (grant date fair value of $35,015) for his service as Lead Independent Director. Each non-employee director's restricted share award vests in full on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of shareholders, subject to the director's continued service as a director through the vesting date, except for accelerated vesting in the event of the director's death or disability and in certain circumstances relating to a change in control of the Company.

As of December 31, 2025, the following table shows the number of unvested restricted shares held by our non‑employee directors.

Name	Unvested Restricted Shares (#)
Tere Blanca	2,034
John N. DiGiacomo	2,034
Michael J. Dowling	2,034
Douglas J. Pauls	3,051
William S. Rubenstein	2,034
Germaine Smith Baugh, Ed.D.	2,034
Sanjiv Sobti, Ph.D.	2,034
Lynne Wines	2,034

Stock Retention Requirements & Non-Hedging Policy for Our Non-Employee Directors

Under our equity ownership guidelines effective in 2025, non-employee directors are not permitted to sell shares of the Company's stock other than to cover taxes related to the vesting of equity awards if, after giving effect to such sale, his or her respective retained equity (including vested and unvested equity) has a value that is less than five times the current annual retainer of $70,000. All non-employee directors were in compliance with these requirements in 2025.

Our directors and executive officers are subject to the Insider Trading Policy, which prohibits, among other transactions, short sales of the Company's securities and hedging transactions such as (but not limited to) zero-cost collars, equity swaps, and forward sale contracts in the Company's securities. The policy also prohibits pledging of the Company's securities as collateral for a loan and from holding securities in a margin account.

Director Nominating Process

The Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders. The NCG Committee is responsible for identifying, screening and recommending candidates for Board membership. When formulating its Board membership recommendations, the NCG Committee may also consider advice and recommendations from others, including shareholders, as it deems appropriate. The NCG Committee has not identified any specific minimum qualifications that must be met for a person to be considered as a candidate for director.

2026 Proxy Statement | 24

BankUnited, Inc.
Board candidates are evaluated based on numerous criteria as discussed further in the section entitled "Board Nominations and Director Criteria" on page 1 of this Proxy Statement.

The NCG Committee and the Board of Directors believe that a variety of perspectives, opinions, skills, and personal and professional experiences is an important element of nomination for Board membership. Our director nominees are 44% diverse by ethnicity/nationality and 33% of our directors are female. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company's annual meetings of shareholders.

Candidates Nominated by Shareholders

The NCG Committee will also consider nominees recommended by shareholders. Our Corporate Governance Guidelines provide that nominees recommended by shareholders should be given appropriate consideration in the same manner as other nominees. Pursuant to the Company's Amended and Restated By-Laws, shareholders who wish to nominate a candidate for consideration by the NCG Committee for election at the 2027 annual meeting may do so by delivering written notice, no earlier than January 21, 2027 and no later than February 20, 2027, of such nominee's names to BankUnited, Inc., 14817 Oak Lane Miami Lakes, FL 33016, Attention: Corporate Secretary. Any shareholder of record or beneficial owner of common stock on whose behalf a nomination is being proposed must (i) be a shareholder of record or beneficial owner on the date of the giving of such notice, on the record date for the determination of shareholders entitled to notice of and to vote at the 2027 annual meeting of shareholders and at the time of the 2027 annual meeting of shareholders and (ii) comply with the applicable notice procedures set forth in the Company's Amended and Restated By-Laws.

The Company's Amended and Restated By-Laws require that certain information must be included in the notice provided to the Company's Corporate Secretary regarding the nomination and the shareholder giving the notice, the beneficial owner on whose behalf the notice is made, if any, and any affiliate or associate of the shareholder or the beneficial owner (collectively, the "Nominating Person"). The information required to be set forth in such notice includes (i) the name and address of the Nominating Person, (ii) information regarding the common stock owned, directly or indirectly, beneficially or of record by the Nominating Person, (iii) whether and the extent to which any derivative or other instrument, transaction, agreement or arrangement has been entered into by or on behalf of the Nominating Person with respect to the common stock and certain additional information relating to any such instrument, transaction, agreement or arrangement as described in the Company's Amended and Restated By-Laws, (iv) any other information relating to the Nominating Person that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies with respect to such business and (v) a description of all arrangements or understandings (including any anticipated benefits to the Nominating Person as a result of the nomination) between or among the Nominating Person and the candidate and any other person in connection with the proposed nomination. The notice must also include a representation that the shareholder giving the notice intends to appear in person or by proxy at the 2026 annual meeting to nominate the person named in the notice.

2026 Proxy Statement | 25

BankUnited, Inc.
The Company's Amended and Restated By-Laws also require that the notice provide certain information regarding the candidate whom the Nominating Person proposes to nominate as a director, including (i) certain biographical information, such as name, age, business and residential address and principal occupation, (ii) the information that would be required to be provided if the candidate were a Nominating Person, (iii) a resume or other written statement of the qualifications of the candidate and (iv) all other information regarding the candidate, including the written consent of the candidate indicating that the candidate is willing to be named in the proxy statement as a nominee and serve as a director if elected, that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies for director elections.

For a complete description of the procedures and disclosure requirements to be complied with by shareholders in connection with submitting director nominations, shareholders should refer to the Company's Amended and Restated By-Laws. Shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027.

No candidates for director nominations were submitted by any shareholder in connection with the 2026 Annual Meeting.

Outside Advisors

Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The Board need not obtain management's consent to retain outside advisors.

2026 Proxy Statement | 26

BankUnited, Inc.

CERTAIN RELATED PARTY RELATIONSHIPS

Review and Approval of Transactions with Related Persons

Transactions by us with related parties are subject to formal policies, as well as regulatory requirements and restrictions. The Board has adopted the Insider Lending/Regulation O Policy, which complies with the Federal Reserve's Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders). The Board has also adopted the Transactions with Affiliates Policy to establish a framework in compliance with Regulation W (12 C.F.R. pt. 223) that implements Sections 23A and 23B of the Federal Reserve Act and provides the principal regulatory guidelines governing transactions between the Bank and its affiliates. Further, our Corporate Governance Guidelines, which are available on our website at https://ir.bankunited.com, provide for reviewing and approving transactions with related persons and incorporate applicable SEC and the NYSE requirements concerning related party transactions.

Related party transactions are transactions in which our Company is a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of our Company include directors (including nominees for election as directors), executive officers, greater than 5% shareholders of our Company and the immediate family members of these persons. Our general counsel, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to our policies. If the determination is that such a transaction is considered a related party transaction, it will then be referred for approval or ratification to the NCG Committee. The NCG Committee will review all applicable criteria, and will consider, among other factors, the fairness of the proposed transaction; the direct or indirect nature of the director's, executive officer's or related party's interest in the transaction; the appearance of an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction and the financial position of the director, executive officer or related party; whether the transaction would impair an outside director's independence; the acceptability of the transaction to the Company's regulators; and the potential violations of other Company policies. Additionally, all related party transactions are reviewed by the Audit Committee.

The Company had no reportable related party transactions for the fiscal year 2025 or year to date 2026. Further, we are not currently aware of any proposed related party transactions that would be reportable under the applicable policies.

2026 Proxy Statement | 27

BankUnited, Inc.
PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP to serve as BankUnited, Inc.’s independent registered public accounting firm for its fiscal year ending December 31, 2026. Although the Company is not required to have shareholder approval of this appointment, the Board of Directors believes it to be sound corporate governance to do so, and presents this Proposal for ratification by the shareholders. If the appointment of Deloitte & Touche LLP is not ratified by the shareholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Deloitte & Touche LLP.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.

2026 Proxy Statement | 28

BankUnited, Inc.

Report of the Audit Committee

The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee consists of three directors who have been determined by our Board to be independent of the Company pursuant to our Corporate Governance Guidelines and the NYSE and SEC requirements. Our Board has further determined that all Committee members are financially literate in accordance with NYSE listing standards and further qualify as "audit committee financial experts" as defined by the SEC. The Company's management has the primary responsibility for the financial statements and for the financial reporting process, including the establishment and maintenance of the system of internal control over financial reporting. Deloitte & Touche LLP, the Company's independent registered public accounting firm for the fiscal year ended December 31, 2025, was responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and auditing the Company's internal control over financial reporting and expressing an opinion on the effectiveness thereof. In this context, the Audit Committee has reviewed the audited financial statements and met and held discussions with management and Deloitte & Touche LLP regarding the fair and complete presentation of those financial statements and the assessment of the Company's internal control over financial reporting.

The Audit Committee has discussed with Deloitte & Touche LLP matters required to be discussed by Auditing Standard No. 1301, as adopted by the PCAOB and has reviewed and discussed Deloitte & Touche LLP’s independence from the Company and its management. As part of that review, the Audit Committee has received the required written disclosures and correspondence required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence. The Audit Committee has concluded that Deloitte & Touche LLP is independent from the Company and its management.

The Audit Committee meets with the CFO in regular sessions and has met with representatives of Deloitte & Touche LLP, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

The Audit Committee

Sanjiv Sobti, Ph.D. (Chairman)
John N. DiGiacomo
Lynne Wines

2026 Proxy Statement | 29

BankUnited, Inc.

Auditor Fees & Services

The following table presents fees for professional services provided by Deloitte & Touche LLP for the last two fiscal years in each of the following categories, including related expenses:

	2025	2024
Audit Fees	$2,290,000	$2,150,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$2,290,000	$2,150,000

Audit Fees: Includes the aggregate fees billed by Deloitte & Touche LLP for professional services rendered and related expenses for the audit of the Company's consolidated financial statements, reviews of consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and the audit of the Company's internal control over financial reporting.

Policy on Audit Committee Pre-Approval of Audit & Permissible Non-Audit Services of Independent Auditors

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged. The Audit Committee pre-approved, or approved before the engagement of the independent auditor, all of the audit services provided to the Company by Deloitte & Touche LLP in fiscal year 2025.

2026 Proxy Statement | 30

BankUnited, Inc.

EXECUTIVE OFFICERS

The following table sets forth the name and position of each of our executive officers.

Name	Position
Rajinder P. Singh	Chairman, President and Chief Executive Officer
James G. Mackey	Chief Financial Officer
Thomas M. Cornish	Chief Operating Officer
Rishi Bansal	Chief Investment Officer of BankUnited, N.A.
Jay D. Richards	Chief Risk Officer of BankUnited, N.A.
Kevin Malcolm	General Counsel of BankUnited, N.A.

Rajinder P. Singh. For biographical information regarding Mr. Singh, see page 4.

JAMES G. MACKEY
Age: 58 Position: Chief Financial Officer
Professional Experience:
Mr. Mackey is our Chief Financial Officer, a role he assumed in November 2025. Prior to joining BankUnited, he served as Chief Financial Officer of Wells Fargo’s consumer lending division from 2020 to 2024; Chief Financial Officer of Freddie Mac from 2013 to 2020; Chief Financial Officer of Ally Financial from 2010 to 2013; and Chief Financial Officer of Bank of America’s corporate investments, corporate treasury, and private equity divisions from 2007 to 2009.
Education: •B.A., Business Administration; M.A.C., Accounting, Kenan‑Flagler Business School, University of North Carolina at Chapel Hill

THOMAS M. CORNISH
Age: 67 Position: Chief Operating Officer
Professional Experience:
Mr. Cornish serves as our Chief Operating Officer, a position he has held since January 2017. Prior to joining BankUnited, he served as President, Florida Region from March 2014 to December 2016 and as President and Chief Executive Officer of Marsh & McLennan Agency, Florida Region from 2003 to March 2014.

Mr. Cornish has also served on several boards of civic and nonprofit organizations in South Florida.

Education: •B.B.A, Florida International University • M.L.S., Northeastern University (April 2026)

2026 Proxy Statement | 31

BankUnited, Inc.

RISHI BANSAL
Age: 52 Position: Chief Investment Officer
Professional Experience:
Mr. Bansal has served as our Chief Investment Officer since February 2017. He served as Executive Vice President, Mortgage Portfolio from July 2009 to 2017. Prior to joining BankUnited, Mr. Bansal served as a Managing Director, Fixed Income, at Merrill Lynch from 2007 to 2009 and as a fixed income trader with Lehman Brothers from 1998 to 2007.
Education: •B.Tech., Indian Institute of Technology • P.G.D.M., Indian Institute of Management

JAY D. RICHARDS
Age: 55 Position: Chief Risk Officer
Professional Experience:
Mr. Richards is our Chief Risk Officer, a position he has held since September 2019. Mr. Richards joined BankUnited in 2018 as Chief Credit Officer. Mr. Richards previously held senior leadership roles at TD Bank (and its predecessor banks), Compass Bank, Regions Bank (and its predecessor banks) and Bank One (now part of JPMorgan Chase). Mr. Richards has broad experience across capital markets, commercial and consumer lending, specialty banking and government and not for profit banking, as well as extensive workout and recovery experience. In addition, he has significant experience in bank mergers and acquisitions, from due diligence through integration, and has been an integral part of core infrastructure and strategic realignment initiatives.
Education: •B.S., Indiana State University

KEVIN A. MALCOLM
Age: 53 Position: General Counsel
Professional Experience:
Mr. Malcolm serves as our General Counsel. Prior to joining BankUnited in September 2020. Mr. Malcolm was the Vice President, Head of Legal, for VeriFone’s Europe, Middle East and Africa region. From December 2017 to March 2020, Mr. Malcolm served as General Counsel & Vice President, Business and Legal Affairs, for Curb Mobility. From 2013 to December 2017, he served as Vice President, Strategic Business Development and Legal – Global Taxi Systems, at VeriFone. Mr. Malcolm began his legal career as an M&A and corporate finance attorney with Simpson Thacher & Bartlett LLP in London, England and Skadden, Arps, Slate, Meagher & Flom LLP in Los Angeles.

Education: •B.F.A., New York University • J.D., Columbia University School of Law

2026 Proxy Statement | 32

BankUnited, Inc.
PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY")

As required by Section 14A of the Exchange Act, the Board of Directors is asking shareholders to approve, on an advisory (non-binding) basis, the compensation of the Company's named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

This advisory vote, commonly referred to as a “say‑on‑pay” vote, provides shareholders with the opportunity to express their views on the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures included in this Proxy Statement.

This vote is advisory and will not be binding on the Company, the Board of Directors, or the Compensation Committee. However, the Compensation Committee values the opinions of the Company’s shareholders and will consider the results of this advisory vote when making future executive compensation decisions.

As described in more detail under the heading "Compensation Discussion and Analysis," the Company believes executive compensation programs are designed to motivate and retain our executives while effectively aligning the interests of the Company's named executive officers with those of its shareholders. The Company targets total compensation for its named executive officers at competitive levels, with a significant portion of compensation linked to Company performance over time.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of the Company’s named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

For the reasons set forth above, and others described elsewhere in this Proxy Statement, the Board of Directors recommends approval of the following non-binding resolution:

"RESOLVED, that the shareholders hereby APPROVE, on an advisory basis (non-binding), the compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company's Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, the compensation tables and any related material disclosed in this Proxy Statement."

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ADVISORY, NON-BINDING BASIS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT.

2026 Proxy Statement | 33

BankUnited, Inc.

COMPENSATION DISCUSSION & ANALYSIS

In this section, we describe the objectives and elements of our compensation philosophy, policies and practices with respect to the compensation of our NEOs who appear in the "Summary Compensation Table for 2025." Our NEOs for the fiscal year ended December 31, 2025 were:

Named Executive Officer	Age	Title
Rajinder P. Singh	55	Chairman, President and Chief Executive Officer
Leslie N. Lunak	68	Chief Financial Officer (through November 2025); Executive Advisor (effective November 2025)
James G. Mackey	58	Chief Financial Officer (effective November 2025)
Thomas M. Cornish	67	Chief Operating Officer
Rishi Bansal	52	Chief Investment Officer of BankUnited, N.A.
Jay D. Richards	55	Chief Risk Officer of BankUnited, N.A.

Compensation Discussion & Analysis Roadmap

EXECUTIVE SUMMARY	35	OTHER ELEMENTS OF COMPENSATION	58
2025 Performance vs. Commitments	36
Shareholder Value Creation	37	OTHER CONSIDERATIONS	59
Business Model Differentiator	38	Equity Ownership Requirement	59
Linking Performance to Compensation Decisions	39	Compensation Recovery Policy	60
Compensation Philosophy & Objectives	40	Policies on Timing of Option Awards	60
Best Practices in Executive Compensation	40	Anti-Hedging & Anti-Pledging of Company Securities	60
Say-on-Pay Vote Results	41	Tax Implications	60
		Compensation Risk Assessment	61
HOW COMPENSATION DECISIONS ARE MADE	41
		COMPENSATION COMMITTEE REPORT	62
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	44
2025 Compensation Outcomes at a Glance	44	COMPENSATION TABLES	63
Key Components of our Executive Compensation Program	44	Summary Compensation Table for 2025	63
Target Pay Mix Emphasizes Performance-Based Compensation	45	2025 Grants of Plan-Based Awards	64
2025 Performance Year Targeted Pay Mix	45	Outstanding Equity Awards at Fiscal Year-End	65
2025 Base Salaries	45	Vesting of Restricted Shares, Restricted Share Units & Performance Share Units	66
2025 Annual Incentive Awards (AIP)	46	Nonqualified Deferred Compensation	67
Long-Term Incentive Plan (LTIP)	46	Potential Payments Upon Termination or Change-in-Control	67
		Equity Awards	70

2026 Proxy Statement | 34

BankUnited, Inc.

EXECUTIVE SUMMARY

In 2025, BankUnited executed against its core operating priorities, delivering significantly improved profitability, a stronger funding mix and sustained capital strength relative to the prior year. Performance reflected disciplined execution of the Company’s organic growth strategy, including growth in relationship‑based deposits, expansion in net interest margin and continued balance sheet repositioning toward higher‑return commercial lending. These results demonstrate the Company’s continued delivery of shareholder value.

¹ Pre‑Provision Net Revenue (“PPNR”) is a non‑GAAP financial measure. See section entitled "Non-GAAP Financial Measures"

2026 Proxy Statement | 35

BankUnited, Inc.
2025 Performance vs. Commitments

Against the Company’s publicly communicated 2025 performance targets, management met or exceeded all objectives.

METRIC	2025 TARGET/ GUIDANCE	2025 ACTUAL	OUTCOME
Net Interest Income	Grow Mid to High Single Digits	+8%	✓ Met/Exceeded
Net Interest Margin(Exit)	3.00% By Late 2025	3.06%	✓ Achieved Early
Total Deposits	Mid-Single Digits	+5%	✓ Achieved
Non-Interest Deposits (NIDDA Growth)	Low Double Digits	+20%	↑ Exceeded
Core Loans	High Single Digits (Commercial & CRE)	+5%	✓ Achieved
Non-Core Loans	Continued Decline	(10%)	✓ Achieved
Expenses	Mid-Single Digits	+3%	Disciplined

Results were driven by several key factors that enhanced core profitability:
•Organic growth in our core commercial businesses, led by deposits and payment products
•Growth in business segments where the Company’s delivery model is a differentiator
•Continued momentum in fee-based businesses
•Improvement in funding mix driven by growth in core, relationship-based deposits
•Continued balance sheet repositioning toward higher-return commercial lending, while continuing to de-emphasize non-core portfolios
Collectively, these actions reduced reliance on higher‑cost wholesale funding while increasing the proportion of lower‑cost, relationship‑based deposits, supporting margin expansion and earnings durability.

These performance outcomes provided important context for the Compensation Committee’s evaluation of incentive outcomes for 2025.

2026 Proxy Statement | 36

BankUnited, Inc.
Shareholder Value Creation

The Company’s organic growth strategy has translated into sustained shareholder value over time, as reflected in total shareholder return relative to peers, with BankUnited cumulatively outperforming the KBW Regional Bank Index over multiple time horizons.
¹ Reflects median Nasdaq KBW Regional Banking Index constituents as of December 31, 2025

BankUnited outperformed the KBW Regional Bank Index in six of the last nine years, including 2025, when total shareholder return was approximately 220% higher than the Index.
¹ Reflects median Nasdaq KBW Regional Banking Index constituents as of December 31, 2025

2026 Proxy Statement | 37

BankUnited, Inc.
Business Model Differentiator

BankUnited has grown primarily through organic expansion rather than acquisitions. As a result, nearly all of the Company’s balance sheet has been organically generated, and the Company’s capital base consists predominantly of tangible common equity, with minimal intangibles relative to peers. This is reflected in the Company’s capital composition, with tangible common equity representing approximately 97% of total capital, compared to an average of approximately 72% for peers in the KBW Regional Bank Index.

¹ Reflects median Nasdaq KBW Regional Banking Index constituents as of December 31, 2025

Given this capital composition, return on common equity and price‑to‑book value provide a more meaningful basis for peer comparison. In 2025, BankUnited generated a 9.0% return on common equity, compared to 9.8% for the KBW Regional Bank Index, with much of the difference driven by business mix variations among institutions. BankUnited’s price‑to‑book value of 1.16x was comparable to the Index at 1.15x.

¹ Reflects median Nasdaq KBW Regional Banking Index constituents as of market date

2026 Proxy Statement | 38

BankUnited, Inc.
Since inception, BankUnited has generated approximately 28% annualized capital growth, reflecting meaningful long-term shareholder value, while returning over $2.6 billion to shareholders through dividends and share repurchases. Over this period, common equity has grown to $3.1 billion, from approximately $945 million in 2009, representing more than 500% cumulative growth since the Company’s founding.

¹ Cumulative capital returns (Common equity + Dividends + Share repurchases | $ in millions

Linking Company Performance to Compensation Decisions

The Company’s 2025 financial performance and progress against strategic priorities provided the primary context for the Compensation Committee’s evaluation of executive performance and incentive outcomes. Consistent with the Company’s pay-for‑performance philosophy, compensation decisions reflected achievement of key financial objectives and execution against long‑term strategic priorities communicated to shareholders.

In evaluating incentive outcomes, the Compensation Committee also considered earnings sustainability, disciplined risk management and alignment with shareholder value creation. These considerations informed both annual and long‑term incentive outcomes, as described in the sections that follow.

2026 Proxy Statement | 39

BankUnited, Inc.
Compensation Philosophy & Objectives
Our executive compensation program is centered on a pay-for-performance philosophy that aligns executive compensation with long-term shareholder value and supports disciplined execution of the Company’s strategic and financial objectives. The program is designed to reinforce sustainable profitability, prudent risk management and alignment with shareholder interests. These principles are applied with specific consideration to the Company’s balance sheet‑driven business model, funding profile and risk appetite.

Best Practices in Executive Compensation

The Company employs a number of practices that reflect its commitment to strong compensation governance and responsiveness to shareholder expectations.

WHAT WE DO	WHAT WE DON'T DO
✓ Use an independent compensation consultant to advise on executive compensation matters	✗ Do not have compensation programs that encourage unnecessary and excessive risk taking
✓ Design compensation programs to drive long-term performance	✗ No income tax or excise tax gross-ups
✓ Include a well thought out balance of performance metrics measured relative to peers and metrics based on the Company's unique strategic priorities	✗ No reloading, repricing or backdating options
✓ Set multi-year vesting periods for equity awards	✗ Do not permit hedging, pledging or short-selling of the Company's stock by executive officers
✓ Have an equity ownership and retention policy for NEOs	✗ Do not provide excessive severance arrangements
✓ Have a compensation recovery policy	✗ Do not pay dividends or dividend equivalents on awards until vested
✓ Regularly engage with shareholders on compensation and governance matters	✗ Do not provide guaranteed bonuses to our NEOs
✓ Maintain a Compensation Committee of the Board composed entirely of independent directors
✓ Provide a majority of the NEOs' compensation opportunity in the form of incentive awards, aligning compensation with the Company's performance

2026 Proxy Statement | 40

BankUnited, Inc.
Say-on-Pay Vote Results

At the Company’s annual meeting of shareholders held on May 22, 2025, shareholders approved the advisory Say‑on‑Pay proposal for executive compensation for the fiscal year ended December 31, 2024, with 81% of votes cast in favor. Following the vote, and consistent with the Company’s ongoing shareholder engagement practices, the Company conducted targeted outreach to solicit feedback on its executive compensation philosophy, program design and governance practices.

Shareholders who engaged with the Company expressed support for the overall structure of our executive compensation program and did not recommend any significant changes to our compensation policies or practices. Shareholders continued to emphasize the importance of enhanced disclosure regarding the performance metrics used in executive compensation and the rationale for those metrics. The Company previously addressed this feedback and continues to reflect these enhanced disclosures in this Proxy Statement, including additional discussion of how the Compensation Committee selected the performance metrics used in our incentive programs and how those metrics are intended to align executive pay outcomes with the Company's strategy, operating priorities and long-term shareholder value creation.

See the section entitled "Shareholder Engagement and Value Creation" for further discussion of how shareholder feedback and the results of the Say-on-Pay vote are considered in our executive compensation decisions.

HOW COMPENSATION DECISIONS ARE MADE

Role of the Compensation Committee

The Compensation Committee, which is composed entirely of independent directors, oversees the Company’s compensation and benefit programs for our NEOs and non-employee directors. In carrying out this responsibility, the Compensation Committee evaluates Company performance, individual performance, and progress against key strategic priorities, and considers how the Company’s incentive design and performance metrics support the Company’s long-term objectives and risk profile.

The Compensation Committee approves the performance metrics and performance levels used in the Company’s incentive plans, including the rationale for selecting each metric, and reviews the design of compensation programs to ensure they do not encourage inappropriate risk‑taking.

The Compensation Committee also considers input from the Company’s risk management function regarding incentive plan design and risk‑balancing feature.

Role of Management

Management provides the Compensation Committee with information regarding Company performance and individual performance assessments, and the CEO provides compensation recommendations for the NEOs other than the CEO. The Compensation Committee retains full discretion to approve, modify, or reject management recommendations. The CEO does not participate in Compensation Committee deliberations or voting regarding his own compensation.

2026 Proxy Statement | 41

BankUnited, Inc.
Role of the Independent Compensation Consultant

Pursuant to its charter, the Compensation Committee may retain, and receive advice from, an independent compensation consultant and other advisors. In doing so, the Compensation Committee considers the advisor’s independence from management, including the factors required under the NYSE Corporate Governance Standards, subject to applicable exceptions. The Compensation Committee is responsible for the appointment, compensation, and oversight of any advisor it retains, and the Company provides appropriate funding for such advisors.

The Compensation Committee has retained Pay Governance as its independent compensation consultant. The consultant assists the Compensation Committee in evaluating executive compensation program design, peer benchmarking, performance metric selection, and market practices, and provides advice regarding compensation programs for the Company’s NEOs. Pay Governance does not provide any other services to the Company.

Compensation Peer Group

The Compensation Committee reviews the compensation and performance practices of a peer group of comparable financial institutions, identified by its independent consultant, Pay Governance LLC, and selected in consultation with the Compensation Committee. In evaluating and updating the peer group, the Compensation Committee considers factors such as size, business model, balance sheet and funding profile, geographic footprint, competitive landscape and peers commonly referenced by proxy advisor firms. Peer data serves as a reference point to inform the Compensation Committee’s judgment, and the Company does not target compensation at a specific level relative to the peer group; rather, peer compensation levels are considered as one of several factors in evaluating executive compensation. The Compensation Committee retains discretion to adjust compensation outcomes based on Company performance, individual performance and other relevant qualitative considerations.

The Compensation Committee reviewed the peer group, in consultation with its independent compensation consultant, in connection with the Company’s 2025 incentive awards. For the 2025 performance year, the Compensation Committee approved the addition of Eastern Bankshares, Inc. and United Community Banks, Inc., while retaining the remaining existing peers. The 18 members of the Company’s 2025 compensation peer group are listed below, which the Compensation Committee uses as a reference point in evaluating executive compensation practices and performance.

2026 Proxy Statement | 42

BankUnited, Inc.

Company	Assets	Deposits	Net Income	Market Cap	Total Employees	State
Ameris Bancorp	$27,516	$22,376	$412	$5,226	2,673	GA
Associated Banc-Corp	$45,203	$35,553	$475	$4,309	4,000	WI
BOK Financial Corporation	$52,238	$39,435	$578	$7,503	5,034	OK
Cadence Bank	Acquired by Huntington Bancshares Inc. on February 2, 2026
Eastern Bankshares, Inc	$30,587	$25,471	$88	$4,291	2,349	MA
F.N.B. Corporation	$50,229	$38,759	$565	$6,204	4,205	PA
Fulton Financial Corporation	$32,118	$26,589	$392	$3,542	3,400	PA
Hancock Whitney Corporation	$35,473	$29,280	$486	$5,405	3,627	MS
Pinnacle Financial Partners, Inc.	$57,706	$47,397	$642	$7,568	3,709	GA
Prosperity Bancshares, Inc.	$38,463	$28,482	$543	$6,682	3,941	TX
SouthState Corporation	$67,197	$55,146	$799	$9,506	6,292	FL
Synovus Financial Corp.	Merged with Pinnacle Financial Partners, Inc. on January 2, 2026
Texas Capital Bancshares, Inc.	$31,540	$26,449	$330	$4,270	1,785	TX
UMB Financial Corporation	$73,094	$60,657	$702	$8,892	5,222	MO
United Bankshares, Inc.	$33,660	$27,061	$465	$5,462	2,694	WV
United Community Bank, Inc.	$28,003	$23,798	$328	$3,875	3,070	SC
Valley National Bancorp	$64,133	$52,183	$598	$6,566	3,675	NJ
Webster Financial Corporation	$84,074	$68,760	$1,003	$10,224	4,550	CT
¹ $ in thousands; data provided by S&P Capital IQ

2026 Proxy Statement | 43

BankUnited, Inc.

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

2025 Compensation Outcomes at a Glance

In 2025, the Compensation Committee approved incentive outcomes that reflected strong financial performance, disciplined execution of strategic priorities and alignment with long‑term shareholder value creation. Annual incentive payouts were driven by performance exceeding established targets for key financial metrics, while long‑term incentives continued to emphasize sustained performance, risk discipline and relative results versus peers. The majority of each named executive officer’s target compensation opportunity remained performance‑based and at risk.

Key Components of our Executive Compensation Program

Our executive compensation program consists of base salary, annual cash incentives and long‑term equity incentives, designed to align pay with performance, support disciplined risk management and drive long‑term shareholder value. Consistent with the Company’s pay‑for‑performance philosophy, a majority of each NEO’s target compensation opportunity is delivered through incentive compensation, with a significant portion tied to long‑term performance.

	Components of Pay	Form of Pay	Objective
FIXED	Base Salary	Cash	To attract and retain key executive talent by providing a level of income security for services rendered during the fiscal year that is not at risk
VARIABLE	Annual Incentive Program (AIP)	Performance-based cash payment	To reward the achievement of annual financial and other strategic and performance related goals, aligning pay with performance
	Long-Term Equity-Based Incentive Program (LTIP)	Restricted Share Units (RSUs) or Restricted Shares (RSAs)	To motivate and retain executives by aligning their long-term interests with those of shareholders through sustained performance
Performance Share Units (PSUs)

2026 Proxy Statement | 44

BankUnited, Inc.

Target Pay Mix Emphasizes Performance-Based Compensation

The charts below illustrate the target compensation mix for our Chief Executive Officer and the average target compensation mix for our other named executive officers, demonstrating that a significant portion of total compensation is at risk.

2025 Performance Year Targeted Pay Mix

2025 Base Salaries

The table below presents the 2025 base salaries for each of the NEOs. The Compensation Committee reviews salaries annually. Other than the addition of Mr. Mackey as a named executive officer, there were no changes to NEO base salaries in 2025.

Name	Title	2025 Base Salary
Rajinder P. Singh	Chairman, President and Chief Executive Officer	$1,050,000
Leslie N. Lunak	Chief Financial Officer (through November 2025); Executive Advisor (effective November 2025)	$525,000
James G. Mackey	Chief Financial Officer (effective November 2025)	$600,000
Thomas M. Cornish	Chief Operating Officer	$661,500
Rishi Bansal	Chief Investment Officer of BankUnited, N.A.	$472,500
Jay D. Richards	Chief Risk Officer of BankUnited, N.A.	$425,000

2026 Proxy Statement | 45

BankUnited, Inc.

2025 ANNUAL INCENTIVE PLAN (AIP)

2025 AIP Results

For 2025, the Compensation Committee approved annual incentive payouts reflecting performance that exceeded established targets for key financial metrics and strong execution against strategic priorities. As summarized below, both quantitative financial metrics were achieved at maximum performance levels, and the strategic component was approved at maximum based on the Committee’s assessment of overall execution.

Program Overview & Participants

The AIP provides annual cash incentives to reward performance against key financial and strategic priorities established by the Compensation Committee. In 2025, Mr. Singh, Mr. Cornish, Mr. Bansal and Ms. Lunak participated in the AIP. Ms. Lunak remained employed in the role of Executive Advisor following her transition from the role of Chief Financial Officer in November 2025 until January 2026 and therefore remained eligible for continued participation in the AIP for 2025. Mr. Richards did not participate in the AIP due to the importance of maintaining objectivity in his role as Chief Risk Officer; for a description of Mr. Richards' incentive compensation, see the section below entitled "Chief Risk Officer Incentive Determination (Jay D. Richards)." Mr. Mackey was appointed Chief Financial Officer in November 2025 and will begin participating in the AIP in 2026. Mr. Mackey was eligible to receive a discretionary cash bonus in respect of 2025, as described in the section below entitled "Chief Financial Officer Determination (James G. Mackey)."

Program Design

For 2025, the Compensation Committee structured the AIP so that 70% of the award opportunity was based on performance against two predetermined financial metrics, and 30% was based on the Committee’s assessment of performance against key strategic objectives. This structure reinforces measurable financial priorities while allowing the Compensation Committee to consider execution quality and strategic progress in determining annual incentive outcomes. The Compensation Committee reviewed and refined the 2025 AIP design, including metric selection and weightings, in consultation with its independent compensation consultant, Pay Governance LLC.

2026 Proxy Statement | 46

BankUnited, Inc.
AIP at a Glance (Weighting & Scorecard)

2025 AIP Scorecard

Metric	Weight	Threshold	Target	Max	Actual	Payout Result
NIDDA as % of Total Deposits	35%	≥25.0%	≥27.0%	≥29.0%	31.0%	Max (200%)
Ending Net Interest Margin (Q4)	35%	≥2.70%	≥2.85%	≥3.00%	3.06%	Max (200%)
Strategic Objectives (Qualitative)	30%	Committee assessment	Committee assessment	Committee assessment	—	Max (200%)
¹ NIDDA includes accounts that participate in certain rebate and commission programs that are classified as NIDDA
² Performance between threshold and target and between target and maximum is interpolated on a linear basis for all metrics

AIP Award Opportunity

The following table shows threshold, target and maximum award opportunities under the AIP for the participating NEOs.

Performance Level	Payout (% of Target)	Rajinder P. Singh	Thomas M. Cornish	Leslie N. Lunak	Rishi Bansal
< threshold	—	–	–	–	–
threshold	50%	$787,500	$496,125	$229,688	$236,250
target	100%	$1,575,000	$992,250	$459,375	$472,500
maximum	200%	$3,150,000	$1,984,500	$918,750	$945,000

For the financial metrics, the Compensation Committee established threshold, target and maximum performance levels. Performance below threshold results in no payout for that metric; performance at threshold, target and maximum results in payouts of 50%, 100% and 200% of target, respectively, with linear interpolation between levels.

2026 Proxy Statement | 47

BankUnited, Inc.
Financial Performance Metrics (70%)

The following table summarizes the two financial performance metrics for 2025 and the rationale for selecting each metric.

Financial Performance Metrics - 70%
Weight	Metric	Description	Rationale
35%	Ratio of NIDDA to Total Deposits	Total non-interest bearing demand deposits as a percentage of total deposits at December 31, 2025 Threshold performance ≥ 25% Target performance ≥ 27% Maximum performance ≥ 29%
Improving the funding profile is a key strategic priority and supports enhanced profitability and franchise value. NIDDA is a core indicator of funding quality and aligns with the Company’s strategic focus.

35%	Ending Net Interest Margin	Net interest margin as reported for the fourth quarter ended December 31, 2025 Threshold performance ≥ 2.70% Target performance ≥ 2.85% Maximum performance ≥ 3.00%	Ending NIM reflects progress in improving core profitability through balance sheet repositioning and funding mix improvements and is a key indicator monitored by management and investors.

2025 Results for Financial Metrics (70%)

Performance against the two financial metrics resulted in payouts consistent with the threshold/target/maximum framework shown below.

Performance Metric	Threshold	Target	Maximum	Actual Value at December 31, 2025	Result
Ratio of NIDDA to total deposits	≥ 25%	≥ 27%	≥ 29%	31.0%	Maximum
Ending Net Interest Margin	≥ 2.70%	≥ 2.85%	≥ 3.00%	3.06%	Maximum

2025 Results for Strategic Objectives (30%)

The qualitative component reflects the Compensation Committee’s assessment of management’s execution against strategic priorities important to the Company’s success. The strategic component is designed to allow the Committee to holistically assess execution quality, risk discipline and long‑term value creation beyond formulaic financial results.

2026 Proxy Statement | 48

BankUnited, Inc.

Strategic Objective	What the Committee Evaluated	2025 Results / Committee Assessment
Execution of Core Strategic Priorities	Progress against key operating priorities, including NIDDA growth, core profitability (EPS, NIM, ROAA, ROAE), asset mix profitability, market expansion and fee income initiatives	Exceeded performance guidance across key strategic priorities; fee income grew 28% (excluding lease runoff), exceeding expectations, and market expansion initiatives progressed on plan
Capital Strength & Liquidity Discipline	Maintenance of strong capital levels, prudent liquidity management and disciplined capital deployment	CET1 capital of 12.3% (well above well capitalized thresholds); capital optimized through opportunistic share repurchases; continued transformation of deposit mix with NIDDA at 31% of total deposits, strengthening funding stability
Risk and Control Culture	Regulatory engagement, adherence to Risk Appetite Statement, credit quality within risk tolerance and internal controls	Maintained a strong risk and control environment; advanced the ERM roadmap; complied with all Risk Appetite Statement limits; no significant deficiencies or material weaknesses in internal controls; and satisfactory credit and liquidity stress testing results
Management of External Economic and Environmental Conditions	Response to macroeconomic uncertainty, interest rate volatility and operating challenges
Maintained neutral asset/liability interest rate risk posture; executed disciplined organic growth across core and new geographies; continued focus on core commercial lending and intentional reduction of non-core and residential exposures

Culture, Talent & iCARE™ Initiatives	Development of culture, talent pipelines and community engagement	Continued expansion of iCARE™ and related initiatives, including internships, mentoring programs, iCARE™ Ambassadors and university partnerships
Other Relevant Considerations	Additional factors relevant to long-term organizational health	Continued enhancement of wellness program and attraction of executive level talent

Based on its evaluation of the factors above, the Compensation Committee concluded that management delivered strong results against the Company’s key strategic priorities in 2025 and approved the strategic component at 200% of target.

2025 AIP Payout

The 2025 AIP awards for Mr. Singh, Mr. Cornish, Mr. Bansal and Ms. Lunak are set forth below. The aggregate payout under the AIP totaled 200% of target, representing the maximum payout level under the plan.

2025 Annual Incentive Plan Payout
NEO	Target AIP	70% Financial Metrics (NIDDA and Ending NIM) Performance Achieved at Maximum Level (200% of Target)	30% Strategic Objectives Performance Achieved at Maximum Level (200% of Target)	Total Payout
Rajinder P. Singh	$1,575,000	$2,205,000	$945,000	$3,150,000
Thomas M. Cornish	$992,250	$1,389,150	$595,350	$1,984,500
Leslie N. Lunak	$459,375	$643,125	$275,625	$918,750
Rishi Bansal	$472,500	$661,500	$283,500	$945,000

2026 Proxy Statement | 49

BankUnited, Inc.
Chief Risk Officer Incentive Determination (Jay D. Richards)

In 2025, Mr. Richards was eligible to receive an incentive award that reflected several performance considerations, including his contribution to the safety and soundness of the Company. Consistent with the importance of maintaining objectivity in the Chief Risk Officer role, Mr. Richards did not participate in the AIP designed for the other NEOs.

In evaluating Mr. Richards’ 2025 performance, the Compensation Committee considered his enterprise‑level leadership in supporting the Company’s strategic objectives, including the effective evaluation of risk associated with new activities and continued advancement of the enterprise risk management framework appropriate to the Bank’s size and complexity. The Committee also considered his oversight of credit risk and portfolio management, including maintenance of acceptable asset quality metrics, effective stress‑testing and credit risk rating frameworks, and timely escalation of emerging risks, as well as his leadership in strengthening risk management processes and developing and retaining talent within the risk organization. Based on this evaluation, on February 19, 2026, the Compensation Committee approved an annual cash incentive award for Mr. Richards of $450,000 in respect of 2025 performance.

Chief Financial Officer Determination (James G. Mackey)

In connection with his appointment as Chief Financial Officer effective November 2025, Mr. Mackey’s 2025 compensation opportunity was established pursuant to his offer letter dated July 22, 2025, as approved by the Board. Due to his mid‑year start date, Mr. Mackey’s 2025 compensation structure differed from that of the other NEOs, and he was eligible to participate in the Company’s discretionary cash bonus and discretionary equity programs, subject to pro‑ration and performance considerations.

In assessing Mr. Mackey’s 2025 performance, the Compensation Committee considered his effective transition into the CFO role, his partnership with the executive management team in executing key funding, margin and capital initiatives, and his leadership in strengthening the Company’s investor communications. Based on this evaluation, the Compensation Committee approved a discretionary cash bonus award of $400,000 on February 19, 2026 in respect of 2025 performance.

2026 Proxy Statement | 50

BankUnited, Inc.

LONG-TERM INCENTIVE PLAN (LTIP)

Long‑Term Incentive Compensation Overview

The Company’s Long‑Term Incentive Plan (“LTIP”) is designed to align executive compensation with long‑term shareholder value creation, reinforce retention of key executives, and promote sustained performance over multi‑year periods. LTIP awards balance performance‑based incentives with retention‑focused considerations equity to ensure that a significant portion of executive compensation is tied to long‑term results and shareholder outcomes.

LTIP awards are delivered through a combination of performance‑based share units (“PSUs”) and time‑based restricted share units (“RSUs”), with vesting outcomes dependent on either the achievement of pre‑established multi‑year performance objectives and/or continued service. For 2025, Mr. Richards and Mr. Mackey did not participate in the LTIP and were instead eligible for equity awards under a separate equity program, as described below.

Time‑Based Awards – Restricted Share Units (RSUs)

RSUs are granted annually to support executive retention and long‑term alignment with shareholders. RSUs vest based solely on continued service and do not include performance conditions. RSUs granted in 2025 generally vest ratably over a three‑year period following the grant date. Dividend equivalents accrue on RSUs and are paid upon vesting.

In 2025, the Compensation Committee granted time‑based RSUs to the NEOs as part of the Company’s long‑term incentive program to support retention and long‑term alignment with shareholders.

The table below summarizes the RSU awards granted to the named executive officers in 2025.

Named Executive Officer	Grant Date	RSUs Granted	Grant Date Fair Value ($)	Vesting Schedule
Rajinder P. Singh	4/24/2025	44,829	$1,509,392	Vests in three equal annual installments on December 31 of 2025, 2026 and 2027
Thomas M. Cornish	4/24/2025	19,770	$665,656	Vests in three equal annual installments on December 31 of 2025, 2026 and 2027
Leslie N. Lunak	4/24/2025	11,208	$377,373	Vests in three equal annual installments on December 31 of 2025, 2026 and 2027
Rishi Bansal	4/24/2025	11,656	$392,458	Vests in three equal annual installments on December 31 of 2025, 2026 and 2027
1 Upon Ms. Lunak’s retirement effective January 2, 2026, 7,472 of the 11,208 RSUs granted in April 2025, along with any other outstanding and unvested RSU's, were forfeited in accordance with the applicable award agreements and Ms. Lunak's Transition and Advisory Services Agreement

Performance‑Based Awards – Performance Share Units (PSUs)

2026 Proxy Statement | 51

BankUnited, Inc.

PSUs are designed to reward executives for sustained performance over multi‑year performance periods and to align long‑term incentive outcomes with shareholder value creation. PSU payouts are determined based on the Company’s performance relative to peers and against absolute performance objectives established by the Compensation Committee at the time of grant. PSUs are granted as a target number of units, and the number of units ultimately earned may range from 0% to 200% of target, based on performance results. PSU awards may be settled in cash or shares, at the discretion of the Compensation Committee.

2025 PSU Grants – Performance Design & Metrics

Performance Period & Weighting. PSUs granted in 2025 are subject to a three‑year performance period from January 1, 2025 through December 31, 2027. Payouts are based on a combination of relative performance metrics (75%) and absolute performance metrics (25%), as established by the Compensation Committee at the time of grant. The Compensation Committee reviewed and refined the 2025 PSU design, including metric selection and weightings, in consultation with its independent compensation consultant, Pay Governance LLC.

Metric Structure. The 2025 PSU awards are earned based on four performance metrics: three equally-weighted relative performance criteria (25% each) and one absolute performance criterion (25%).

2025 PSU Design Weighting. 2025 PSU awards are weighted 75% toward peer‑relative performance metrics and 25% toward absolute performance metrics, as established at the time of grant.

How PSU Payouts Are Determined
Relative Performance Component (75%). The Company’s performance for each relative metric is ranked against the applicable peer group, and the Average Percentile Ranking (“APR”), which represents the average percentile ranking across the three relative metrics determines the payout for this portion of the award. A target payout requires performance at the median (50th percentile), and payout levels range from 0% (below the 25th percentile) to 200% of target (at or above the 75th percentile), as shown below.

APR	Payout (% of Target)
<25%	—
25%	50%
50%	100%
75%	200%

The Compensation Committee intentionally set the target payout opportunity at a level they considered consistent with median level peer group performance. Performance at less than a threshold level of the 25th percentile results in a payout of zero related to this component. Performance at or above the 75th percentile results in the maximum payout of 200% of target related to this component.

2026 Proxy Statement | 52

BankUnited, Inc.

Absolute Performance Component (25%). The absolute performance component is measured against predetermined threshold, target and maximum performance levels established at the time of grant. For this component, performance is measured against specific quantitative criteria rather than peer rankings, and payout levels range from 50% to 200% of target, as shown below.

Performance Level	Payout (% of Target)
Threshold	50%
Target	100%
Maximum	200%

2025 PSU Performance Metrics & Rationale

The following chart details the performance metrics established by the Compensation Committee for the 2025 PSU awards, including the rationale for each metric and the methodology for evaluating performance.

Relative Performance Criteria - 75%
Weight	Metric	Description	Rationale
25%	Relative Performance Criteria – Relative average three-year improvement in Cost of Deposits	The average improvement in the Company’s cost of deposits over the three-year performance period, measured relative to the banks in the applicable compensation peer group using the APR method.
Funding cost discipline is central to improving core profitability and earnings durability. This metric is intended to measure management’s effectiveness in improving deposit cost performance relative to peers.

25%	Relative Performance Criteria – Relative average three-year improvement in ROAA
The average of the year-over-year improvement in ROAA, in basis points, for the three years in the performance measurement period, measured relative to the banks in the 2024 compensation peer group using the APR method.

ROAA is a measure of profitability commonly monitored and considered important by bank investors. Improvement in ROAA relative to peers is a key medium to long-term strategic imperative of our Board, and a metric frequently cited by and discussed with our shareholders. We believe our shareholders consider improvement in ROAA to be a key imperative for our Company.

25%	Relative Performance Criteria – Relative three-year TSR	Total stock return, including dividends, for the three years in the performance measurement period, measured relative to banks in the KBW Regional Bank Index using the APR method.	Inclusion of this metric in our performance-based LTIP serves to help ensure alignment of the interests of our executive management team with those of our external shareholders.

2026 Proxy Statement | 53

BankUnited, Inc.

Absolute Performance Criteria - 25%
Weight	Metric	Description	Rationale
25%	Absolute Performance Criteria- Employee Retention
Average annual voluntary turnover rate excluding normal retirements, of high-performing employees based on our established annual performance review system. Measured for employees at the Senior Vice President level and above over the three-year performance measurement period.

Threshold performance ≤ 9.0%
Target performance ≤ 6.0%
Maximum performance ≤ 3.5%

We operate in a competitive market for talent and our Board considers retention of top talent critical to successful execution of our core business strategy. Inclusion of this metric in our performance-based LTIP appropriately incentivizes executive management to focus on nurturing an environment that promotes talent development and retention. Threshold, target and maximum performance levels were based on consideration of available external market and historical data and are consistent with our Board approved Risk Appetite Statement.

Threshold, Target and Maximum performance levels for PSUs Granted in 2025[1]
	25th Percentile		50th Percentile		75th Percentile
NEO	Threshold	Threshold Shares	Target	Target Shares	Maximum	Maximum Shares
Rajinder P. Singh	$754,688	22,415	$1,509,375	44,829	$3,018,750	89,657
Thomas M. Cornish	$332,818	9,885	$665,635	19,770	$1,331,270	39,539
Leslie N. Lunak	$188,672	5,604	$377,344	11,208	$754,688	22,415
Rishi Bansal	$196,219	5,828	$392,438	11,656	$784,876	23,311
¹ The grant date fair value of the threshold, target and maximum PSUs granted is based on the closing price of our stock on the NYSE on April 24, 2025

Why Two PSU Cycles Settled in 2025

In 2025, two previously granted PSU award cycles were completed as a result of the Company’s transition from a four‑year to a three‑year LTIP performance period. PSUs granted in 2022 had a four‑year performance period, while PSUs granted in 2023 reflected the updated three‑year design. Accordingly, both performance periods concluded on December 31, 2025, and the related awards were evaluated and settled following the Compensation Committee’s March 2026 meeting.

Recently Completed PSU Performance Cycles

2022 PSUs (Performance Period: January 1, 2022 – December 31, 2025)

PSUs granted in 2022 were subject to a four‑year performance period and were evaluated based on three equally-weighted relative performance metrics: relative growth in tangible book value per share, relative net charge‑off ratio, and relative total shareholder return. Based on relative performance across the applicable metrics, the Compensation Committee approved a payout equal to 58.87% of target.

2026 Proxy Statement | 54

BankUnited, Inc.

Weight	Metric	Description	Rationale	BankUnited	Percentile Ranking
33.3%	Relative Performance Criteria- Relative CAGR of tangible book value per share	CAGR of tangible book value per share for the four- year performance measurement period, ranked relative to the defined peer group using an average percentile ranking methodology.	This metric incentivizes sustained balance‑sheet growth and long‑term value creation relative to peers.	3.81%	9.70%
33.3%	Relative Performance Criteria- Relative net charge-off ratio	Net charge-offs as a percentage of average loans over the four-year performance measurement period, ranked relative to the defined peer group using an average percentile ranking methodology.	This metric reinforces disciplined credit risk management and asset quality performance relative to peers.	0.19%	21.00%
33.3%	Relative Performance Criteria- Relative four-year TSR	Total stock return, including dividends, over the four‑year performance measurement period, ranked relative to banks included in the KBW Regional Bank Index using an average percentile ranking methodology.	Inclusion of this metric in our performance‑based LTIP serves to help ensure alignment of the interests of our executive management team with those of our shareholders.	26.07%	57.60%
Average Percentile Ranking					29.43%

2023 PSUs (Performance Period: January 1, 2023 – December 31, 2025)

PSUs granted in 2023 reflected the Company’s updated three‑year LTIP design, which incorporated both peer‑relative performance metrics (75%) and absolute strategic objectives (25%). Based on performance across all applicable metrics, the Compensation Committee approved a payout equal to 149.49% of target.

2026 Proxy Statement | 55

BankUnited, Inc.

Relative Performance Criteria - 75%
Weight	Metric	Description	Rationale	BankUnited	Percentile Ranking
37.5%	Relative Performance Criteria- Improvement in the Uninsured Deposits Ratio	Ratio of total uninsured deposits to total deposits for the three years in the performance measurement period, ranked relative to the defined peer group using an average percentile ranking methodology.	This metric supports the Company’s focus on strengthening deposit quality and funding stability, a priority in 2023 when this measure was established.	13.52%	92.60%
37.5%	Relative Performance Criteria- Relative three-year TSR	Total stock return, including dividends, over the three‑year performance period ending December 31, 2025, measured relative to banks in the KBW Regional Bank Index using the APR method.	Inclusion of this metric in our performance‑based LTIP helps ensure alignment of the interests of our executive management team with those of our shareholders.	133%	96.30%
Average Percentile Ranking					94.45%

The absolute performance component of the 2023 PSU awards was based on pre‑established quantitative performance measures aligned with the Company’s strategic priorities. Performance for the absolute component was evaluated over the three‑year performance period, and results contributed to the overall PSU payout in accordance with the established performance criteria described below.

Absolute Performance Criteria - 25%
Weight	Metric	Description	Rationale
12.5%	Total Loan Commitments + Total Deposits in New Geographies Deposits Ratio
Aggregate growth in total loan commitments and total deposits in selected new geographies, including Atlanta, measured over the three year performance period, against pre‑established threshold, target, and maximum performance levels.

Expansion into selected new geographies is a key strategic initiative for the Company and has been consistently discussed with shareholders. Inclusion of this metric measures management’s execution against approved strategic growth objectives.
12.5%	Employee Retention
Average annual voluntary turnover rate (excluding normal retirements) for high performing employees at the Senior Vice President level and above, measured over the three year performance period, against pre‑established threshold, target, and maximum performance level.

Retention of high performing leadership is critical to long term value creation and execution of the Company’s strategy. This metric incentivizes sustained focus on talent development and leadership stability.

Based on performance achieved over the three‑year performance period, the absolute performance component contributed to the overall 2023 PSU payout in accordance with the Compensation Committee’s pre‑established performance criteria.

2026 Proxy Statement | 56

BankUnited, Inc.
Settlement & Governance

The Compensation Committee approved settlement of the 2022 and 2023 PSU awards at its March 9, 2026 meeting following certification of performance results, consistent with the terms of the LTIP.

Chief Risk Officer Long‑Term Incentive Determination (Jay D. Richards)

For reasons consistent with those described above with respect to the Annual Incentive Plan, Mr. Richards did not participate in the 2025 LTIP program applicable to Mr. Singh, Mr. Cornish, Mr. Bansal and Ms. Lunak. In light of the importance of maintaining objectivity and independence in the Chief Risk Officer role, Mr. Richards was instead eligible to receive long‑term incentive compensation in the form of a restricted share award, determined in accordance with the Company’s policies.

In evaluating Mr. Richards’ long‑term incentive award for 2025, the Compensation Committee considered his enterprise‑level leadership in overseeing the governance and execution of the Company’s enterprise risk management framework, including credit risk management, and his continued advancement of risk measurement and monitoring processes commensurate with the Company’s size, complexity and strategic objectives. The Committee also considered Mr. Richards’ execution of the enterprise risk management roadmap across the organization, including continued maturation of the three lines of defense model, as well as his leadership in promoting a balanced risk‑taking culture that supports sustainable long‑term value creation.

Based on this evaluation, on February 19, 2026, the Compensation Committee approved, effective March 1, 2026, a restricted share award of 14,000 shares to Mr. Richards. These shares are scheduled to vest in equal installments on March 1, 2027, 2028, 2029 and 2030, subject to Mr. Richards’ continued service. The Company expects to report this grant in the Summary Compensation Table and the 2026 Grants of Plan‑Based Awards table in its 2027 Proxy Statement.

In addition, on February 19, 2025, the Compensation Committee evaluated Mr. Richards’ performance for the 2024 fiscal year and his overall contributions to the Company and approved a restricted share award of 13,500 shares, effective March 1, 2025. This grant is reported in the Summary Compensation Table and the 2025 Grants of Plan‑Based Awards table included in this Proxy Statement.

Chief Financial Officer Long‑Term Incentive Eligibility (James G. Mackey)

In connection with his appointment as Chief Financial Officer effective November 2025, Mr. Mackey’s long‑term incentive opportunity for the 2025 service year was established pursuant to the terms of his employment offer letter, as approved by the Board. Due to his mid‑year start date, his long‑term incentive structure for 2025 differed from that of the other NEOs, and he was eligible to participate in the Company’s discretionary equity program, subject to proration and Compensation Committee approval.

Under the terms of his offer letter, Mr. Mackey’s annual target long‑term equity award opportunity for the 2025 performance year was $800,000, to be granted in 2026. Any award granted in respect of the 2025 performance year was prorated based on his start date.

2026 Proxy Statement | 57

BankUnited, Inc.
On April 1, 2026, the Compensation Committee approved a grant of 8,858 RSU’s to Mr. Mackey, with a grant date fair value of $400,000, representing the prorated portion of his target discretionary equity opportunity for the 2025 performance year. The RSUs vest in three equal annual installments on December 31 2026, 2027 and 2028, subject to Mr. Mackey’s continued service. As described in the Summary Compensation Table, Mr. Mackey also received a sign‑on award of RSUs with a grant date value of $1,000,013 pursuant to his offer letter. The Company expects to report the April 2026 RSU grant in the Summary Compensation Table and the 2026 Grants of Plan‑Based Awards table in its 2027 Proxy Statement.

Effective January 1, 2026, Mr. Mackey participates in the Long‑Term Incentive Plan applicable to the Company’s other NEOs, subject to the terms and conditions of that program and Compensation Committee approval.

OTHER ELEMENTS OF COMPENSATION

Retirement Programs

All of the Company's full-time employees (including the Company's NEOs) are eligible to participate in a 401(k) plan. In addition, certain of the Company's employees, including the NEOs, are eligible to participate in our Nonqualified Deferred Compensation Plan, the terms of which are described in additional detail below under "Nonqualified Deferred Compensation." The Company has no defined benefit pension plans.

Welfare Programs

The Company offers a variety of health and other welfare benefit programs to all employees, including medical, dental, vision, life insurance and disability insurance. The Company's NEOs are generally eligible to participate in these employee benefit plans on the same basis as the rest of the Company's employees. In addition, pursuant to Mr. Singh's employment agreement, the Company pays all premiums on and otherwise maintains in good standing a second to die split-dollar life insurance arrangement providing for a death benefit of $15 million.

No Excise Tax Gross-Ups; Perquisites

The Company does not provide excise tax gross-ups to its employees.

The Company provides its CEO with non-exclusive access to a Company provided automobile and driver primarily for business purposes, with limited personal use depending on availability. This transportation arrangement is provided for efficiency and security purposes, including enhanced travel security arrangements, and is consistent with practices at companies with which the Company competes for executive talent. In addition, when traveling on Company business, the CEO is occasionally permitted to have family members accompany him on the Company's aircraft, which does not result in incremental cost to the Company. The imputed value of these perquisites is included in "All Other Compensation" in the Summary Compensation Table below.

Limited Severance Arrangements

In order to promote the retention of our executive leadership team, particularly in the event of a potentially disruptive corporate transaction, the Company provides customary but limited severance arrangements to its NEOs. In addition, the CEO is party to an employment agreement with the Company. The terms of these arrangements are described below under "Potential Payments Upon Termination or Change-in-Control."

2026 Proxy Statement | 58

BankUnited, Inc.

OTHER CONSIDERATIONS
Equity Ownership Requirement

We believe that requiring members of our executive management to invest and maintain meaningful equity ownership in the Company aligns their interests with those of shareholders. Accordingly, each executive who is designated as an NEO is required to maintain a minimum level of equity ownership while serving as an NEO. Except for sales necessary to satisfy tax withholding obligations upon the settlement of equity awards or to pay the exercise price upon the exercise of stock options, an NEO may not sell Company equity if, after giving effect to such sale, the executives retained equity (including vested and unvested shares) would fall below the applicable ownership requirement.

The multiples of salary currently stipulated in the policy are:

Named Executive Officer	Minimum Equity Ownership
Chief Executive Officer	6 times base salary
All Other Named Executive Officers	3 times base salary

The NEOs have five years from the date they were appointed as an NEO to meet their target ownership level. The stock ownership requirement may be satisfied by:
•Vested and unvested common stock
•Vested and unvested restricted share units (excluding unearned PSUs)
•Common stock held after the exercise of stock options

Equity Ownership
Named Executive Officer[1]	Ownership Requirement	Approximate Stock Value Required to be Held	Holds Required Amount
Rajinder P. Singh	6 X Base Salary	$6,300,000	Yes
Thomas M. Cornish	3 X Base Salary	$1,984,500	Yes
James G. Mackey[2]	3 X Base Salary	$1,800,000	No
Rishi Bansal	3 X Base Salary	$1,417,500	Yes
Jay D. Richards	3 X Base Salary	$1,275,000	Yes
¹ In accordance with our 2026 equity ownership guidelines for directors and NEOs
² James G. Mackey was appointed Chief Financial Officer effective November 10, 2025. Pursuant to the Company’s equity ownership guidelines, Mr. Mackey has five years from the date of appointment to attain the required level of equity ownership.

2026 Proxy Statement | 59

BankUnited, Inc.
Compensation Recovery Policy

The Company has a Compensation Recovery Policy that complies with SEC rules and NYSE listing standards with respect to recovery of erroneously awarded incentive-based compensation received by covered executives in the event of a required accounting restatement. The policy, which is administered by our Compensation Committee, provides that if we are required to prepare an accounting restatement of our financial statements due to material noncompliance with any financial reporting requirement under the securities laws, any incentive compensation granted, earned or vested during the applicable look-back period based on the attainment of a financial reporting measure that exceeds the amount that would have been paid after giving effect to the restatement must be recouped from the covered executives. Any right of recovery under this policy is in addition to, and not in lieu of, any other remedies or rights of recovery, recoupment, forfeiture or offset that may be available to the Company, however, that there shall be no duplication of recovery of the same compensation.

Policies on Timing of Option Awards

The Company does not currently grant stock options or similar awards and has not granted any such awards since 2011. Accordingly, the Company does not consider the release of material nonpublic information in relation to the grant of such awards and does not time such release for the purpose of affecting the value of executive compensation.

Anti-Hedging & Anti-Pledging of Company Securities

Pursuant to our Insider Trading Policy, our directors, executive officers, and other employees and their related parties, which includes spouses, minor children, and other family members who reside in the same household and any other entities in which such persons exercise or share control (“Covered Persons”) are prohibited from engaging in short sales of the Company's securities, pledging the Company’s securities as collateral for a loan or holding the Company’s securities in a margin account.

Directors and executive officers of the Company are prohibited from engaging in hedging transactions with respect to Company securities such as (but not limited to) zero-cost collars, equity swaps, and forward sale contracts. Any other Covered Person is prohibited from engaging in any such hedging transactions while in possession of material non-public information regarding the Company.

Tax Implications

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for compensation greater than $1 million paid in any tax year to covered executive officers. Despite this limitation on the tax deductibility of executive compensation, the Compensation Committee considers it important to design and implement compensation programs that it believes are competitive and in the best interests of the Company and its shareholders.

2026 Proxy Statement | 60

BankUnited, Inc.
Compensation Risk Assessment

Our Compensation Committee assesses annually the compensation policies and practices applicable to our employees, including our executive officers, and considers whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Our Enterprise Risk Management (ERM) group periodically performs an independent risk assessment of all of the Company's incentive compensation arrangements, including those applicable to our NEOs, and has not identified any such arrangements that are reasonably likely to have a material adverse effect on the Company.

We believe our compensation programs strike the appropriate balance between the short-term and long-term performance of the Company. We consider the potential risks in our business when designing and administering our compensation programs, and we believe our balanced approach to performance measurement and compensation decisions mitigates the risk that employees, including our executive officers, will be encouraged to undertake excessive or inappropriate risk. The Company's compensation program are subject to internal controls and to audit by our internal audit function, and we rely on principles of sound governance and good business judgment in administering our compensation programs. The Compensation Committee, in its reasonable business judgment, has determined that the Company's compensation policies and practices as generally applicable to its executive officers and employees do not create risks that are reasonably likely to have a material adverse effect on the Company.

2026 Proxy Statement | 61

BankUnited, Inc.
COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Michael J. Dowling, Chair
Tere Blanca
William S. Rubenstein

2026 Proxy Statement | 62

BankUnited, Inc.
Summary Compensation Table for 2025

The following summary compensation table sets forth the total compensation paid or accrued for the years 2023, 2024, and 2025 to our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)(5)(6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)		Total ($)
Rajinder P. Singh	2025	1,050,000	—	3,018,785	3,150,000	218,390	(8)	7,437,175
Chairman, President and Chief Executive Officer	2024	1,050,000	—	3,018,792	2,362,500	185,648		6,616,940
	2023	1,050,000	—	3,018,764	1,724,625	169,062		5,962,451
Leslie N. Lunak(1)	2025	525,000	—	754,747	918,750	15,750	(9)	2,214,247
Chief Financial Officer (through November 2025)	2024	525,000	—	754,712	689,063	15,525		1,984,300
	2023	525,000	—	754,713	503,016	14,850		1,797,579
James G. Mackey(2)	2025	229,615	400,000	1,000,013	—	160,333	(9)	1,789,961
Chief Financial Officer (effective November 2025)
Thomas M. Cornish	2025	661,500	—	1,331,312	1,984,500	15,750	(9)	3,993,062
Chief Operating Officer	2024	661,500	—	1,331,288	1,488,375	15,525		3,496,688
	2023	661,500	—	1,331,286	1,086,514	17,139		3,096,439
Rishi Bansal	2025	472,500	—	784,915	945,000	15,750	(9)	2,218,165
Chief Investment Officer BankUnited, N.A.	2024	472,500	—	784,896	708,750	15,525		1,981,671
	2023	472,500	—	784,898	517,388	14,850		1,789,636
Jay D. Richards	2025	425,000	450,000	507,330	—	15,750	(9)	1,398,080
Chief Risk Officer BankUnited, N.A.	2024	425,000	400,000	340,990	—	15,525		1,181,515
	2023	420,833	350,000	460,070	—	14,850		1,245,753
(1)Ms. Lunak served as Chief Financial Officer until November 2025, when she transitioned to the Executive Advisor role until her retirement in January 2026.
(2)Mr. Mackey's base salary is $600,000. In connection with his hiring in August 2025, Mr. Mackey was awarded 26,810 restricted share units with a grant date fair value of $1,000,013. The units will vest on each of the first three anniversaries of the date of grant. Mr. Mackey was appointed Chief Financial Officer of the Company on November 10, 2025.
(3)For Mr. Richards, who does not participate in the AIP program that is designed for our other NEOs, the amount reported for 2025 represents an incentive bonus earned for performance in 2025 and paid during the first quarter of 2026. For Mr. Mackey, the amount reflects a pro-rated 2025 cash incentive award earned for performance in 2025 and paid during the first quarter of 2026 pursuant to his employment offer.
(4)Amounts shown do not reflect the compensation actually realized in 2025 by the NEOs. Instead, amounts represent the aggregate grant date fair value of RSUs, PSUs and RSAs granted to the NEOs during 2025 calculated in accordance with FASB ASC Topic 718. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 12 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
(5)On April 24, 2025, the Compensation Committee awarded Mr. Singh 44,829 RSUs and 44,829 PSUs, Mr. Cornish 19,770 RSUs and 19,770 PSUs, Ms. Lunak 11,208 RSUs and 11,208 PSUs and Mr. Bansal 11,656 RSUs and 11,656 PSUs. The amounts included in the table above represent the grant date fair value of both RSU and PSU awards. For PSUs, the amount included is based on the probable outcome of performance conditions, which is equal to the target amount. Assuming satisfaction of performance conditions at the maximum level, the PSUs granted to Mr. Singh would have had a grant date fair value of $3,018,785 (as opposed to the target grant date fair value of $1,509,392 included above); Mr. Cornish would have had a grant date fair value of $1,331,312 (as opposed to the target grant date fair value of $665,656 included above); Ms. Lunak would have had a grant date fair value of $754,747 (as opposed to the target grant date of $377,373 included above); and Mr. Bansal would have had a grant date fair value of $784,915 (as opposed to the target grant date of $392,458 included above).

2026 Proxy Statement | 63

BankUnited, Inc.
(6)The restricted share awards included in the table above for Mr. Richards, who does not participate in the LTIP program that is designed for our other NEOs, were granted in the first quarter of each year as part of total year-end compensation awarded for prior year performance. As a result, the amounts for those restricted share awards generally appear in the Summary Compensation Table for the year after the performance year upon which they were based. On March 1, 2025, Mr. Richards was awarded 13,500 restricted shares to reward his performance in the 2024 fiscal year and overall contributions to the Company. In accordance with the SEC rules, the value of the restricted shares awarded to Mr. Richards in March 2026 for his performance in the 2025 fiscal year and overall contributions to the Company is not included here and will be reported in the Summary Compensation Table in Company's proxy statement for the 2027 annual meeting of shareholders.
(7)For each of Mr. Singh, Mr. Cornish, Mr. Bansal and Ms. Lunak the amounts reported reflect a performance-based cash incentive award earned for performance in 2025 under the AIP and paid in the first quarter of 2026.
(8)Includes contributions of $15,750 and $137,813 made by us on Mr. Singh's behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively, $14,219 for personal use of a company owned automobile, $35,542 for personal use of a company paid driver, $12,854 for personal use of the Company's aircraft and $2,213 representing annual service cost recorded by the Company related to Mr. Singh's split-dollar life insurance arrangement. The amounts reported for perquisites represent the aggregate incremental cost to the Company, which includes only the direct, variable costs incurred in connection with providing the benefit and excludes fixed costs that would have been incurred regardless of such usage.
(9)Represents a contribution of $15,750 made by the Company on behalf of each of Mr. Cornish, Mr. Bansal, Mr. Richards and Ms. Lunak to our 401(k) plan. For Mr. Mackey, a contribution of $10,333 was made by the Company on behalf of Mr. Mackey to our 401(k) plan. Mr. Mackey also received a one-time relocation bonus of $150,000 in connection with his hire.

The following table sets forth certain information with respect to the plan-based awards granted to each of our NEOs during 2025.

2025 Grants of Plan-Based Awards

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)(4)(5)	Grant Date Fair Value of Stock Awards ($)(6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rajinder P. Singh	4/24/2025	4/24/2025	787,500	1,575,000	3,150,000	—	—	—	—	—
	4/24/2025	4/24/2025	—	—	—	22,415	44,829	89,657	—	1,509,392
	4/24/2025	4/24/2025	—	—	—	—	—	—	44,829	1,509,392
Leslie N. Lunak	4/24/2025	4/24/2025	229,688	459,375	918,750	—	—	—	—	—
	4/24/2025	4/24/2025	—	—	—	5,604	11,208	22,415	—	377,373
	4/24/2025	4/24/2025	—	—	—	—	—	—	11,208	377,373
James G. Mackey	8/20/2025	8/20/2025	—	—	—	—	—	—	26,810	1,000,013
Thomas M. Cornish	4/24/2025	4/24/2025	496,125	992,250	1,984,500	—	—	—	—	—
	4/24/2025	4/24/2025	—	—	—	9,885	19,770	39,539	—	665,656
	4/24/2025	4/24/2025	—	—	—	—	—	—	19,770	665,656
Rishi Bansal	4/24/2025	4/24/2025	236,250	472,500	945,000	—	—	—	—	—
	4/24/2025	4/24/2025	—	—	—	5,828	11,656	23,311	—	392,458
	4/24/2025	4/24/2025	—	—	—	—	—	—	11,656	392,458
Jay D. Richards	3/1/2025	2/19/2025	—	—	—	—	—	—	13,500	507,330
(1)Amounts represent threshold, target and maximum non-equity incentive plan awards under the AIP for 2025. Additional information on performance metrics and payout calculations are included in "Compensation Discussion and Analysis - 2025 Annual Incentive Awards". The AIP awards were paid out in the first quarter of 2026. Amounts are reported in the "Summary Compensation Table - Non-Equity Incentive Plan Compensation."

2026 Proxy Statement | 64

BankUnited, Inc.
(2)Represents PSUs granted under the 2023 Plan. These PSUs are based on a three-year performance period from January 1, 2025 through December 31, 2027. Each PSU represents the right to receive, at settlement, and at the discretion of the plan administrator, one share of common stock or cash in an amount equal to the fair market value of one share of common stock. At the time of settlement, each NEO will be eligible to receive a dividend award in an amount equal to the dividends that would have been paid or declared prior to settlement. At the discretion of the plan administrator, the dividend award can be settled in cash equal to the dividend award, or shares having a fair market value equal to such dividend award. Amounts are reported in the "Summary Compensation Table - Stock Awards" based on the probable outcome of performance conditions, which is equal to the target amount.
(3)Represents RSUs granted under the 2023 Plan. In the case of Mr. Singh, Mr. Cornish and Bansal and Ms. Lunak, subject to continued employment at the time of vesting (unless otherwise provided in an applicable agreement), one-third of the RSUs vested on December 31, 2025 and the unvested portion of the awards will vest in equal installments on December 31, 2026 and December 31, 2027. Each RSU represents the right to receive, at settlement, and at the discretion of the plan administrator, one share of common stock or cash in an amount equal to the fair market value of one share of common stock. At the time of settlement, each NEO will be eligible to receive a dividend award in an amount equal to the dividends that would have been paid or declared prior to settlement. At the discretion of the plan administrator, the dividend award can be settled in cash equal to the dividend award, or shares having a fair market value equal to such dividend award.
(4)On August 20, 2025, Mr. Mackey was awarded 26,810 RSUs under the 2023 Plan. The RSUs are scheduled to vest in equal annual installments on August 20, 2026, 2027 and 2028, subject to continued employment through the applicable vesting dates (unless otherwise provided in an applicable agreement). Mr. Mackey will be eligible to receive a dividend award in an amount equal to the dividends that would have been paid or declared prior to vesting. At the discretion of the plan administrator, the dividend award can be settled in cash equal to the dividend award, or shares having a fair market value equal to such dividend award.
(5)Represents RSAs granted to Mr. Richards, who does not participate in the LTIP program that is designed for our other NEOs, under the 2023 Plan. On March 1, 2025, Mr. Richards was awarded 13,500 restricted shares for his performance in the 2024 fiscal year and overall contributions to the Company. The restricted shares are scheduled to vest in equal annual installments on March 1, 2026, 2027, 2028 and 2029, subject to continued employment through the applicable vesting dates (unless otherwise provided in an applicable agreement), and participate in dividends declared on common shares.
(6)Represents the grant date fair value of PSUs, RSUs and RSAs based on the closing price of the Company's common stock at the date of grant pursuant to FASB ASC Topic 718. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 12 in the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2025. For performance-based awards, the amount included is based on the probable outcome of performance conditions, which is equal to the target amount.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of equity awards outstanding on December 31, 2025 for each of our NEOs:

Outstanding Equity Awards at 2025 Fiscal Year-End

	Stock Awards
Name	Number of Shares/Units of Stock That Have Not Vested (#)		Market Value of Shares/Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares/Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares/Units or Other Rights That Have Not Vested ($)(7)
Rajinder P. Singh	47,855	(1)	2,132,897	197,470	8,801,238
Leslie N. Lunak	11,964	(2)	533,235	49,369	2,200,376
James G. Mackey	26,810	(3)	1,194,922	—	—
Thomas M. Cornish	21,104	(4)	940,605	87,085	3,881,378
Rishi Bansal	12,442	(5)	554,540	51,343	2,288,358
Jay D. Richards	32,750	(6)	1,459,668	—	—
(1)32,912 RSUs scheduled to vest on December 31, 2026 and 14,943 RSUs scheduled to vest on December 31, 2027.
(2)8,228 RSUs scheduled to vest on December 31, 2026 and 3,736 RSUs scheduled to vest on December 31, 2027.
(3)8,937 RSUs are scheduled to vest on August 20, 2026, 8,936 on August 20, 2027, and 8,937 on August 20, 2028.
(4)14,514 RSUs scheduled to vest on December 31, 2026 and 6,590 RSUs scheduled to vest on December 31, 2027.

2026 Proxy Statement | 65

BankUnited, Inc.
(5)8,557 RSUs scheduled to vest on December 31, 2026 and 3,885 RSUs scheduled to vest on December 31, 2027.
(6)12,875 RSAs vested on March 1, 2026. 9,875 RSAs are scheduled to vest on March 1, 2027, 6,625 on March 1, 2028, and 3,375 on March 1, 2029.
(7)Based on the $44.57 closing price of our common stock on December 31, 2025. Awards reflect the impact of dividends accrued on the award shares, which are not paid unless and until the awards vest, as applicable.
(8)Represents Mr. Singh, Mr. Cornish, Mr. Bansal and Ms. Lunak's 2024 and 2025 PSUs, assuming satisfaction of performance goals at the maximum award level (performance has not yet been achieved). Vesting is based on the Company’s achievement relative to performance criteria pre-established by the Compensation Committee. For the description of the 2025 PSUs see "Performance-Based Awards - Performance Period January 1, 2025 - December 31, 2027." The vesting date for the PSUs granted in 2024 is December 31, 2026. The vesting date for the PSUs granted in 2025 is December 31, 2027.

Vesting of Restricted Shares, Restricted Share Units & Performance Share Units

The following table contains information regarding the vesting of RSAs, PSUs and RSUs by our NEOs during fiscal year 2025:
2025 Stock Awards Vested

	Stock Awards
Name	Number of Units/Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Rajinder P. Singh	64,864	(2)	2,890,988
	125,012	(3)	5,571,785
Leslie N. Lunak	16,216	(2)	722,747
	31,256	(3)	1,393,080
James G. Mackey	—		—
Thomas M. Cornish	28,604	(2)	1,274,880
	55,132	(3)	2,457,233
Rishi Bansal	16,866	(2)	751,718
	32,504	(3)	1,448,703
Jay D. Richards	12,500	(4)	469,750
(1)The value is equal to the closing market price of a share of our common stock on the vesting date, multiplied by the number of shares vesting on such date.
(2)Represents RSUs that vested pursuant to the terms of RSU award agreements.
(3)Represents PSUs that vested pursuant to the terms of the PSU Award Agreement, reflecting the settlement of two award cycles (the 2022 and 2023 grants) as a result of the Company’s transition from a four‑year to a three‑year long‑term incentive performance period.
(4)Represents restricted shares vested pursuant to the terms of RSA agreements.

2026 Proxy Statement | 66

BankUnited, Inc.
Nonqualified Deferred Compensation

Nonqualified Deferred Compensation Table for 2025

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE
	($)(2)	($)(3)	($)	($)	($)(4)
Rajinder P. Singh	183,750	137,813	463,917	(88,726)	7,520,694
Leslie N. Lunak	—	—	274,057	—	4,581,068
Thomas M. Cornish	—	—	9,515	—	148,224
Rishi Bansal	366,188	—	293,761	—	4,020,327
Jay D. Richards(1)	—	—	—	—	—
(1)Mr. Richards does not participate in the Company's Nonqualified Deferred Compensation Plan.
(2)The full amount of the contribution for Mr. Singh, Mr. Bansal and Ms. Lunak to the Nonqualified Deferred Compensation Plan is reflected as compensation earned as part of each executive's "Salary", and/or "Bonus" or "Non-Equity Incentive Plan Compensation" in 2025 in the "Summary Compensation Table for 2025."
(3)Amounts reflect our contributions, if any, to the Nonqualified Deferred Compensation Plan for the applicable NEO. These amounts are also reported in the "All Other Compensation" column of the "Summary Compensation Table for 2025."
(4)Includes amounts previously reported in the Summary Compensation Table as "Salary," "Bonus," "Non-Equity Incentive Plan Compensation" or "All Other Compensation" for years prior to 2025, in the following aggregate amounts: $6,823,941 for Mr. Singh, $4,307,011 for Ms. Lunak, $138,708 for Mr. Cornish and $3,360,378 for Mr. Bansal.

Our Nonqualified Deferred Compensation Plan allows each NEO to defer up to 100% of salary and cash bonus or incentives. Mr. Singh is eligible to receive company matching contributions under the plan. For the 2025 plan year, we contributed an amount equal to 100% of the first 1% plus 70% of the next 5% of eligible compensation that Mr. Singh elected to defer under the plan. Amounts deferred by an NEO are vested at all times and amounts that we contribute on the executive's behalf will become vested upon the earlier to occur of a change in control (as defined in the plan), the executive's death, disability, attainment of age 65 or completion of two years of service. The Company credits each participant's account with income based on either an annual interest rate determined by the Company's Compensation Committee or returns of selected investment portfolios, as elected by the participant. The annual interest rate has varied from year to year, but has ranged from a low of 5.00% in 2021 to a high of 8.50% in 2024. Amounts deferred under our Nonqualified Deferred Compensation Plan are distributed upon a date or dates specified by the executive, which may be no earlier than January 1 of the third plan year following the plan year in which the compensation would have otherwise been paid to the executive, or upon the earliest to occur of the executive's separation from service, disability or a change in control.

Potential Payments Upon Termination or Change-in-Control

The employment arrangements with certain of our NEOs provide for certain severance payments and benefits, to the extent applicable, in the event of a termination of employment as described below:

Employment Agreement with Mr. Singh

Mr. Singh is the only executive subject to an employment agreement. Mr. Singh has been a party to various employment agreements with us since 2009. Mr. Singh's current employment agreement (the "Agreement") provides for a term of three years commencing on January 1, 2023 (the "Employment Term") and reflects his current base salary of $1,050,000.

2026 Proxy Statement | 67

BankUnited, Inc.
Commencing on January 1, 2026 and on January 1 of each year thereafter, the Employment Term will automatically renew for additional one-year periods on the same terms and conditions contained in the Agreement unless at least 90 days prior to any such anniversary date either party shall notify the other in writing that it does not wish to extend the Employment Term beyond the then applicable expiration date. In the event of the public announcement of a transaction or other event that would constitute a change in control, as defined, during the Employment Term, the Employment Term would be automatically extended as necessary such that it expires on the later of the last day of the then-current Employment Term and the second anniversary of the change in control.

The employment agreement with Mr. Singh provides that, in the event of termination of his employment by the Company without Cause or by him for Good Reason (as defined in the Agreement) during the Employment Term, Mr. Singh would be entitled to receive, subject to an execution of a release of claims against the Company, (i) payment of an amount equal to two times the sum of his base salary and target annual incentive opportunity (or three times such sum if termination occurs on or following a change in control); (ii) payment of his prorated annual incentive award based on actual performance for the year of termination (or a prorated annual incentive award based on target performance if termination occurs on or following a change in control); (iii) full vesting of his RSU awards (and any other time-based equity awards); (iv) vesting of his PSU awards based on actual achievement for the performance criteria (or, if the termination occurs either on, prior to or following a change in control, the PSU awards will convert into a time-based RSU award (with the number of units determined based on the award agreement) that vests on the later of the change in control and the date of termination); (v) continued coverage under the Company’s group health plans at the Company’s expense for up to 24 months following termination; and (vi) continuation of Mr. Singh's split-dollar life insurance arrangement. Effective as of April 8, 2026, Mr. Singh's employment agreement was amended to provide that the amount Mr. Singh would be eligible to receive pursuant to his employment agreement under the immediately preceding clause (i) would be calculated based on Mr. Singh's average annual incentive actually paid or earned during the three fiscal years immediately preceding the date of termination (rather than based on his target annual incentive opportunity).

In addition, the employment agreement provides that, in the event of Mr. Singh's termination of employment during the Employment Term, due to his death or Disability (as defined in the Agreement), Mr. Singh would be entitled to receive the benefits described in (iii)-(vi) above. In the event Mr. Singh's employment with the Company terminates for any reason following expiration of the Employment Term he would be entitled to receive the benefits described in (iii), (iv) and (vi) above.

Upon a change in control, the PSU awards granted to Mr. Singh under the Agreement would automatically convert to time-based RSUs (“Converted RSUs”) that vest at the completion of the performance period, subject to his continued employment with the Company through the vesting date. In the event of Mr. Singh’s termination of employment due to death or Disability, without Cause by the Company, for Good Reason by Mr. Singh or for any reason on or following the expiration of such employment agreement, prior to the completion of the applicable performance period, any unvested portions of the PSU awards would remain outstanding and eligible to vest based on actual achievement of the performance criteria. If any such termination occurs either on, prior to or following a change in control and contingent on the consummation of the change in control, the Converted RSUs would fully vest on the later to occur of (i) the date of such change in control and (ii) the termination date.

2026 Proxy Statement | 68

BankUnited, Inc.
Mr. Singh's employment agreement does not require the Company to reimburse him for the amount of any golden parachute excise tax imposed under Section 4999 of the Internal Revenue Code. Instead, if the payments to be received by Mr. Singh under the employment agreement would result in the imposition of the golden parachute excise tax, the amount payable would be paid in full or reduced to such lesser amounts that would result in no portion of the payments being subject to the golden parachute excise tax, whichever would result in Mr. Singh's receipt of the greatest amount under his employment agreement on an after-tax basis.

Mr. Singh is subject to confidentiality and non-disparagement obligations under his employment agreement as well as non-competition and non-solicitation covenants for a period of 18 months following a termination of employment during the Employment Term by the Company for Cause or following Mr. Singh's voluntary resignation without Good Reason or for any reason following a Change in Control.

The employment agreement is subject to regulatory laws to the extent applicable.

Change in Control Agreement with Mr. Bansal

Mr. Bansal is a party to a change in control agreement pursuant to which, if Mr. Bansal's employment is terminated by the Company without Cause (as defined in the change in control agreement), or by the executive due to a reduction in base salary, either case within six months following a change in control of the Company, the executive would be entitled to a payment in the amount equal to one year of his base salary, payable on the date that is six months following the change in control. The agreement further provides for payment, on the date that is six months following completion of the change in control, of a lump sum retention bonus equal to one year of base salary (as in effect immediately prior to the change in control), subject to his continued employment with BankUnited and any successor to BankUnited through such date.

Change in Control Agreement with Mr. Mackey

Mr. Mackey's employment with BankUnited, N.A. commenced on August 15, 2025. Mr. Mackey and the Company entered into a change in control agreement pursuant to which he will receive on the date that is six months following consummation of the change in control, subject to his continued employment with BankUnited or any successor to BankUnited, a lump sum payment, in an amount equal to: (i) three times his annual base salary, if the change in control occurs prior to the first anniversary of his continued employment with BankUnited or (ii) two times his annual base salary, if the change in control occurs on or after the first anniversary and prior to the second anniversary of his continued employment with BankUnited or (iii) one time his annual base salary if the change in control occurs on or after the second anniversary and prior to the third anniversary of his continued employment with BankUnited. Mr. Mackey will also be eligible for the retention bonus if his employment is terminated without cause or due to a reduction in his base salary between the change in control and the date the retention bonus vests, subject to his execution of a release of claims.

In addition to the change in control agreement, pursuant to his offer letter dated July 22, 2025, if Mr. Mackey’s employment with the Company is involuntarily terminated without cause not in connection with a change in control, Mr. Mackey will be eligible for six months of base salary in severance and the equivalent of six months of COBRA premiums for COBRA health benefit coverage, subject to an execution of a separation agreement with the Company.

2026 Proxy Statement | 69

BankUnited, Inc.
Change in Control Agreement with Ms. Lunak

Ms. Lunak was previously a party to a change in control Agreement with the Company. In November 2025, upon stepping down from the CFO position, Ms. Lunak and the Company entered into a transition and advisory services agreement whereby she served as Executive Advisor until her retirement in January 2026. From January 3, 2026 through December 31, 2027, Ms. Lunak will serve as a non-employee Special Advisor to the Company. Ms. Lunak’s transition and advisory services agreement and her equity award agreements are the sole arrangements governing her continued service with the Company.

Pursuant to the terms of the transition and advisory services agreement, until January 2, 2026, Ms. Lunak remained eligible for an annual base salary at her current rate, continued participating in the Company’s employee benefit plans and annual incentive plan for 2025, and continued to vest in her outstanding equity awards. From January 3, 2026 through December 31, 2027, Ms. Lunak’s sole compensation will consist of continued eligibility for vesting of certain equity awards, subject to compliance with restrictive covenants. Specifically, any of her unvested PSUs with performance periods ending after January 2, 2026, will remain eligible to vest based on actual achievement of the established performance metrics. If a change in control takes place before the end of the performance period, the outstanding PSUs will vest immediately, with performance goals determined according to the terms of her award agreements. These terms are subject to restrictive covenants and non-competition and non-solicitation clauses, which will remain in effect through December 31, 2027.

If the Company terminated Ms. Lunak’s employment without cause prior to January 2, 2026, or if the Company terminates Ms. Lunak’s services as Special Advisor for any reason other than circumstances that would constitute cause had Ms. Lunak remained employed as of the date of such termination, then subject to Ms. Lunak’s continued compliance with the transition agreement (including applicable restrictive covenants), Ms. Lunak will remain eligible for the equity vesting treatment and the 2025 annual incentive plan award described above. If Ms. Lunak’s employment or service is terminated for any other reason, Ms. Lunak will not be entitled to any further payments or benefits from the Company, other than any amounts that are vested or payable under applicable law.

Equity Awards

All equity awards (other than the equity awards described under "Employment Agreement with Mr. Singh") that are assumed in connection with, or otherwise continued following, a change in control are not subject to vesting upon a change in control, but are subject to accelerated vesting in the event of a termination of employment without cause or for good reason within 24 months following the change in control.

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the NEOs, which were estimated assuming that the triggering event took place on the last business day of the fiscal year (December 31, 2025) and calculated using the closing price per share of our common stock on such date ($44.57), and also assumes a cash-out of equity awards in connection with a change in control. The amounts set forth below do not reflect any potential reduction to avoid application of Sections 280G and 4999 of the Internal Revenue Code.

2026 Proxy Statement | 70

BankUnited, Inc.

	Cash Severance	Continued Benefits	Value of Acceleration of Equity	Total
	($)	($)	($)	($)
Rajinder P. Singh (1)
Death / Disability	—	89,255	6,533,561	6,622,816
For Cause / Without Good Reason	—	—	—	—
Without Cause / For Good Reason	6,825,000	89,255	6,533,561	13,447,816
Without Cause / For Good Reason(2)	9,450,000	89,255	6,533,561	16,072,816
Change in Control	—	—	6,533,561	6,533,561

Leslie N. Lunak
Without Cause(3)	—	—	1,100,210	1,100,210
Change in Control(4)	—	—	1,100,210	1,100,210

James G. Mackey
Without Cause / For Good Reason(2)	1,800,000	—	1,194,922	2,994,922
Change in Control	1,800,000	—	—	1,800,000

Thomas M. Cornish
Without Cause / For Good Reason(2)	—	—	2,881,317	2,881,317
Change in Control	—	—	—	—

Rishi Bansal
Without Cause / For Good Reason(2)	472,500	—	1,698,741	2,171,241
Change in Control	472,500	—	—	472,500

Jay D. Richards
Without Cause / For Good Reason(2)	—	—	1,459,668	1,459,668
Change in Control	—	—	—	—
(1) Continued benefits include continuation of Mr. Singh's split-dollar life insurance arrangement.
(2) Following a change in control.
(3) Pursuant to her transition agreement, on a termination without Cause Ms. Lunak would be eligible to receive the full amount of outstanding PSU's pursuant to the terms of the transition agreement and applicable award agreements.
(4) Pursuant to her transition agreement, if a change in control occurs before the end of the performance period, outstanding PSUs with a performance period scheduled to end following January 2, 2026 will vest immediately; for purposes hereof, vesting is assumed to be at 100% of target levels.

2026 Proxy Statement | 71

BankUnited, Inc.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that companies may use to determine their CEO pay ratio, the ratio reported below may not be comparable to the ratios reported by other companies.

To determine the median employee and the CEO pay ratio for 2025, we took the following steps:
•We determined that, as of December 31, 2025, which was the date used to identify our median employee, our employee population consisted of approximately 1,803 full- and part-time employees, including one temporary employee, all of whom were located in the United States. We have no seasonal employees.
•To identify the “median employee” from our employee population, we compared the amount of gross pay of our employees (excluding our CEO) as reflected in our payroll records as reported to the IRS on Form W-2 for 2025. In making this determination, we annualized the compensation of approximately 322 full-time employees and part-time employees who were hired in 2025 but did not work for us for the entire fiscal year.
•Once we identified our median employee, we combined all of the elements of such employee's compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
•With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column of our 2025 Summary Compensation Table included in the 2026 Proxy Statement.

For 2025, our last completed fiscal year:
•the median of the annual total compensation of all employees of our company (other than our CEO) was $114,428 and
•the annual total compensation of our CEO, as reported in the "Total" column of the Summary Compensation Table included elsewhere in this Proxy Statement was $7,437,175.

For 2025, the ratio of the Chief Executive Officer’s total compensation to the median annual total compensation of all employees was approximately 65:1

2026 Proxy Statement | 72

BankUnited, Inc.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S‑K, we provide below information regarding the relationship between compensation actually paid to our principal executive officer (“PEO”) and our other named executive officers (“Non‑PEO NEOs”) and certain measures of Company performance. For additional information regarding our executive compensation program and pay‑for‑performance philosophy, see “Compensation Discussion and Analysis.”

					Value of Initial Fixed $100 Investment Based On(4):
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(6)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(6)	Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)	Net Income (in thousands)	Ratio of NIDDA to Total Deposits(5)
2025	$7,437,175	$13,294,362	$2,322,703	$3,517,825	$150.72	$152.71	$268,353	31.0%
2024	$6,616,940	$7,276,186	$2,161,044	$2,336,784	$124.67	$143.38	$232,467	27.8%
2023	$5,962,451	$7,252,208	$1,982,852	$2,276,644	$102.05	$126.66	$178,671	25.8%
2022	$5,668,955	$1,808,813	$1,888,510	$911,001	$102.38	$127.17	$284,971	29.2%
2021	$5,913,787	$7,102,326	$2,001,319	$2,254,024	$124.39	$136.64	$414,984	30.5%
(1)The PEO for each year reported was Rajinder P. Singh.
(2)The Non-PEO NEOs for fiscal years 2021-2024 were Thomas M. Cornish, Leslie N. Lunak, Rishi Bansal, and Jay D. Richards. For fiscal year 2025, the Non PEO NEOs included Thomas M. Cornish, Leslie N. Lunak, James G. Mackey, Rishi Bansal, and Jay D. Richards.
(3)Cumulative TSR represented in the table represents the cumulative value at the end of each year presented of $100 invested in the Company's stock at the beginning of the five year period presented, including the cumulative amount of dividends for the measurement period, assuming dividend reinvestment. The beginning of the measurement period for each year in the table is December 31, 2019. Historical stock performance is not necessarily indicative of future stock performance.
(4)The Peer Group Total Shareholder Return used for comparison is the KBW Nasdaq Regional Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025. Historical stock performance is not necessarily indicative of future stock performance.
(5)The ratio of NIDDA to total deposits was determined to be our Company-Selected Measure for 2024. This metric is a performance measure for our 2024 AIP awards and is important to improving the long-term return profile of the Company. It is a key strategic priority for us, a measure frequently discussed with our shareholders, and we believe our shareholders consider it to be a key performance metric for our Company.
(6)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company's NEOs. These amounts reflect the amounts set forth in the "Total" column in the Summary Compensation Table with certain adjustments as shown in the table below. Equity fair values are calculated in accordance with FASB ASC Topic 718 and the valuation assumptions used to calculate equity fair values did not materially differ from those disclosed at the time of grant.

2026 Proxy Statement | 73

BankUnited, Inc.

Year	Executive	Total Compensation for Covered fiscal year from Summary Compensation Table	Deduct: amount reported in "Stock Awards" column of the Summary Compensation Table	Add: FV as of FY-end of equity awards granted during the year that remain outstanding and unvested as of FY-end	Add: vesting date FV for any equity awards granted during the year that vested at the end of or during FY	Add: change as of end of FY in FV of equity awards granted in any prior year that are outstanding and unvested as of FY-end	Add: change as of the vesting date (from end of prior FY) in FV for any equity awards granted in any prior year that vested at the end of or during FY	Deduct: FV at the end of the prior FY for equity awards granted in any prior year that failed to meet applicable vesting conditions during FY	Compensation actually paid
2025	PEO	$7,437,175	$(3,018,785)	$4,356,863	$666,010	$1,123,492	$2,729,607	$—	$13,294,362
	Non-PEO NEOs Average	$2,322,703	$(875,664)	$1,188,035	$126,686	$238,330	$517,735	$—	$3,517,825
2024	PEO	$6,616,940	$(3,018,792)	$3,048,261	$685,877	$(116,879)	$410,862	$(350,083)	$7,276,186
	Non-PEO NEOs Average	$2,161,044	$(802,972)	$848,770	$163,081	$(883)	$78,700	$(110,956)	$2,336,784
2023	PEO	$5,962,451	$(3,018,764)	$3,925,925	$757,857	$(190,295)	$273,487	$(458,453)	$7,252,208
	Non-PEO NEOs Average	$1,982,852	$(832,742)	$1,038,797	$180,189	$(52,173)	$68,718	$(108,997)	$2,276,644
2022	PEO	$5,668,955	$(3,018,821)	$2,053,894	$291,598	$(1,338,685)	$(260,333)	$(1,587,795)	$1,808,813
	Non-PEO NEOs Average	$1,888,510	$(843,345)	$590,226	$69,333	$(354,766)	$(61,448)	$(377,509)	$911,001
2021	PEO	$5,913,787	$(2,875,033)	$2,450,565	$345,969	$792,520	$474,518	$—	$7,102,326
	Non-PEO NEOs Average	$2,001,319	$(809,585)	$709,550	$82,272	$214,780	$55,688	$—	$2,254,024
(1) The Company does not have a defined benefit pension plan.
(2) No dividends were paid on unvested equity awards for any year reported.

2026 Proxy Statement | 74

BankUnited, Inc.
Discussion of Performance Measures

Relationship Between Company TSR & KBW Nasdaq Regional Banking Index

The following chart compares the Company’s cumulative total shareholder return (“TSR”) for the five‑year period ended December 31, 2025 with that of the KBW Nasdaq Regional Banking Index, which the Company uses as its peer group for stock performance comparisons.

Company TSR vs. KBW Regional Index TSR
$160
$140
$120
$100
$80
$60
$136.64
$124.39
$127.17
$126.66
$143.38
$124.67
$152.71
$150.72
$102.38
$102.05
2021
2022
2023
2024
2025
BKU
KBW Regional Index

The chart above illustrates the Company’s TSR reflected periods of both outperformance and underperformance relative to the index over the five‑year period presented. Following an initial period of outperformance in 2021, the Company’s TSR declined in 2022 and remained relatively flat in 2023 amid broader volatility across the regional banking sector. In 2024 and 2025, the Company’s TSR improved, resulting in cumulative TSR that was generally aligned with the index over the full five‑year period. Consistent with the Company’s pay‑for‑performance philosophy, the Compensation Committee evaluates TSR over multi‑year periods and in the context of broader operating performance when assessing executive compensation outcomes.

2026 Proxy Statement | 75

BankUnited, Inc.
Relationship Between PEO & Average Non-PEO NEOs Compensation Actually Paid & Company TSR

The following chart sets forth the relationship between the amount of Compensation Actually Paid to our PEO, the average amount of Compensation Actually Paid to our Non-PEO NEOs, and the Company's cumulative TSR over the five most recently completed fiscal years.

Compensation Actually Paid vs. Company TSR
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2021
2022
2023
2024
2025
PEO Compensation Actually Paid
Average Non-PEO NEOs Compensation Actually Paid
BKU TSR
Peer TSR

The chart above illustrates Compensation Actually Paid to the PEO and the average Non‑PEO NEOs generally increased in years when the Company’s TSR improved and declined in periods of weaker stock performance. Because a significant portion of executive compensation is equity‑based, year‑to‑year changes in the Company’s stock price and the fair value of outstanding equity awards materially influence CAP, resulting in variability across years. The Compensation Committee considers these outcomes over multi‑year periods when evaluating pay‑for‑performance alignment.

2026 Proxy Statement | 76

BankUnited, Inc.
Relationship Between PEO & Average Non-PEO NEOs Compensation Actually Paid & Net Income

The following chart sets forth the amount of Compensation Actually Paid (“CAP”) to our principal executive officer (“PEO”), the average amount of CAP to our other named executive officers (“Non‑PEO NEOs”), and the Company’s net income over the five most recently completed fiscal years.

Compensation Actually Paid vs. Net Income
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
2021
2022
2023
2024
2025
PEO Compensation Actually Paid
Average Non-PEO NEOs Compensation Actually Paid
BKU Net Income

The chart above illustrates the relationship between CAP to the PEO, the average CAP to the Non‑PEO NEOs, and the Company’s net income over the period presented. As illustrated, CAP for both the PEO and the Non‑PEO NEOs is directionally aligned with the Company’s operating performance over the five‑year period, while also exhibiting year‑to‑year volatility. This volatility is not unexpected given the operating environment over the period, which included the onset and subsequent subsiding of the COVID‑19 pandemic, federal stimulus and quantitative easing followed by a rapid rise in interest rates and quantitative tightening, and the regional banking sector liquidity disruption in early 2023. These conditions contributed to volatility in the Company’s earnings and stock price. Because a significant portion of executive compensation is equity‑based, changes in stock price and operating performance also resulted in variability in CAP over the period presented.

The increase in CAP in 2025 primarily reflects the settlement of two previously granted performance share unit (“PSU”) award cycles during the year, which resulted from the Company’s transition from a four‑year to a three‑year long‑term incentive performance period. As described in the Compensation Discussion and Analysis, PSUs granted in 2022 and 2023 both concluded at the end of 2025 and were evaluated and settled following the Compensation Committee’s March 2026 meeting. Because CAP reflects the fair value of equity awards that vest during the year, the settlement of two PSU cycles in 2025 increased CAP for that year.

2026 Proxy Statement | 77

BankUnited, Inc.
Relationship Between PEO & Average Non-PEO NEOs Compensation Actually Paid & the Ratio of NIDDA/Total Deposits

The ratio of non‑interest‑bearing demand deposits to total deposits (“NIDDA/Total Deposits”) is the Company‑Selected Measure included in the Pay Versus Performance table above and directly impacted Compensation Actually Paid (“CAP”), as it was a performance measure used in determining annual incentive plan (“AIP”) awards for 2023, 2024, and 2025. While TSR remains an important measure of long‑term shareholder outcomes, NIDDA/Total Deposits was selected as the Company‑Selected Measure because it is a core operating metric directly influenced by management execution and foundational to earnings durability and long‑term value creation.

NIDDA/Total Deposits is a key driver of the Company’s long‑term earnings performance and franchise value because it directly affects the Company’s cost of funds and net interest margin, which in turn directly impact net income and earnings per share. This measure is closely aligned with the Company’s most significant current strategic priority, growing and maintaining a high‑quality, low‑cost deposit base, and is a metric that is regularly discussed with the Company’s shareholders. The Company believes shareholders view NIDDA as an important indicator of earnings durability and long‑term value creation.

As reflected in the chart above, growth in the Company’s NIDDA ratio over the period presented corresponds with higher levels of CAP, consistent with the design of the Company’s incentive compensation program. In 2025, the Company achieved a NIDDA ratio of 31%, reflecting continued improvement from prior years and relative to the pre-established AIP performance framework. This performance contributed to AIP outcomes consistent with the plan’s pre‑established threshold, target and maximum payout framework and, accordingly, increased CAP for both the PEO and the Non‑PEO NEOs.

The Company’s NIDDA performance in 2025 reflects disciplined execution against a long‑standing strategic focus on deposit quality and funding stability, particularly in a competitive and volatile operating environment. Over the five‑year period presented, the Company has demonstrated sustained progress in strengthening its deposit mix, supporting earnings durability and reduced reliance on higher‑cost wholesale funding sources. The Compensation Committee considered this sustained performance and its direct linkage to earnings quality and long‑term shareholder value in evaluating incentive outcomes.

Performance measures the Company considered most important to the determination of compensation actually paid for 2025 include (the measures in this list are not ranked):

•Ratio of NIDDA/Total Deposits
•Net Interest Margin (NIM)
•TSR
•ROE
•Growth in non-interest income

2026 Proxy Statement | 78

BankUnited, Inc.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information, as of December 31, 2025, relating to the Company's equity compensation plans pursuant to which equity incentive awards to acquire shares of our common stock may be granted from time to time.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	1,553,711	(1)	N/A	992,466	(2)
Equity compensation plans not approved by security holders	N/A		N/A	—
Total	1,553,711			992,466
(1)Includes 1,553,711 shares that may be issued pursuant to outstanding RSUs and PSUs granted under the Company's 2014 Omnibus Equity Incentive Plan and 2023 Omnibus Equity Incentive Plan. At the time of grant and throughout the vesting period, PSUs are reported at the maximum payout and adjusted at settlement based on the measurement of performance achievement.
(2)Represents 992,466 shares of common stock that may be issued under the 2023 Plan.

2026 Proxy Statement | 79

BankUnited, Inc.

PROPOSAL NO. 4

APPROVAL OF THE BANKUNITED, INC. AMENDED AND RESTATED 2023 OMNIBUS EQUITY INCENTIVE PLAN

The Company’s shareholders are being asked to vote on a proposal to approve the Amended and Restated BankUnited, Inc. 2023 Omnibus Equity Incentive Plan (the “2023 Omnibus Plan”) to increase the number of shares of common stock authorized for issuance under the 2023 Omnibus Plan and extend the termination date of the 2023 Omnibus Plan, among other items. The Company’s shareholders previously approved the BankUnited, Inc. 2023 Omnibus Equity Incentive Plan (the “Prior Plan”) in 2023. The 2023 Omnibus Plan is intended to replace the Prior Plan in its entirety.

The Compensation Committee and the Board of Directors (the “Board”) approved the 2023 Omnibus Plan, subject to shareholder approval at the Annual Meeting. The 2023 Omnibus Plan will become effective on the date of approval by the Company’s shareholders.

In the event the 2023 Omnibus Plan is approved by the Company’s shareholders, the shares that then remain available for issuance under the Prior Plan will be transferred to the 2023 Omnibus Plan and no further awards will be made under the Prior Plan. If the 2023 Omnibus Plan is not approved, the Prior Plan will remain in full force and effect in accordance with its terms. As of March 31, 2026, the closing price of the Company’s common stock on the New York Stock Exchange (the “NYSE”) was $45.16.

The Company’s shareholders are requested to approve the 2023 Omnibus Plan in substantially the form attached hereto as Appendix A. The Board unanimously recommends a vote FOR this proposal.

Purpose of the Amendment and Restatement of the 2023 Omnibus Plan

Among other terms described in this proposal, the 2023 Omnibus Plan reflects the following material modifications from the Prior Plan:
•Increasing the number of shares of the Company’s common stock reserve for issuance under the 2023 Omnibus Plan by 1,500,000 shares, from 801,549, to 2,301,549 shares; and
•Extending the termination date of the 2023 Omnibus Plan from May 16, 2033 to May 21, 2036.

The Board believes that the 2023 Omnibus Plan is a critical component of the Company’s compensation programs and long‑term human capital strategy. The 2023 Omnibus Plan serves as the Company’s primary long‑term incentive vehicle for employees, officers, and non‑employee directors and is a key element of the Company’s compensation philosophy. Equity‑based compensation is used to attract, retain, and motivate talented individuals whose contributions are important to the Company’s long‑term growth and profitability, while aligning the interests of participants with those of shareholders. Operating in a highly competitive market, the Company relies on annual equity incentive grants and an adequate authorized share pool to support this strategy by motivating high levels of performance, providing employees with an equity stake in the Company, and recognizing contributions to the Company’s long‑term success.

2026 Proxy Statement | 80

BankUnited, Inc.
Based on historical grant practices and anticipated future equity needs, the Board believes that the shares currently available under the Prior Plan will not be sufficient to support the Company’s long-term incentive program over the next several years. Accordingly, the Compensation Committee and the Board determined that an increase in the number of shares available for issuance under the 2023 Omnibus Plan is necessary to ensure the continued effectiveness of the Company’s equity compensation program.

The 2023 Omnibus Plan includes the following sound compensation and governance practices:
•No Evergreen Provision. Provides for a fixed number of shares available for grant that is not subject to automatic increase;
•“Double-Trigger” Change-in-Control Provision. Provides for no “single-trigger” accelerated vesting of equity awards in connection with a change in control in which such awards are replaced by the surviving entity; instead includes a “double-trigger” change-in-control provision that provides for the accelerated vesting of replacement awards upon a qualifying termination of employment within twenty-four months following the change in control;
•No Discounted Options or SARs. Stock options and share appreciation rights (“SARs”) may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;
•Prohibition on Repricing and Cash Buyouts. Prohibits the repricing or the exchange of stock options and SARs without shareholder approval;
•Limitation on Non-Employee Director Compensation. Limits the value of total compensation (including equity awards granted under the 2023 Omnibus Plan and any other compensation such as cash retainers or fees) that might be made to any non-employee director during a Board cycle (i.e., the period beginning on an annual meeting and ending at immediately before the start of the next annual meeting) to $500,000;
•No Liberal Share Recycling. Shares tendered in payment of the exercise price of stock options or SARs or shares withheld to satisfy tax withholding obligations will not be added back to the 2023 Omnibus Plan; and
•Clawback Policy. Awards under the 2023 Omnibus Plan are subject to the Company’s policies on, or any provisions in an individual agreement providing for, recoupment and clawback. In addition, awards are subject to recoupment in accordance with applicable law or any clawback policy that the Company is required to adopt pursuant to the NYSE listing standards.

In addition to the above provisions, the 2023 Omnibus Plan was updated to include:
•No Dividends or Dividend Equivalents on Unvested Awards. The 2023 Omnibus Plan provides for dividends and dividend equivalents payable with respect to awards to be subject to the same terms, conditions and risk of forfeiture as the underlying award; and that any reinvestment of dividends in additional restricted share units or deferred shares, and the payment of shares with respect to dividends to participants holding awards of restricted shares, shall only be permissible if sufficient shares are available under the 2023 Omnibus Plan for such reinvestment or payment (taking into account then-outstanding awards).
•Holding Period. A holding period of one year post-exercise applies for all options and SARs held by the Company’s Chief Executive Officer (the “CEO”), during which period the shares underlying such awards shall remain subject to restrictions on sale and transfer.

2026 Proxy Statement | 81

BankUnited, Inc.
Key Data Used to Determine the Number of Shares Available for Issuance

The 1,500,000 share increase requested to be approved by shareholders represents 2% of our total outstanding common shares as of March 31, 2026. Dilution is the total number of shares subject to equity awards granted (less cancellations) divided by the total outstanding shares.

We manage our long-term dilution by limiting the number of shares subject to equity awards that we grant annually, commonly referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account forfeitures.

Burn Rate Information
	Fiscal Year Ended December 31,
	2025	2024	2023
A. Options Granted	—	—	—
B. Restricted Share Awards Granted	548,227	484,650	509,139
C. Restricted Share Units Granted(1)	279,399	372,274	378,609
D. Restricted Share Units Unvested Expected to Settle in Cash(2)	50,836	30,565	—
E. Cash-Settled Executive Restricted Share Units Granted	29,155	70,116	136,778
F. Cash-Settled Executive Performance Share Units Vested (3)	243,904	40,671	68,310
G. Total Stock-Settled Awards (g=a+b+c)	827,626	856,924	887,748
H. Total Cash-Settled Awards (h=d+e+f)	323,895	141,352	205,088
Weighted Avg. Common Shares Outstanding	73,923,833	73,596,258	73,325,894
BURN RATE (g/i)	1.12%	1.16%	1.21%
(1)Excludes unvested RSU awards that are expected to be settled in cash
(2)Unvested RSU awards expected to be settled in cash, based on historical settlement practices
(3)All PSUs granted and vested at the end of the applicable performance period were settled in cash; no PSUs were settled in shares

An additional metric we used to measure the impact of the requested share increase is overhang (number of shares subject to equity awards outstanding but not exercised or settled, plus number of shares available to be granted, divided by fully diluted shares outstanding at the end of the year).

The table below represents our potential overhang levels based on our fully diluted common stock.

Potential Overhang
Total Equity Awards Outstanding as of March 31, 2026(1)	2,225,894
Shares Available for Grant(2)	801,549
Additional Requested Shares	1,500,000
Total Potential Dilution, or Overhang	4,527,443
Fully Diluted Shares Outstanding	77,927,312
Potential Dilution as a Percentage of Fully-Diluted Common Stock Outstanding	5.81%
(1)Includes 1,194,407 restricted share awards, 646,220 restricted share units, and 385,267 performance share units based on maximum performance
(2)Available shares under the BankUnited, Inc. 2023 Omnibus Equity Incentive Plan

2026 Proxy Statement | 82

BankUnited, Inc.
Summary of the 2023 Omnibus Plan

The purpose of the 2023 Omnibus Plan is to promote the long-term success of the Company by providing an incentive for our officers, employees and directors, as well as consultants and advisors to acquire a proprietary interest in our growth and success, and to retain a talented and motivated workforce that remains invested in the service of the Company and provides superior performance during such service. The key provisions and terms of the 2023 Omnibus Plan are summarized below. This summary is qualified by reference to the 2023 Omnibus Plan which is attached to this Proxy Statement as Appendix A.

Administration

The 2023 Omnibus Plan may be administered by our Board or by a committee of directors designated by our Board (the "Administrator"). The Administrator has broad administrative authority to interpret the provisions and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2023 Omnibus Plan. Pursuant to its administrative authority, the Administrator may, among other things: select the persons who will receive awards and determine the types of awards to be granted; determine the terms and conditions of those awards and amend the terms and conditions of outstanding awards. The Administrator has discretion to select participants from year to year.

Eligibility for Awards

Employees, directors, independent contractors and consultants of the Company and its affiliates are eligible to receive awards. As of March 31, 2026 there were eight non-employee directors and approximately 1,803 employees of the Company and its affiliates who would be eligible to receive awards. Incentive stock options, however, may be granted only to employees.

Shares Available; Limitations on Awards

The number of shares that may be granted to participants pursuant to awards granted under the 2023 Omnibus Plan, all of which may be granted as incentive stock options may not exceed 1,500,000, plus (1) the shares remaining under the Prior Plan on the effective date of the 2023 Omnibus Plan (being 801,549) and (2) any shares that are subject to an award granted under the plans that are forfeited, cancelled, exchanged or surrendered, settled in cash or that otherwise terminates or expires without a distribution of shares to the participant.

The shares of our common stock issued under the 2023 Omnibus Plan may consist of authorized but unissued shares or shares that we may reacquire in the open market, in private transactions, or otherwise. If any shares of common stock subject to an award granted under the 2023 Omnibus Plan or any prior plans are forfeited, cancelled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the participant, those shares will again be available for awards under the 2023 Omnibus Plan. Notwithstanding the foregoing, shares surrendered or withheld as payment of either the exercise price of an award under the 2023 Omnibus Plan or an award under any prior plan (including shares otherwise underlying an award of SARs that are retained by the Company to account for the grant price of such award) or withholding taxes in respect of an award under the 2023 Omnibus Plan, or an award under any prior plans, shall no longer be available for grant under the 2023 Omnibus Plan.

2026 Proxy Statement | 83

BankUnited, Inc.
During any Board cycle, the aggregate value of total compensation (including equity awards granted under the 2023 Omnibus Plan and any other compensation such as cash retainers or fees) paid to any non-employee director of the Company in respect of his or her service on the Board may not exceed $500,000.

Adjustments for Changes in Capitalization

The 2023 Omnibus Plan provides that, in the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company's direct or indirect ownership of a subsidiary or affiliate (including by reason of a subsidiary's or an affiliate's ceasing to be a subsidiary or affiliate for any reason or a sale of a division of the Company and its affiliates ("Disaffiliation")), or similar event affecting the Company or any of its subsidiaries (collectively referred to as a “Change in Capitalization”), the Administrator may, in its sole discretion, make an equitable substitution or proportional adjustment in (i) the aggregate number of shares of common stock reserved for issuance under the 2023 Omnibus Plan, (ii) the number and kind of shares or other securities subject to outstanding awards, (iii) the performance goals applicable to outstanding awards, (iv) the number of shares considered delivered based on the type of award granted and (v) the exercise price of outstanding awards. In the case of a Change in Capitalization, such adjustments may include the cancellation of outstanding awards in exchange for cash or other property or the substitution of other property for the shares subject to outstanding awards, or in connection with a Disaffiliation, arrangement for the assumption or replacement of awards by the affected subsidiary, affiliate or division.

Awards

General. The terms and conditions of each award granted under the 2023 Omnibus Plan will be set forth in an award agreement in a form to be determined by the Administrator.

Options. The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. The 2023 Omnibus Plan does not permit any stock option to be amended to decrease the exercise price thereof, be cancelled in exchange for cash or other awards or in conjunction with the grant of any new stock option with a lower exercise price, or otherwise be subject to any action that would be treated, under the NYSE listing standards or for accounting purposes, as a “repricing” of such stock option, without the approval of shareholders.

Pursuant to the 2023 Omnibus Plan, a holding period of one year post-exercise is now required in respect of options (as well as SARs) held by the Company’s CEO. However, such restriction period will lapse if the CEO’s employment or service is terminated other than for cause, and will not apply to any shares withheld or surrendered in payment of applicable income tax withholding or to pay the exercise price of an option or SAR.

An optionee will have no rights to dividends, dividend equivalent or distributions or other rights of a stockholder with respect to the shares of common stock subject to an option until the optionee has given written notice of exercise and paid the exercise price and applicable withholding taxes. Unless the award agreement provides otherwise, in the event of an optionee's termination of employment or service for any reason other than for cause, retirement, disability or death, the optionee's options (to the extent exercisable at the time of such termination) generally will remain exercisable until 90 days after such termination and will then expire. Unless the applicable option agreement provides otherwise, in the event of an optionee's termination of employment or service due to retirement, disability or death, the optionee's options (to the extent exercisable at the time of such termination) generally will remain exercisable until one year after such termination and will then expire.

2026 Proxy Statement | 84

BankUnited, Inc.
Options that were not exercisable on the date of termination of the optionee's employment or service for any reason other than for cause will expire at the close of business on the date of such termination. In the event of an optionee's termination of employment or service for cause, all of the optionee's outstanding options (including vested and unvested options) will expire at the commencement of business on the date of such termination.

Incentive Stock Options. In the case of incentive stock options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). If an incentive stock option (or portion thereof) fails to qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion thereof) shall not be treated as an incentive stock option.

Share Appreciation Rights (SARs). A SAR granted under the 2023 Omnibus Plan will entitle its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of common stock over a specified price fixed by the Administrator on the date of grant (which shall be no less than fair market value at the date of grant). The Administrator may determine to settle the exercise of a SAR in shares of common stock, cash or any combination of both. The exercise price of a SAR may not be less than one hundred percent (100%) of the fair market value of a share of common stock on the date of grant.

The exercise period of a SAR may not exceed ten years from the date of grant. The 2023 Omnibus Plan does not permit any SARs to be amended to decrease the exercise price thereof, be cancelled in exchange for cash or other awards or in conjunction with the grant of any new SARs with a lower exercise price, or otherwise be subject to any action that would be treated, under the NYSE listing standards or for accounting purposes, as a “repricing” of such SARs, without the approval of shareholders. Dividends and dividend equivalents may not be paid or accrued on SARs, and participants who are granted SARs shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights. In the event of a participant's termination of employment or service, SARs will be exercisable at such times and subject to such terms and conditions as determined by the Administrator in the applicable award agreement.

Restricted Share Units, Restricted Shares, Deferred Shares and Performance Shares. Restricted share units, restricted shares, deferred shares and performance shares may be issued either alone or in addition to other awards granted under the 2023 Omnibus Plan. The Administrator will determine the purchase price and performance objectives, if any, with respect to the grant of restricted share units, restricted shares, deferred shares and performance shares. Subject to the provisions of the 2023 Omnibus Plan and the applicable award agreement, the Administrator has the sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including the attainment of certain performance goals, the participant's termination of employment or service as a director, independent contractor or consultant to the Company or any affiliate thereof, or a participant's death or disability.

Participants with restricted shares and performance shares will generally have all of the rights of a stockholder of the Company during the restricted period including dividend or distribution rights; provided, however, that any dividends provided with respect to restricted shares or performance shares will be subject to the same terms, conditions and risk of forfeiture as the underlying awards. Participants with restricted share units and deferred shares will generally not have the rights of a stockholder of the Company during the restricted period; provided, however, that any dividend equivalents provided with respect to restricted share units or deferred shares will be subject to the same terms, conditions and risk of forfeiture as the underlying awards.

2026 Proxy Statement | 85

BankUnited, Inc.
Pursuant to the 2023 Omnibus Plan, reinvestment of dividends in additional restricted share units or deferred shares, and the payment of shares with respect to dividends to participants holding awards of restricted shares, will only be permissible if sufficient shares are available under the 2023 Omnibus Plan for such reinvestment or payment (taking into account then-outstanding awards). If sufficient shares are not available for such reinvestment or payment, such reinvestment or payment will be made in the form of a grant of restricted share units providing for cash settlement and for dividend equivalents reinvested in further restricted share units. Any such dividends or dividend equivalents credited with respect to an award will be subject to the same vesting conditions applicable to such award and shall, if vested, be delivered or paid at the same time as such award.

The rights of a participant with respect to restricted share units, restricted shares, deferred shares and performance shares upon termination of the participant's employment or service will be set forth in the applicable award agreement.

Other Share-Based Awards. The Administrator may grant other share-based awards upon terms and conditions determined by the Administrator at the date of grant or thereafter, including any performance goals and performance periods. Any dividends or dividend equivalents provided with respect to other share-based awards will be subject to the same terms, conditions and risk of forfeiture as the underlying awards.

Cash-based Awards. The Administrator may grant awards that are denominated and payable in cash. For any cash awards subject to performance goals, the performance goals to be achieved during any performance period and the length of the performance period shall be determined by the Administrator upon grant of the cash award.

Treatment of Outstanding Awards upon a Change in Control

The 2023 Omnibus Plan provides that, unless otherwise set forth in an award agreement, in the event of a change in control, the awards (other than annual cash awards) granted under the 2023 Omnibus Plan will be treated as follows:

•the applicable performance goals for any performance-based award will be deemed achieved at the greater of (a) the applicable target level and (b) the level of achievement as determined by the Administrator, taking into account performance through the latest date preceding the change in control as to which performance can, as a practical matter, be determined, which date shall not be later than the end of the applicable performance period;

•if the awards under the 2023 Omnibus Plan are replaced by the successor company with an award of the same type and value (and, if the award is equity-based, relating to publicly traded equity securities of the Company or the surviving entity following the change in control) and on not less favorable terms (after giving effect to the determination of the level of achievement of any performance goals as described in the first bullet above), such awards will not vest upon the change in control and will continue to vest in accordance with their terms. Any replacement awards would become fully vested upon a termination of employment by the successor company other than for cause within 24 months following such change in control. In addition, any stock option or SAR held by the participant as of the date of the change in control that remains outstanding as of the date of such termination may thereafter be exercised until the expiration of the stated full term of such award. However, if a participant’s award agreement provides for a different treatment upon a termination following a change in control, the terms of such award agreement shall apply; and

2026 Proxy Statement | 86

BankUnited, Inc.
•if an award is not replaced by the successor company in connection with a change in control as described above, all then-outstanding stock options and SARs will become fully vested and exercisable, and all other awards will vest, be free of restrictions, and be deemed to be earned and payable, in each case after giving effect to the determination of the level of achievement of any performance goals as described in the first bullet above.

With respect to annual cash awards, the treatment described above will apply only if the Administrator specifically provides for their application in the plan, policy or other arrangement governing such annual cash awards. If the treatment described above does not apply to an annual cash award, from and after a change in control, the participant’s opportunity with respect to such annual cash award shall continue without adverse amendment.

Termination of Employment and Service

Unless otherwise provided in an award agreement or an individual agreement, upon a participant's termination of employment or service, the participant will forfeit any options to the extent they were not exercisable on the date of such termination. The rights of participants with respect to SARs, restricted share units, restricted shares, deferred shares, performance shares or other share-based awards upon a termination of employment or service shall be set forth in the award agreement.

Transferability of Awards

Until such time as awards are fully vested and/or exercisable in accordance with the 2023 Omnibus Plan or an award agreement thereunder, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any award or any agreement or commitment to do any of the foregoing by any holder thereof in violation of the provisions of the 2023 Omnibus Plan or an award agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Unless otherwise determined by the Administrator, an option or SAR may be exercised, during the lifetime of the participant, only by the participant or, during any period during which the participant is under a legal disability, by the participant's guardian or legal representative. Options and SARs held by the CEO that are subject to the one-year post-exercise holding period may be transferred to the CEO’s family members or family trusts or for estate planning purposes, but the one-year restriction on sale will remain applicable to such transferred shares.

Clawback Policy

Awards are subject to the Company’s policies on, or any provisions in an award agreement or an individual agreement providing for, recoupment of gains realized from any awards as may be in effect from time to time. In addition, awards are subject to recoupment in accordance with applicable law or any clawback policy that the Company is required to adopt pursuant to the NYSE listing standards.

Amendment or Termination of Plan

Our Board may amend, alter or terminate the 2023 Omnibus Plan, provided that no such amendment, alteration or termination shall be made that would materially impair the rights of a participant under any award theretofore granted without such participant's consent, except for any such amendment required to comply with law.

2026 Proxy Statement | 87

BankUnited, Inc.
The 2023 Omnibus Plan may not be amended without stockholder approval to the extent such approval is required to comply with applicable law or the listing standards of the applicable exchange.

Determination of Fair Market Value

The fair market value of a share of common stock will be determined by the Administrator in its sole discretion, subject to certain limitations, including if our common stock is admitted to trading on a national securities exchange, the fair market value of a share of common stock will be the closing sales price per share on the date of measurement, or if no sale was reported on that date, then on the immediately preceding date on which shares were traded on such national securities exchange.

Certain Federal Income Tax Consequences

Set forth below is a summary of certain federal income tax consequences of the issuance, receipt, and exercise of options and SARs and the granting and vesting of restricted share units, restricted shares, performance awards, deferred shares and cash awards, in each case under the 2023 Omnibus Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2023 Omnibus Plan, nor does it cover state, local, or non-U.S. taxes. This summary does not constitute tax advice, and interested parties should consult their own advisers as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

Non-Qualified Options. A participant generally will not recognize taxable income upon the grant of an option. Rather, at the time of exercise of the option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If the shares of common stock acquired upon the exercise of a non-qualified option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss, depending upon the length of time such shares were held by the participant.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (twelve months in the case of permanent disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (the participant will have taxable income for alternative minimum tax purposes based on the difference between the option price and the stock's fair market value at exercise). If the participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the date of grant of the stock option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding requirements are satisfied, the disposition will constitute a "disqualifying disposition" and the participant will generally recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant's gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

2026 Proxy Statement | 88

BankUnited, Inc.
Share Appreciation Rights (SAR). A participant generally will not recognize taxable income upon the grant or vesting of a SAR. At the time of exercise of the SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received (as applicable). The Company generally will be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income. The participant's tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss depending upon the length of time such shares were held by the participant.

Restricted Share Units. A participant does not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted share unit is granted. When the restricted share units (and any dividend equivalents thereon) vest and are settled for cash or stock, the participant generally will be required to recognize as income the amount of the cash payment, or an amount equal to the fair market value of the shares on the date of settlement. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which the Company is not entitled to a deduction.

Restricted Shares and Performance Awards. A participant generally will not be taxed upon the grant of a restricted share or performance award (absent an applicable tax election by the participant as described below), but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The participant's tax basis in the shares (and any dividends thereon) will equal the fair market value of the shares at the time the restrictions lapse, and the participant's holding period for capital gains purposes will begin at that time. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares or performance shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of grant, and the participant's holding period for capital gains purposes will begin on the date of grant. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Deferred Shares. In general, subject to Section 409A of the Code, the grant of deferred shares will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such an award, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount at such time.

Cash Awards. Cash awards generally are subject to ordinary income tax at the time of payment to a participant and the Company is entitled to a corresponding deduction.

2026 Proxy Statement | 89

BankUnited, Inc.
New Plan Benefits

Awards under the 2023 Omnibus Plan are made at the discretion of the Compensation Administrator. Therefore, the benefits or amounts that will be received by or allocated to each named executive officer, all current executive officers as a group, all non-employee directors as a group, and all employees who are not executive officers as a group, under the 2023 Omnibus Plan if the proposed amendment is approved by shareholders are not presently determinable and may vary from year to year and from participant to participant. Future awards under the 2023 Omnibus Plan are not determinable at this time because the awards are discretionary.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2023 OMNIBUS PLAN.

2026 Proxy Statement | 90

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of the Company's equity securities as of the March 24, 2026 record date, except to the extent indicated otherwise in a footnote to the following table: (1) each person or entity, based on information contained in the most recently filed Schedules 13G filed with the SEC, who owns of record or beneficially more than 5% of any class of the Company's voting securities; (2) each of the Company's executive officers and directors; and (3) all of the Company's directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each shareholder will have sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote. Unless otherwise indicated in a footnote, the business address of each person is our corporate address, c/o BankUnited, Inc., 14817 Oak Lane, Miami Lakes, Florida 33016.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options, warrants, RSUs or other securities held by that person that are currently exercisable or exercisable or convertible within 60 days of March 24, 2026. We did not, however, deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	%
Executive Officers, Directors and Director Nominees:
Rajinder P. Singh(1)	328,262	*
Thomas M. Cornish(2)	121,104	*
Leslie Lunak	500	*
James G. Mackey(3)	26,810	*
Rishi Bansal(4)	31,769	*
Jay D. Richards(5)	44,502	*
Kevin A. Malcolm(6)	11,500	*
Tere Blanca (7)	24,816	*
John N. DiGiacomo(8)	14,516	*
Michael J. Dowling(9)	24,816	*
Douglas J. Pauls(10)	74,205	*
William S. Rubenstein(11)	12,316	*
Germaine Smith Baugh, Ed.D.(12)	8,487	*
Sanjiv Sobti, Ph.D.(13)	18,816	*
Lynne Wines (14)	22,816	*
All executive officers and directors as a group (14 persons)	765,235	1.0%
Greater than 5% Shareholders (Other than Executive Officers and Directors):
BlackRock, Inc.(15)	10,802,312	14.5%
The Vanguard Group(16)	9,202,637	12.4%
Dimensional Fund Advisors LP(17)	4,680,061	6.3%
State Street Corporation(18)	4,592,209	6.2%
Millennium Management LLC(19)	4,438,338	6.0%
(1) Includes 47,855 RSUs.

2026 Proxy Statement | 91

BankUnited, Inc.
(2) Includes 21,104 RSUs.
(3) Includes 26,810 RSUs.
(4) Includes 12,442 RSUs.
(5) Includes 33,875 restricted shares.
(6) Includes 11,500 restricted shares.
(7) Includes 2,034 restricted shares.
(8) Includes 2,034 restricted shares.
(9) Includes 2,034 restricted shares.
(10) Includes 3,051 restricted shares and 31,000 shares held by the Pauls Family Foundation, for which Mr. Pauls serves as co-trustee. Mr. Pauls disclaims beneficial ownership of these securities except to the extent of his pecuniary interests therein. The address of the Pauls Family Foundation is 4055 Gnarled Oaks Lane, Johns Island, SC 29455.
(11) Includes 2,034 restricted shares.
(12) Includes 2,034 restricted shares.
(13) Includes 2,034 restricted shares.
(14) Includes 2,034 restricted shares.
(15) Based on the most recent Schedule 13G dated as of December 31, 2023 filed with the SEC, BlackRock, Inc. and its affiliates are deemed to have beneficial ownership of 10,802,312 shares of common stock, including sole voting power over 10,656,673 shares and sole dispositive power over 10,802,312 shares. Based on the Schedule 13G dated as of December 31, 2023 filed with the SEC, the address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(16) Based on the last filed Schedule 13G dated as of December 29, 2023 filed with the SEC, The Vanguard Group is deemed to have beneficial ownership of 9,202,637 shares of common stock, including shared voting power over 74,945 shares, sole dispositive power over 9,047,102 shares and shared dispositive power over 155,535 shares. Based on the Schedule 13G dated as of December 29, 2023 filed with the SEC, the address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355. On March 26, 2026, The Vanguard Group further amended its Schedule 13G to disclose an internal realignment that occurred on January 12, 2026. Due to the internal realignment, certain subsidiaries or business divisions of subsidiaries of The Vanguard Group that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group will report beneficial ownership separately (on a disaggregated basis). As of March 26, 2026, The Vanguard Group reported that it no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by these subsidiaries and/or business divisions.
(17) Based on the most recent Schedule 13G dated as of September 30, 2024 filed with the SEC, Dimensional Fund Advisors LP and its affiliates are deemed to have beneficial ownership of 4,680,061 shares of common stock, including sole voting power over 4,549,645 shares and sole dispositive power over 4,680,061 shares. Based on the Schedule 13G dated as of September 30, 2024 filed with the SEC, the address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.
(18) Based on the most recent Schedule 13G dated as of December 31, 2023 filed with the SEC, State Street Corporation and its affiliates are deemed to have beneficial ownership of 4,592,209 shares of common stock, including shared voting power over 445,205 shares and shared dispositive power over 4,592,209 shares. Based on the Schedule 13G dated as of December 31, 2023 filed with the SEC, the address of State Street Corporation is 1 Congress Street, Suite 1, Boston, MA 02114.
(19) Based on the most recent Schedule 13G dated as of March 10, 2026 filed with the SEC, Millennium Management LLC and its affiliates are deemed to have beneficial ownership of 4,438,338 shares of common stock, including shared voting power over 4,438,338 shares and shared dispositive power over 4,438,338 shares. Based on the Schedule 13G dated as of March 10, 2026 filed with the SEC, the address of Millennium Management LLC is 399 Park Avenue, New York, NY 10022.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company's common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all reports that were required to be filed under Section 16(a) during 2025 were timely filed.

2026 Proxy Statement | 92

BankUnited, Inc.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS & OTHER BUSINESS OF SHAREHOLDERS

In order to submit shareholder proposals for the 2027 annual meeting of shareholders for inclusion in the Company's Proxy Statement pursuant to Rule 14a-8 promulgated under Section14(a) of the Exchange Act materials must have been received by the Corporate Secretary at the Company's principal office in Miami Lakes, Florida, no later than December 11, 2026.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Corporate Secretary, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Company's Amended and Restated By-Laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an annual meeting. To be properly brought before the 2027 annual meeting of shareholders, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Corporate Secretary at the Company's principal office in Miami Lakes, Florida (see above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company's Amended and Restated By-Laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than January 21, 2027, and no later than February 20, 2027. All director nominations and shareholder proposals must comply with the requirements of the Company's Amended and Restated By-Laws, a copy of which may be obtained at no cost from the Corporate Secretary of the Company. In addition to complying with the advance notice and other requirements of the Company's Amended and Restated By-Laws, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027.

Other than the proposals described in this Proxy Statement, the Company does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any one or more of the Company's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand or made in compliance with the foregoing procedures, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

2026 Proxy Statement | 93

BankUnited, Inc.

14817 Oak Lane
Miami Lakes, FL 33016

PROXY STATEMENT

The Board of Directors (the "Board of Directors" or "Board") of BankUnited, Inc. (the "Company," "we," "us" or "our") is soliciting your proxy to vote at the 2026 Annual Meeting of Shareholders to be held on Thursday, May 21, 2026, at 9:00 a.m., Eastern Time, and at any adjournment or postponement of that meeting (the "Annual Meeting"). The Annual Meeting will be a virtual meeting and shareholders are invited to attend by logging into: www.virtualshareholdermeeting.com/BKU2026. This Proxy Statement and the accompanying proxy card, the Notice of Annual Meeting of Shareholders and the 2025 Annual Report to Shareholders (the "Annual Report") were first mailed on or about April 10, 2026, to shareholders of record as of March 24, 2026 (the "Record Date").

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:    Why am I receiving these materials?

A:    We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of BankUnited, Inc., of proxies to be voted at the Company's virtual Annual Meeting. You are receiving this Proxy Statement because you were a BankUnited, Inc. shareholder as of the close of business on the Record Date. This Proxy Statement provides notice of the virtual Annual Meeting, describes the four proposals presented for shareholder action and includes information required to be disclosed to shareholders.

Q:    How do I get electronic access to the proxy materials?

A:    This Proxy Statement and the Company's Annual Report to Shareholders are available on our website at https://ir.bankunited.com. If you are a shareholder of record, you may elect to receive future annual reports or proxy statements electronically by registering your email address at www.proxyvote.com. If you hold your shares in street name, you should contact your broker, bank or other nominee for information regarding electronic delivery of proxy materials. An election to receive proxy materials electronically will remain in effect for all future annual meetings unless revoked. Shareholders requesting electronic delivery may incur costs, such as telephone and internet access charges, that must be borne by the shareholder.

Q:    What proposals will be voted on at the Annual Meeting?

A:    There are four proposals scheduled to be voted on at the virtual Annual Meeting:
•To elect nine directors identified in this Proxy Statement to the Board of Directors to serve until the next annual meeting of shareholders and until that person's successor is duly elected and qualified, or until that person's earlier death, resignation or removal.

2026 Proxy Statement | 94

BankUnited, Inc.
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.
•To approve, on an advisory, non-binding basis the compensation of our named executive officers.
•To approve the BankUnited, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan.

Q:    What is the Board of Directors' voting recommendation?

A:    The Company's Board of Directors recommends that you vote your shares:
•"FOR" each of the nominees to the Board of Directors.
•"FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.
•"FOR" the approval, on an advisory, non-binding basis, of the compensation of our named executive officers.
•"FOR" the approval of the BankUnited, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan.

Q:    Who is entitled to vote?

A:    All shares owned by you as of the close of business on March 24, 2026 (the "Record Date") may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are:
•held directly in your name as the shareholder of record; and
•held for you as the beneficial owner through a broker, bank or other nominee.
On the Record Date, BankUnited, Inc. had 73,720,001 shares of common stock issued and outstanding.

Q:    What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:    Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to certain officers of BankUnited, Inc. or to vote at the virtual Annual Meeting. The Company has enclosed or sent a proxy card for you to use. You may also vote on the internet or by telephone, as described below under the heading "How can I vote my shares without attending the virtual Annual Meeting?"

Beneficial Owner. If your shares are held in an account by a broker, bank or other nominee, like many of our shareholders, you are considered the beneficial owner of shares held in street name, and these

2026 Proxy Statement | 95

BankUnited, Inc.
proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the virtual Annual Meeting.

Since a beneficial owner is not the shareholder of record, you may not vote your shares at the virtual Annual Meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that is the shareholder of record of your shares giving you the right to vote the shares at the virtual Annual Meeting. If you will not be attending the virtual Annual Meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone, as described below under the heading "How can I vote my shares without attending the virtual Annual Meeting?"

Q:    How can I participate in the virtual Annual Meeting?

A:    To participate in the virtual Annual Meeting visit www.virtualshareholdermeeting.com/BKU2026 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:30 a.m. Eastern Time ("ET") on May 21, 2026. The meeting will begin promptly at 9:00 a.m. ET on May 21, 2026.

    The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

    If you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/BKU2026, type your question into the ‘‘Ask a Question’’ field, and click ‘‘Submit.’’

    Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at https://ir.bankunited.com. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

    If you encounter any difficulties accessing the virtual meeting during the check-in process, please contact the technical support number that will be posted on the Virtual Meeting login page.

Q:    How can I vote my shares at the virtual Annual Meeting?

A:    Shareholder of Record. Shares held directly in your name as the shareholder of record may be voted at the virtual Annual Meeting. You will need to have the 16-digit control number to vote your shares at the virtual Annual Meeting.

    Beneficial Owner. Shares held in street name may be voted at the virtual Annual Meeting. You will need the 16-digit control number provided on the instructions that accompanied your proxy materials to vote your shares at the virtual Annual Meeting.

2026 Proxy Statement | 96

BankUnited, Inc.
Q:    How can I vote my shares without attending the virtual Annual Meeting?

A:    Whether you hold your shares directly as the shareholder of record or beneficially own your shares in street name, you may direct your vote without attending the virtual Annual Meeting by voting in one of the following manners:
•Internet. Go to the website listed on your proxy card or voting instruction card and follow the instructions there. You will need the control number included on your proxy card or voting instruction form;
•Telephone. Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form; or
•Mail. Complete and sign your proxy card or voting instruction card and mail it using the enclosed, prepaid envelope.
If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for shareholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 20, 2026.

Q:    What is the quorum requirement for the Annual Meeting?

A:    A quorum is necessary to hold a valid Annual Meeting. A quorum exists if the holders of a majority of the Company's capital stock issued and outstanding and entitled to vote thereat are present at the virtual Annual Meeting or represented by proxy. Abstentions and broker non-votes are counted as present for determining whether a quorum exists. A broker non-vote occurs when an intermediary holding shares for a beneficial owner does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

Q:    What happens if I do not give specific voting instructions?

A:    Shareholder of Record. If you are a shareholder of record and you submit a signed proxy card or submit your proxy by telephone or the internet but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement. With respect to any other matters properly presented for a vote at the virtual Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of the NYSE, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters such as the election of directors. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered entitled to vote, they will have

2026 Proxy Statement | 97

BankUnited, Inc.
no effect on the outcome on non-routine matters other than reducing the number of shares present at the virtual annual meeting or by proxy and entitled to vote from which a majority is calculated for proposals that require the approval of a majority of the shares represented at the meeting and entitled to vote on the proposal.
Q:    Which proposals are considered "routine" or "non-routine"?

A:    The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026 (Proposal No. 2) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

The election of directors (Proposal No. 1), the advisory vote to approve the compensation of our named executive officers (Proposal No. 3), and the approval of the BankUnited, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan (Proposal No. 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes with respect to each of Proposal No.1, Proposal No. 3, and Proposal No. 4.

Q:    What is the voting requirement to approve each of the proposals?

A:    Proposal 1: Nine directors have been nominated for election at the virtual Annual Meeting. Each director will be elected by a majority of the votes cast, either in attendance or by properly authorized proxy, in the election of directors at the virtual Annual Meeting. Shareholders cannot cumulate votes in the election of directors. Abstentions and broker non-votes will have no effect on this proposal.

An incumbent director nominee who fails to receive the affirmative vote of a majority of the votes cast will be required to tender his or her resignation for the consideration of the Board. The Board’s Nominating and Corporate Governance Committee would then make a recommendation to the Board as to whether to accept or reject the resignation, or as to any other action to be taken. Upon such recommendation and any other factors it may deem appropriate and relevant, the Board will then make a determination regarding the director’s resignation within ninety days of the certification of the election results and publicly disclose its determination.

    Proposal 2: The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. A properly executed proxy marked "abstain" with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast "for" the ratification of the appointment of our independent registered public accounting firm, they will have the same effect as negative votes or votes against that matter.

    Proposal 3: The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. Similar to the vote to ratify the appointment of our independent registered public accounting firm, abstentions will also have the effect of a vote against approval of the compensation of our named executive officers. Broker non-votes will have no effect on this item.

2026 Proxy Statement | 98

BankUnited, Inc.

Proposal 4: The approval of the BankUnited, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. Similar to the vote to ratify the appointment of our independent registered public accounting firm and the advisory vote to approve the compensation of our named executive officers, abstentions will have the effect of a vote against approval of the BankUnited, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan. Broker non-votes will have no effect on this item.

Q:    What does it mean if I receive more than one proxy or voting instruction card?

A:    It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:    Who will count the vote?

A:    A representative of Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate the votes and act as the inspector of election.

Q:    Can I revoke my proxy or change my vote?

A:    Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual Meeting by:
•providing written notice to the Corporate Secretary of the Company;
•delivering a valid, later-dated proxy or a later-dated vote on the internet or by telephone; or
•attending the virtual Annual Meeting and voting online at www.virtualshareholdermeeting.com/BKU2026
    Please note that your attendance at the virtual Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Shares held in street name may be voted by you at the virtual Annual Meeting only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.

Q:    Who will bear the cost of soliciting votes for the Annual Meeting?

A:    The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, the Company may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of BankUnited, Inc.'s common stock for their expenses in forwarding solicitation material to such beneficial owners. We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies at an anticipated approximate cost of $15,000 plus reasonable out-of-pocket expenses. Shareholders can contact Innisfree M&A Incorporated at 888-750-5834 to answer any questions they may have regarding voting.

2026 Proxy Statement | 99

BankUnited, Inc.
Q:    I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:    The Company has adopted a procedure called "householding," which the SEC has approved. Under this procedure, we deliver a single copy of this Proxy Statement and the Annual Report to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces the Company's printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of this Proxy Statement and the Annual Report will be promptly delivered to any shareholder at a shared address to which the Company delivered a single copy of any of these documents. To receive a separate copy of this Proxy Statement or the Annual Report, or to receive a separate copy of our proxy materials in the future, shareholders may write or call the Company at the following address and telephone number:

BankUnited, Inc.
Attn: Investor Relations
14817 Oak Lane
Miami Lakes, FL 33016
(305) 231-6400

Shareholders who hold shares in street name (as described above) may contact their broker, bank or other nominee to request information about householding. Shareholders sharing an address can request delivery of a single copy of our proxy materials if they are currently receiving multiple copies by following the same procedures outlined above.

Q:    How can I obtain a copy of BankUnited, Inc.'s Annual Report on Form 10-K?

A:    Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, are available to shareholders free of charge on BankUnited, Inc.'s website at https://ir.bankunited.com or by writing to BankUnited, Inc., Attn: Investor Relations, 14817 Oak Lane, Miami Lakes, FL 33016. The Company's 2025 Annual Report on Form 10-K accompanies this Proxy Statement.

Q:    Where can I find the voting results of the Annual Meeting?

A:    BankUnited, Inc. will announce preliminary voting results at the virtual Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the virtual Annual Meeting.

2026 Proxy Statement | 100

BankUnited, Inc.

NON-GAAP FINANCIAL MEASURES

PPNR, tangible common equity, and return on average tangible common equity are non-GAAP financial measures. Management believes these measures are relevant to understanding the performance of the Company and provides meaningful basis for comparison to other financial institutions.

The following tables reconcile the non-GAAP financial measurement to the comparable GAAP financial measurements at the dates and for the periods indicated (in thousands except share and per share data):

	Years Ended
	December 31, 2025	December 31, 2024
Income before income taxes	$361,746	$316,349
Provision for credit losses	67,940	55,072
PPNR	$429,686	$371,421

December 31, 2025
Total common equity	$3,053,829
Less: goodwill and other intangible assets	77,637
Tangible common equity	$2,976,192

Year Ended December 31, 2025
Average common equity	$2,985,858
Less: goodwill and other intangible assets	77,637
Average Tangible Common Equity	$2,908,221

Net Income	$268,353

Return on average tangible common equity ("ROATCE")	9.2%

2026 Proxy Statement | 101

BankUnited, Inc.
APPENDIX A
BANKUNITED, INC.
AMENDED AND RESTATED 2023 OMNIBUS EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE OF THIS PLAN.

The name of this Plan is the BankUnited, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan (this “Plan”). The purposes of this Plan are to provide an additional incentive to selected management, employees, directors, independent contractors, and consultants of the Company or its Affiliates whose contributions are essential to the growth and success of the Company’s business, to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, this Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Share Units, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards, Cash Awards, or any combination of the foregoing.

SECTION 2. DEFINITIONS.

For purposes of this Plan, the following terms shall be defined as set forth below:

(a)“Administrator” means the Board, or, if and to the extent the Board does not administer this Plan, the Committee in accordance with Section 3.

(b)“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(c)“Annual Cash Award” means a Cash Award that relates to an annual performance period and is not valued based on the Fair Market Value of a Share.

(d)“Award” means any Option, Share Appreciation Right, Restricted Share Units, Restricted Share, Deferred Share, Performance Share, Other Share-Based Award, or Cash Award granted under this Plan.

(e)“Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(f)“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(g)“Board” means the Board of Directors of the Company.

(h)“Board Cycle” means the period beginning on an annual meeting of the stockholders of the Company and ending immediately before the start of the next annual meeting of the stockholders of the Company.

(i)“Cash Award” means a cash-settled Award granted pursuant to Section 11.

2026 Proxy Statement | 102

BankUnited, Inc.
(j)“Cause” means, unless otherwise provided in an Award Agreement, (x) “Cause” as defined in any Individual Agreement to which the Participant is a party as of the grant date, or (y) if there is no such Individual Agreement or if it does not define “Cause”: (i) the Participant commits any act of fraud, intentional misrepresentation or serious misconduct in connection with the business of the Company or any Affiliate, including falsifying any documents or agreements (regardless of form); (ii) the Participant materially violates any rule or policy of the Company or any Affiliate (A) for which violation an employee may be terminated pursuant to the written policies of the Company or any Affiliate applicable to the Participant, (B) which violation results in material damage to the Company or any Affiliate or (C) which, after written notice to do so, the Participant fails to correct within a reasonable time; (iii) other than solely due to Disability, the Participant willfully breaches or habitually neglects any material aspect of the Participant’s duties assigned to the Participant by the Company or any Affiliate, which assignment was reasonable in light of the Participant’s position with the Company or its Subsidiaries (all of the foregoing duties, “Duties”); (iv) other than solely due to Disability, the Participant fails, after written notice, adequately to perform any Duties and such failure is reasonably likely to have a material adverse impact upon the Company or any Affiliate or the operations of any of them; provided that, for purposes of this clause (iv), such a material adverse impact will be solely determined with reference to the Participant’s Duties and annual compensation as such Duties and compensation relate to the Participant’s job classification; (v) the Participant materially fails to comply with a direction from the Chief Executive Officer of the Company (the “CEO”), the Board or the board of directors of any Affiliate of the Company with respect to a material matter, which direction was reasonable in light of the Participant’s position with the Company or any Affiliate; (vi) while employed by or providing services to the Company or any Affiliate, and, without the written approval of the Board, the Participant performs services for any other corporation or person that competes with the Company or any of its Subsidiaries, or otherwise violates any restrictive covenants contained in any Award Agreement, Individual Agreement or any other agreement between the Participant and the Company or any Affiliate; (vii) the Participant’s indictment, conviction, or entering a plea of guilty or nolo contendere to, a felony (other than a traffic or moving violation) or any crime involving dishonesty; (viii) the Participant engages in any other action that may result in termination of an employee for cause pursuant to any generally applied standard, of which standard the Participant knew or reasonably should have known, adopted in good faith by the Board or the board of directors of any of the Company’s Subsidiaries from time to time but before such action or condition; or (ix) any willful breach by the Participant of his or her fiduciary duties as a director of the Company or any of its Subsidiaries. Notwithstanding the foregoing, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(k)“Change in Capitalization” means a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries.

(l)“Change in Control” shall mean the occurrence of any of the following events:

(i)An acquisition by a Person of Beneficial Ownership of 35% or more of either (A) the then outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company; (II) any acquisition by the Company; (III)

2026 Proxy Statement | 103

BankUnited, Inc.
any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (IV) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below;

(ii)A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board; or

(iii)The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding Shares (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately before such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding Shares (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed before the Business Combination; and (C) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or Committee) of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2026 Proxy Statement | 104

BankUnited, Inc.
Notwithstanding any other provision of this Plan, any Award Agreement or any Individual Agreement, with respect to any Award that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, a Change in Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change in Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations thereto. For the avoidance of doubt, this paragraph shall have no bearing on whether an Award vests pursuant to the terms of this Plan or the applicable Award Agreement or Individual Agreement.

(m)“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(n)“Committee” means any committee or subcommittee the Board may appoint to administer this Plan. Unless otherwise determined by the Board, the Committee shall be composed of two or more members of the Board (with at least two members who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications that may be required by the applicable stock exchange on which the Common Stock is traded from time to time). If at any time or to any extent the Board shall not administer this Plan, then the functions of the Administrator specified in this Plan shall be exercised by the Committee. Except as otherwise provided in the articles of incorporation or by laws of the Company, any action of the Committee with respect to the administration of this Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(o)“Common Stock” means the common stock of the Company, par value $0.01 per share, of the Company.

(p)“Company” means BankUnited, Inc. (or any successor company, except as the term “Company” is used in the definition of “Change in Control”).

(q)“Deferred Shares” means the right granted pursuant to Section 9 to receive Shares at the end of a specified deferral period or periods or upon attainment of specified performance objectives.

(r)“Disability” means, with respect to any Participant, unless otherwise provided in an Award Agreement, (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” that such Participant (A) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (B) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof; provided, however, to the extent necessary to avoid tax penalties under Section 409A of the Code, “Disability” means “disability” as defined in Section 409A(a)(2)(C) of the Code and with respect to an Incentive Stock Option, for purposes of Section 7(g), “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.

2026 Proxy Statement | 105

BankUnited, Inc.
(s)“Disaffiliation” means a Subsidiary’s or an Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(t)“Effective Date” has the meaning set forth in Section 13(a).

(u)“Eligible Recipient” means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee, director, independent contractor or consultant of the Company or any Subsidiary of the Company who has been selected as an eligible participant by the Administrator.

(v)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(w)“Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the per share price at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.

(x)“Fair Market Value” means, except as otherwise determined by the Administrator, the closing price of a Share on a national securities exchange on the date of measurement or, if Shares were not traded on a national securities exchange on such measurement date, then on the immediately preceding date on which Shares were traded on such national securities exchange, as reported by such source as the Administrator may select. If there is no regular public trading market for Shares, the Fair Market Value of a Share shall be determined by the Administrator in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and 422(c)(1) of the Code.

(y) “GAAP” means U.S. generally accepted accounting principles.

(z)“Incentive Stock Option” means any Option designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(aa) “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates, and, after a Change in Control, a change in control or salary continuation agreement between a Participant and the Company or one of its Subsidiaries or Affiliates. If a Participant is party to both an employment agreement and a change in control or salary continuation agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and, the change in control or salary continuation agreement shall be the relevant “Individual Agreement” after a Change in Control.

(bb) “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7.

(cc) “Other Share-Based Award” means a right or other interest granted pursuant to Section 10 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, including unrestricted Shares, dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under this Plan.

2026 Proxy Statement | 106

BankUnited, Inc.
(dd) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3, to receive grants of Options, Share Appreciation Rights, Restricted Share Units, Restricted Shares, Deferred Shares, Performance Shares, Other Share Based Awards, Cash Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(ee) “Performance Goals” means performance goals determined by the Committee in its sole discretion.

(ff) “Performance Shares” means Shares that are subject to restrictions that lapse upon the attainment of specified performance objectives and that are granted pursuant to Section 9.

(gg) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(hh) “Prior Plans” means the BankUnited, Inc. 2023 Omnibus Equity Incentive Plan, the Amended and Restated BankUnited, Inc. 2014 Omnibus Equity Incentive Plan and the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan.

(ii) “Replaced Award” has the meaning set forth in Section 12(b)(ii).

(jj) “Replacement Award” has the meaning set forth in Section 12(b)(ii).

(kk) “Restricted Period” has the meaning set forth in Section 9(a).

(ll) “Restricted Shares” means Shares granted pursuant to Section 9 subject to certain restrictions that lapse at the end of a specified period or periods.

(mm) “Restricted Share Units” means Awards granted pursuant to Section 9 denominated in Shares that will be settled, subject to the terms and conditions of the applicable Award Agreement, in a specified number of Shares or an amount of cash equal to the Fair Market Value of a specified number of Shares.

(nn) “Retirement” means a termination of a Participant’s employment, other than for Cause, on or after the attainment of age 65.

(oo) “Share” means a share of Common Stock and any successor security (pursuant to a merger, amalgamation, consolidation or other reorganization).

(pp) “Share Appreciation Right” means the right pursuant to an Award granted under Section 8 to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(qq) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of

2026 Proxy Statement | 107

BankUnited, Inc.
the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(rr) “Transfer” has the meaning set forth in Section 14(c).

SECTION 3. ADMINISTRATION.

(a)This Plan shall be administered by the Administrator and shall be administered in accordance with Rule 16b-3 under the Exchange Act to the extent applicable. This Plan is intended to comply with or be exempt from Section 409A of the Code, and shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award, issuance or payment is subject to or exempt from Section 409A of the Code, it shall be awarded or issued or paid in a manner that will comply with Section 409A of the Code or the applicable exemption of Section 409A of the Code, including any applicable regulations or guidance issued by the Secretary of the United States Treasury Department and the Internal Revenue Service with respect thereto.

(b)Pursuant to the terms of this Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation, to:

(i)select those Eligible Recipients who shall be Participants;

(ii)determine whether and to what extent Options, Share Appreciation Rights, Restricted Share Units, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards, Cash Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(iii)determine the number of Shares to be covered by each Award granted hereunder;

(iv)approve the form of any Award Agreement and to determine the terms and conditions, not inconsistent with the terms of this Plan, of each Award granted hereunder (including (A) the restrictions applicable to Restricted Share Units, Restricted Shares or Deferred Shares and the conditions under which restrictions applicable to such Restricted Share Units, Restricted Shares or Deferred Shares shall lapse, (B) the Performance Goals and periods applicable to Awards, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) the number of Shares or amount of cash or other property subject to each Award, and (F) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including extending the exercise period of such Awards and accelerating the vesting schedule of such Awards), and, if the Administrator in its discretion determines to accelerate the vesting of Options or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options or Share Appreciation Rights outstanding immediately before such Change in Control shall expire on the effective date of such Change in Control;

(v)determine the terms and conditions, not inconsistent with the terms of this Plan, which shall govern all written instruments evidencing Options, Share Appreciation Rights, Restricted Share Units, Restricted Shares, Deferred Shares,Performance Shares, Other Share-Based Awards or Cash Awards or any combination of the foregoing granted hereunder;

2026 Proxy Statement | 108

BankUnited, Inc.

(vi)determine the Fair Market Value;

(vii)determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under this Plan;
(viii)adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(ix)establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(x)construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of this Plan and to exercise all powers and authorities either specifically granted under this Plan or necessary and advisable in the administration of this Plan.

(c)All decisions made by the Administrator pursuant to the provisions of this Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants (other than as provided in the “Cause” definition). No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action,omission, determination, or interpretation taken or made in good faith with respect to this Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

SECTION 4. SHARES RESERVED FOR ISSUANCE UNDER THIS PLAN;OTHER LIMITS.

(a)Subject to Section 5, the number of Shares that are reserved and available for issuance pursuant to Awards granted under this Plan, all of which may be granted Incentive Stock Options, shall be equal to 1,500,000 plus (i) any shares remaining under the BankUnited, Inc. 2023 Omnibus Equity Incentive Plan on the Effective Date and (ii)any Shares that are subject to an award granted under the Prior Plans that are forfeited,cancelled, exchanged or surrendered, settled in cash or that otherwise terminates or expires without a distribution of Shares to the Participant. Shares issued under this Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If any Shares subject to an Award under this Plan or an award under the Prior Plans are forfeited, cancelled, exchanged or surrendered, settled in cash or otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award or award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, settlement, termination or expiration, again be available for Awards under this Plan. The reserve of Shares shall not be reduced by any Awards granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or an Affiliate or with which the Company or Affiliate combines. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the Exercise Price of an Award under this Plan or an award under the Prior Plans (including Shares otherwise underlying an Award of a Share Appreciation Right under this Plan or an award of a Share Appreciation Right under the Prior Plans that are retained by the

2026 Proxy Statement | 109

BankUnited, Inc.
Company to account for the grant price of such award) or withholding taxes in respect of an Award under this Plan or an award under the Prior Plans shall no longer be available for grant under this Plan.

(b)On and after the Effective Date, no new awards may be granted under the Prior Plans; provided, however, that dividends and dividend equivalents may continue to be issued under the Prior Plans in respect of awards granted under such plans which are outstanding as of the Effective Date. The awards outstanding under the Prior Plans as of the Effective Date shall remain in full force and effect under such plans according to their respective terms.

(c)No Participant who is a non-employee director of the Company may be paid total compensation for services as non-employee director with an aggregate value in excess of $500,000 during any Board Cycle. For purposes of this limit, a non-employee director’s total compensation includes any Awards granted under this Plan and any other compensation (such as cash retainers or fees) for director services. Any Award granted or compensation made to a participant in lieu of his or her services as an employee or a consultant (other than a non-employee director) will not count for this limitation.

SECTION 5. EQUITABLE ADJUSTMENTS.

(a)In the event of a Change in Capitalization, the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the limits set forth in Section 4(a); (ii) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (iii) the number and kind of Shares or other securities subject to outstanding Awards; (iv) the Performance Goals applicable to outstanding Awards; (v) the number of Shares considered delivered based on the type of Award granted as set forth in Section 4(a); and (vi) the Exercise Price of outstanding Awards. In the event of a Change in Capitalization, such adjustments may include (x) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the event of a Change in Capitalization with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Share Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Change in Capitalization over the Exercise Price of such Option or Share Appreciation Right shall be deemed conclusively valid); (y) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (z) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(b)In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s stockholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the limits set forth in Section 4(a); (ii) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (iii) the number and kind of Shares or other securities subject to outstanding Awards;

2026 Proxy Statement | 110

BankUnited, Inc.
(iv) the Performance Goals applicable to outstanding Awards; (v) the number of Shares considered delivered based on the type of Award granted as set forth in Section 4(a); and (vi) the Exercise Price of outstanding Awards.

(c)Any adjustments made pursuant to this Section 5 to Awards that are considered nonqualified deferred compensation subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 5 to Awards that are not considered nonqualified deferred compensation subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (i) the Awards continue not to be subject to Section 409A of the Code or (ii) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

SECTION 6. ELIGIBILITY.

The Participants under this Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 7. OPTIONS.

(a)General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option, provisions regarding exercisability of the Option and whether such Option is designated as Incentive Stock Option. Notwithstanding the foregoing, except as otherwise determined by the Administrator, the prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under this Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b)Exercise Price; Prohibition on Repricing and Cash Buyouts. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant. In no event may any Option granted under this Plan be amended, other than pursuant to Section 5, to decrease the Exercise Price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option with a lower Exercise Price, or otherwise be subject to any action that would be treated, under the rules of the stock exchange on which the Common Stock is traded or for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the Company’s stockholders. For the avoidance of doubt, in connection with a merger, consolidation or reorganization of the Company or any of its Subsidiaries, the Committee may grant an Option with an Exercise Price per share less than 100% of the Fair Market Value of a Share on the date of grant if such Option is granted in

2026 Proxy Statement | 111

BankUnited, Inc.
exchange for, or upon conversion of, options in respect of capital stock of any other entity which is a party to such merger, consolidation or reorganization, and each such Option so granted does not enlarge the aggregate in-the-money value of the original award at the acquisition date.

(c)Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in this Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d)Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established corporate Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e)Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f)Rights as Stockholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 14(b).

(g)Termination of Employment or Service.

(i)Unless the applicable Award Agreement or Individual Agreement provides otherwise, if the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, then (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(g)(i) shall be extended to one (1) year after the date of such termination in the event of the

2026 Proxy Statement | 112

BankUnited, Inc.
Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(ii)Unless the applicable Award Agreement or Individual Agreement provides otherwise, if the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of the Retirement (other than for purposes of an Incentive Stock Option), Disability, or death of the Participant, then (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(iii)In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(h)Other Change in Employment Status. An Option may be affected, in the sole discretion of the Administrator, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status of a Participant.

(i)Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Option that is intended to qualify as an Incentive Stock Option may be granted to any Eligible Recipient who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Option is granted the Exercise Price is at least 110% of the Fair Market Value of a Share, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time an Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under all of the Incentive Stock Option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent an Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Option in excess of such limit shall not be treated as Incentive Stock Option.

SECTION 8. SHARE APPRECIATION RIGHTS.

(a)General. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Share Appreciation Rights. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under this Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b)Exercise Price; Prohibition on Repricing and Cash Buyouts. The Exercise Price of Shares purchasable under a Share Appreciation Right shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the Exercise Price of a Share Appreciation Right be less than one

2026 Proxy Statement | 113

BankUnited, Inc.
hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant. In no event may any Share Appreciation Right granted under this Plan be amended, other than pursuant to Section 5, to decrease the Exercise Price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Share Appreciation Right with a lower Exercise Price, or otherwise be subject to any action that would be treated, under the rules of the stock exchange on which the Common Stock is traded or for accounting purposes, as a “repricing” of such Share Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s stockholders. For the avoidance of doubt, in connection with a merger, consolidation or reorganization of the Company or any of its Subsidiaries, the Committee may grant a Share Appreciation Right with an Exercise Price per share less than 100% of the Fair Market Value of a Share on the date of grant if such Share Appreciation Right is granted in exchange for, or upon conversion of, stock appreciation right in respect of capital stock of any other entity that is a party to such merger, consolidation or reorganization, and each such Share Appreciation Right so granted does not enlarge the aggregate in-the-money value of the original award at the acquisition date.

(c)Awards; Rights as Stockholder. The prospective recipient of a Share Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Dividends and dividend equivalents may not be paid or accrued on Share Appreciation Rights; provided that Share Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 5. Participants who are granted Share Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(d)Exercisability. Share Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(e)Payment Upon Exercise.

(i)Upon the exercise of a Share Appreciation Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Share Appreciation Right multiplied by the number of Shares in respect of which the Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

(ii)Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

(f)Termination of Employment or Service. In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Share Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(g)(Term. The term of each Share Appreciation Right shall be fixed by the Administrator, but no Share Appreciation Right shall be exercisable more than ten (10) years after the date such right is granted.

2026 Proxy Statement | 114

BankUnited, Inc.
SECTION 9. RESTRICTED SHARE UNITS, RESTRICTED SHARES, DEFERRED SHARES AND PERFORMANCE SHARES.

(a)General. Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares may be issued either alone or in addition to other Awards granted under this Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares; the period of time before which such shares become vested and free of restrictions on Transfer (the “Restricted Period”), if any, applicable to Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares; the performance objectives (if any) applicable to Restricted Share Units, Deferred Shares or Performance Shares; and all other conditions of the Restricted Share Units, Restricted Shares, Deferred Shares and Performance Shares. If the restrictions, performance objectives or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares, in accordance with the terms of the grant. The provisions of the Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares need not be the same with respect to each Participant.

(b)Restrictions and Conditions. The Restricted Share Units, Restricted Shares, Deferred Shares and Performance Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code, thereafter:

(i)The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including the attainment of certain performance related goals, the Participant’s termination of employment or service as a director, independent contractor or consultant to the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 12.

(ii)The Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares or Performance Shares during the Restricted Period; provided, however, that subject to Section 14(f), any dividends provided with respect to Restricted Shares or Performance Shares will be subject to the same terms, conditions and risk of forfeiture as the underlying Awards. The Participant shall generally not have the rights of a stockholder with respect to Shares subject to Restricted Share Units or Deferred Shares during the Restricted Period; provided, however, that, subject to Section 14(f), any dividend equivalents provided with respect to Restricted Share Units or Deferred Shares will be subject to the same terms, conditions and risk of forfeiture as the underlying Awards. Certificates for Shares of unrestricted shares of Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, Deferred Shares or Performance Shares.

(iii)The rights of Participants granted Restricted Share Units, Restricted Shares, Deferred Shares or Performance Shares upon termination of employment or service as for any reason during the Restricted Period shall be set forth in the Award Agreement.

2026 Proxy Statement | 115

BankUnited, Inc.
SECTION 10. OTHER SHARE-BASED AWARDS.

The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards, as deemed by the Administrator to be consistent with the purposes of this Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of this Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Any dividends or dividend equivalents provided with respect to Other Share-Based Awards will be subject to the same terms, conditions and risk of forfeiture as the underlying Awards. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

SECTION 11. CASH AWARDS.

The Committee may grant Awards to Eligible Recipient that are denominated and payable in cash in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine. With respect to a Cash Award subject to Performance Goals, the Performance Goals to be achieved during any performance period and the length of the performance period shall be determined by the Committee upon the grant of such Cash Award.

SECTION 12. CONSEQUENCES OF A CHANGE IN CONTROL.

(a)General. Subject to Section 5 and notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 12 shall apply to Awards (other than Annual Cash Awards), except to the extent the Committee specifically provides otherwise in an Award Agreement. With respect to Annual Cash Awards, the provisions of this Section 12 shall apply only if the Committee specifically provides for their application in this Plan, policy or other arrangement governing such Annual Cash Awards; provided, however, that if the provisions of this Section 12 do not apply to an Annual Cash Award, from and after a Change in Control, the Participant’s opportunity with respect to an Annual Cash Award that is outstanding as of the Change in Control shall continue without adverse amendment.

(b)Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement:

(i)the applicable Performance Goal(s) for any performance-based Award shall be deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement as determined by the Committee, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined, which date shall not be later than the end of the applicable performance period; and

(ii)(after giving effect to Section 12(b)(i), all then-outstanding Options and Share Appreciation Rights shall become fully vested and exercisable, and all other Awards shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 12(c) (any award meeting the requirements of Section 12(c), a “Replacement Award”) is provided to the Participant pursuant to Section 5 to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”).

2026 Proxy Statement | 116

BankUnited, Inc.

(c)Replacement Awards. An Award shall meet the conditions of this Section 12(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 5; (iii) the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains vesting and forfeiture terms (including with respect to vesting schedule and a termination of service) that are not less favorable to the Participant than those of the Replaced Award (taking into account the rights on termination of service set forth in Section 12(d), as applicable); and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination of whether the conditions of this Section 12(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(d)Termination of Service. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a termination of service of a Participant by the Company other than for Cause within twenty-four (24) months following a Change in Control, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full, and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Option (other than Incentive Stock Option) or Share Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding asof the date of such termination of service may thereafter be exercised until the expiration of the stated full term of such Option or Share Appreciation Right.

SECTION 13. EFFECTIVE DATE; TERM; AMENDMENT.

(a)Effective Date. This Plan was adopted by the Board on April 9, 2026, and shall become effective on the date that it is approved by stockholders of the Company(the “Effective Date”). No Awards may be granted under this Plan before the time that the stockholders have approved this Plan. The approval or disapproval of this Plan by the stockholders of the Company shall have no effect on any other equity compensation plan,program or arrangement sponsored by the Company or any of its Affiliates.

(b)Term of Plan. No Award shall be granted pursuant to this Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

(c)Amendment and Termination. The Board may amend, alter or terminate this Plan or an Award, but no amendment, alteration, or termination shall be made that would materially impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, except to the extent necessary to comply with applicable law, including Section 409A of the Code, the rules of the stock exchange on which the Common Stock is traded or accounting rules. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval to satisfy any rules of the stock exchange on which the Common Stock is traded or other applicable law, including repricing of Options or Share Appreciation Rights.

2026 Proxy Statement | 117

BankUnited, Inc.
SECTION 14. MISCELLANEOUS.

(a)Unfunded Status of Plan. This Plan is intended to constitute an“unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(b)Withholding Taxes. Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal or state income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under this Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the maximum federal, state and local taxes required to be withheld and applied to the tax obligations; provided, however, unless otherwise determined by the Administrator, with respect to a Participant subject to Section 16 of the Exchange Act, the withholding of Shares from those otherwise deliverable upon settlement of an Award by the Company or any of its Affiliates to satisfy tax, Exercise Price or other withholding obligations in respect of such Award shall be mandatory. Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

(c)Transfer of Awards. Until such time as the Awards are fully vested or exercisable in accordance with this Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of this Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of this Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of this Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or a Share Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

2026 Proxy Statement | 118

BankUnited, Inc.
(d)Continued Employment. The adoption of this Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

(e)(Clawback Policy. Awards are subject to the Company’s policies on, or any provisions in an Award Agreement or Individual Agreement with a Participant providing for, recoupment of gains realized from any Awards as may be in effect from time to time. All Awards granted under this Plan will be subject to recoupment in accordance with applicable law or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

(f)Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Share Units or Deferred Shares, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Shares, shall only be permissible if sufficient Shares are available under Section 4(a) for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Share Units equal in number to the Shares that would have been obtained by such reinvestment or payment, the terms of which Restricted Share Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Share Units on the terms contemplated by this Section 14(f). Any dividends or dividend equivalents credited with respect to any Award shall be subject to the same time and/or performance-based vesting conditions applicable to such Award and shall, if vested, be delivered or paid at the same time as such Award.

(g)Holding Period. With respect to Options and Share Appreciation Rights held by the CEO, until the first anniversary of the exercise of an Option or Share Appreciation Right, the Shares underlying such Award shall remain subject to restriction on sale and transfer; provided, that such restriction period shall lapse in the event of the CEO’s termination of employment or service other than for Cause. The foregoing restrictions shall not apply to any Shares withheld by the Company or surrendered by the CEO in payment of applicable income tax withholdings or to pay the exercise price of an Option or Share Appreciation Right. Further, such restriction on transfer shall not preclude the transfer of such Shares to family members, trusts for the benefit of the CEO or his or her family members or other transfers for estate planning purposes; provided, that such one-year restriction on sale shall remain applicable to such transferred Shares.

(h)Section 409A of the Code. The intent of the parties is that payments and benefits under this Plan comply with Section 409A of the Code to the extent subject thereto or an exemption therefrom, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in this Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as nonqualified deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in this Plan, no payment or distribution under this Plan that constitutes an item of nonqualified deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant until such Participant’s termination of employment or service constitutes a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary in this Plan, to the

2026 Proxy Statement | 119

BankUnited, Inc.
extent required to avoid accelerated taxation or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided during the six (6)-month period immediately following the Participant’s termination of employment shall instead be paid on the first (1st) business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, each amount to be paid or benefit to be provided to the Participant, which constitutes nonqualified deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

(i)Governing Law; Interpretation. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state. The captions of this Plan are not part of the provisions hereof and shall have no force or effect. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or.”

2026 Proxy Statement | 120

BankUnited, Inc.

SCAN TO
VIEW MATERIALS & VOTE

BANKUNITED, INC.
ATTN: JACQUELINE BRAVO
14817 OAK LANE
MIAMI LAKES, FL 33016

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BKU2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94874-P49469

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BANKUNITED, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Rajinder P. Singh
02) Tere Blanca
03) John N. DiGiacomo
04) Michael J. Dowling
05) Douglas J. Pauls
06) William S. Rubenstein
07) Germaine Smith Baugh, Ed.D.
08) Sanjiv Sobti, Ph.D.
09) Lynne Wines

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

	For	Against	Abstain
2. To ratify the Audit Committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2026;	☐	☐	☐
3. Advisory vote to approve the compensation of the Company's named executive officers; and	☐	☐	☐
4. To approve the BankUnited, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan.	☐	☐	☐

NOTE: To consider such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

BankUnited, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report on Form 10-K and Notice & Proxy Statement are available at www.proxyvote.com.

V94875-P49469

BANKUNITED, INC.
Annual Meeting of Shareholders
May 21, 2026 9:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Rajinder P. Singh as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BankUnited, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/BKU2026 at 9:00 A.M. Eastern Time on May 21, 2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side